Exhibit 4.2

$25,000,000 SENIOR SECURED 3-YEAR REVOLVING CREDIT FACILITY

$140,000,000 SENIOR SECURED 5-YEAR TERM B FACILITY

CREDIT AGREEMENT

DATED AS OF

JUNE 29, 2005

AMONG

HERCULES OFFSHORE, LLC,

AS BORROWER,

COMERICA BANK,

AS ADMINISTRATIVE AGENT,

CITICORP NORTH AMERICA, INC.,

AS SYNDICATION AGENT,

CREDIT SUISSE, CAYMAN ISLANDS BRANCH,

AS DOCUMENTATION AGENT,

AND

THE LENDERS PARTY HERETO

JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS

CITIGROUP GLOBAL MARKETS INC. AND CREDIT SUISSE, CAYMAN ISLANDS BRANCH

i

ANNEXES, EXHIBITS AND SCHEDULES

Annex I	Revolving Commitments
Annex II	Term Commitments and Term Loan Percentage

Exhibit A-1	Form of Note (Revolving Loans)
Exhibit A-2	Form of Note (Term Loans)
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Interest Election Request
Exhibit D	Form of Compliance Certificate
Exhibit E-1	Form of Legal Opinion of Baker Botts L.L.P., special counsel to the Borrower
Exhibit E-2	Form of Legal Opinion of Local Counsel
Exhibit E-3	Form of First Preferred Ship Mortgage
Exhibit E-5	Form of First Naval Ship Mortgage
Exhibit E-6	Form of First Preferred Fleet Mortgage
Exhibit F-1	Form of Guaranty and Pledge Agreement
Exhibit F-2	Form of Security Agreement
Exhibit G	Form of Assignment and Assumption
Exhibit H	Form of Notice of Commitment Increase
Exhibit I	Form of Joinder Agreement
Exhibit J	Form of Notice of Term Loan Increase

Schedule 1.02	Approved Counterparties
Schedule 7.05	Litigation
Schedule 7.15	Subsidiaries and Partnerships
Schedule 7.17	Properties; Titles, Etc.
Schedule 7.18	Maintenance of Properties
Schedule 7.19	Swap Agreements
Schedule 7.22	Charters and Contracts
Schedule 9.02	Debt, Liens, and Applicable Property
Schedule 9.05	Investments

v

THIS CREDIT AGREEMENT dated as of June 29, 2005, is among: Hercules Offshore, LLC, a limited liability company duly formed and existing under the laws of the State of Delaware (the “Borrower”); each of the Lenders from time to time party hereto; Comerica Bank (in its individual capacity, “Comerica”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”); Citicorp North America, Inc. (in its individual capacity, “Citicorp”), as syndication agent for the Lenders (in such capacity, together with its successors in such capacity, the “Syndication Agent”); and Credit Suisse, Cayman Islands Branch, as documentation agent for the Lenders (in such capacity, together with its successors in such capacity, the “Documentation Agent”).

R E C I T A L S

A. The Borrower has requested that the Lenders provide certain loans to and extensions of credit on behalf of the Borrower.

B. The Lenders have agreed to make such loans and extensions of credit subject to the terms and conditions of this Agreement.

C. In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:

ARTICLE I

Definitions and Accounting Matters

Section 1.01 Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.

Section 1.02 Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Loans” has the meaning assigned such term in Section 5.05.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means, collectively, the Administrative Agent, the Syndication Agent and the Documentation Agent; and “Agent” shall mean either the Administrative Agent, the Syndication Agent or the Documentation Agent, as the context requires.

“Agreement” means this Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Base Rate in effect on such day, (b) the Base CD Rate in effect on such day plus ½ of 1% and (c) the Federal Funds Effective Rate in effect on such day plus ½ of 1%. Any change in the Alternate Base Rate due to a change in the Base Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Base Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

“Applicable Margin” means, for any day, 2.25% per annum with respect to any ABR Loan or 3.25% per annum with respect to any Eurodollar Loan.

“Applicable Percentage” means, with respect to (i) any Revolving Lender, the percentage of the total Revolving Commitments represented by such Revolving Lender’s Revolving Commitment as such percentage is set forth on Annex I as such Annex I is amended by the Administrative Agent from time to time to reflect Assignments, (ii) any Term Loan Lender, its Term Loan Percentage and (iii) any Lender, the percentage of the total outstanding Loans and LC Exposure of all Lenders to the outstanding Loans and LC Exposure of such Lender.

“Approved Counterparty” means (a) any Agent or Lender or any Affiliate of an Agent or Lender and (b) any other Person whose long term senior unsecured debt rating is A-/A3 by S&P or Moody’s (or their equivalent) or higher.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assessment Rate” means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as “well-capitalized” and within supervisory subgroup “B” (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be reasonably determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

“Assignment” has the meaning assigned such term in Section 12.03(b)(i).

“Availability Period” means the period from and including the Effective Date to but excluding the Revolving Credit Maturity Date.

“Base CD Rate” means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

“Base Rate” means the rate of interest per annum publicly announced from time to time by Comerica Bank as its base rate in effect at its principal office in Detroit, Michigan; each change in the Base Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate; it being understood that many of the Administrative Agent’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Detroit, Michigan or Houston, Texas are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in dollar deposits are carried out in the London interbank market.

“Capital Expenditures” means, in respect of any Person, for any period, the aggregate (determined without duplication) of all expenditures and costs that are capital in nature and any other expenditures that are capitalized on the balance sheet of such Person in accordance with GAAP including refurbishment of the Jupiter and dry docking costs and expenses, other than (i) repairs or replacements made with the proceeds of any Casualty Event, and (ii) Capital Expenditures made within nine (9) months of the acquisition of any Property to the extent such expenditure is included in and permitted by Section 9.05(i).

“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Borrower or any of its Subsidiaries.

“Change of Control” means (a) (i) before the IPO, the failure of the Existing Owners to own, directly or indirectly, beneficially or of record, Equity Interests representing more than 50%

of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower, or (ii) after the IPO, (A) the failure of the Existing Owners to own, directly or indirectly, beneficially or of record, Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower, or (B) any “person” or “group” (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than the Existing Owners, shall become, or obtain rights (whether by means of warrants, options, or otherwise) to become a “beneficial owner” as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act, directly or indirectly, of more than the percentage of the outstanding Equity Interests of the Borrower then owned by the Existing Owners, (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated, or (c) the failure of the Borrower to own all of the issued and outstanding Equity Interests in the Guarantors, except as otherwise permitted by this Agreement.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 5.01(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

“Commitment” means with respect to a Term Loan Lender its Term Commitment and respect to a Revolving Lender its Revolving Commitment.

“Commitment Fee Rate” means 0.50% per annum.

“Commitment Increase Effective Date” has the meaning assigned such term in Section 2.10(b)(i).

“Consolidated Current Assets” means, with respect to any Person as at any date of determination, the total assets of such Person and its consolidated Subsidiaries which should properly be classified as current assets on a consolidated balance sheet of such Person and its consolidated Subsidiaries in accordance with GAAP.

“Consolidated Current Liabilities” means, with respect to any Person as at any date of determination, the total liabilities of such Person and its consolidated Subsidiaries which should properly be classified as current liabilities (other than the current portion of any Loans) on a consolidated balance sheet of such Person and its consolidated Subsidiaries in accordance with GAAP.

“Consolidated Net Income” means with respect to the Borrower and the Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and the Consolidated Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which the Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and the Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (d) any extraordinary gains or losses during such period and (e) any gains or losses attributable to writeups or writedowns of assets; and provided further that if the Borrower or any Consolidated Subsidiary shall acquire, dispose or discontinue use of any Property during such period, then Consolidated Net Income shall be calculated after giving pro forma effect to such acquisition, disposition or discontinuance, as if such acquisition, disposition or discontinuance had occurred on the first day of such period. With respect to any pro forma adjustment made pursuant to this definition, such adjustments shall be made in good faith by the Borrower based on reasonable assumptions which determination, in each case shall be subject to revision by the Administrative Agent on any reasonable basis. No pro forma adjustment shall be made for the Superior Acquisition except as provided for in the definition of EBITDA.

“Consolidated Subsidiaries” means each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Borrower in accordance with GAAP.

“Consolidated Working Capital” means, at any time, the excess of Consolidated Current Assets on such date in excess of Consolidated Current Liabilities on such date.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 20% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto.

“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person, provided that the amount of Debt shall be deemed to be limited to the greater of (i) the amount of such Debt assumed and (ii) the fair market value of such Property; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others, provided that the amount of any such obligation or undertaking shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such obligation or undertaking is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith; (i) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; and (j) Disqualified Capital Stock. The term “Debt” as used in this Agreement includes any obligation of a Person that would be considered indebtedness for tax purposes but is not set forth on the balance sheet of such Person, including, but not limited to, (A) any tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person, and (B) the aggregate amount of uncollected accounts receivables of such Person subject at such time to a sale of receivables (or similar transaction).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Disposition” or “Dispose” means the sale, transfer, license, lease, assignment, conveyance or other transfer or disposition (including any sale and leaseback transaction) of any Property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding any such transfer or other disposition of cash or cash equivalents.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is six months after the earlier of (a) the Term Loan Maturity Date and (b) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Commitments are terminated.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“Drilling Rigs” means the jackup and platform drilling rigs of the Borrower and its Subsidiaries, together with the related equipment and spare parts.

“EBITDA” means, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, income taxes, depreciation, amortization, and other similar noncash charges, minus all noncash income added to Consolidated Net Income; provided that EBITDA for the four quarters ending September 30, 2005 shall equal EBITDA for the nine-month period ending September 30, 2005 times 4/3 plus $3,000,000; EBITDA for the four quarters ending December 31, 2005 shall equal EBITDA for such four quarters plus $2,000,000; EBITDA for the four quarters ending March 31, 2006 shall equal EBITDA for such four quarters plus $1,000,000.

“Effective Date” means the date on which the initial funding of the Loans takes place under Section 6.01.

“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health, safety, the environment or the preservation or reclamation of natural resources, in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements. The term “oil” shall have the meaning specified in OPA, the terms “hazardous substance” and “release” (or “threatened release”) have the meanings specified in CERCLA, the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA and the term “oil and gas waste” shall have the meaning specified in Section 91.1011 of the Texas Natural Resources Code (“Section 91.1011”); provided, however, that (a) in the event either OPA, CERCLA, RCRA or Section 91.1011 is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state or other jurisdiction in which any Property of the Borrower or any Subsidiary is located establish a meaning for “oil,” “hazardous substance,” “release,” “solid waste,” “disposal” or “oil and gas waste” which is broader than that specified in either OPA, CERCLA, RCRA or Section 91.1011, such broader meaning shall apply.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower or a Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

“ERISA Event” means (a) a “Reportable Event” described in section 4043 of ERISA and the regulations issued thereunder, (b) the withdrawal of the Borrower, a Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) receipt of a notice of withdrawal liability pursuant to section 4202 of ERISA or (f) any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned such term in Section 10.01.

“Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent; (c) landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law or in the ordinary course of business, each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) banker’s liens, rights of set-off or similar rights and remedies, provided that no deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by Borrower or any of its Subsidiaries to provide collateral to the depository institution; (e) maritime liens for crew wages or for salvage and general average, each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any real Property of the Borrower or any Subsidiary, which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Borrower or any Subsidiary or materially impair the value of such Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business and (h) judgment and attachment Liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such Lien has been commenced; provided, further that Liens described in clauses (a) through (e) shall remain “Excepted Liens” only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.

“Excess Cash Flow” means, without duplication, for any Person for any period for which such amount is being determined:

(a) Consolidated Net Income (without giving effect to pro forma adjustment with respect to any cash net after-tax income from discontinued operations or after-tax gain on disposal of discontinued operations) adjusted to exclude any amount of extraordinary gain included in Consolidated Net Income and actually applied pursuant to Section 3.04(c)(iii) or (iv), plus

(b) the amount of depreciation, amortization, deferred taxes and other non-cash expenses which, pursuant to GAAP, were deducted in determining such Consolidated Net Income of such Person, plus

(c) decreases in Consolidated Working Capital, minus

(d) increases in Consolidated Working Capital, minus

(e) the amount of Capital Expenditures and purchases of intangibles in such period to the extent funded with Internally Generated Funds, minus

(f) payments of principal under the Term Loans pursuant to Section 3.01(b) or any payments or repayments of any other Indebtedness (in the case of any revolving credit, only to the extent accompanied by a permanent reduction in commitments thereunder), in each case made during such period to the extent funded with Internally Generated Funds, minus

(g) optional prepayments of principal under the Term Loans and the Revolving Loans to the extent accompanied by a permanent reduction of commitments thereunder made during such period to the extent funded with Internally Generated Funds, minus

(h) Investments made during such period to the extent funded with Internally Generated Funds.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower or any Guarantor is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 5.03(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 5.03(a) or Section 5.03(c).

“Existing Credit Agreements” means (i) the Credit Agreement dated October 1, 2004, by and between Hercules Liftboat Company, LLC, as borrower, Comerica, as agent, and the banks party thereto, as amended; and (ii) the Credit Agreement dated as of July 30, 2004, among Hercules Holdings LLC, as borrower, Lehman Commercial Paper Inc., as administrative agent and syndication agent, as amended.

“Existing Owners” means Lime Rock Partners LLC, Greenhill Capital Partners, L.P. and their respective Affiliates.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Institution” means any bank, savings and loan, credit union or other Person that takes deposits, any insurance company, broker/dealer, credit, or other similar institution, any private investment fund, hedge fund or other Person regularly in the business of making or participating in loans (or the purchase, sale, holding or managing of equity or financial assets or portfolios) or an Affiliate of any of the foregoing.

“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Borrower.

“Financial Statements” means the financial statement or statements of the Borrower and its Consolidated Subsidiaries referred to in Section 7.04(c).

“First Naval Ship Mortgage” means a mortgage in substantially the form of Exhibit E-5, as the same may be amended, modified or supplemented from time to time.

“Fleet Mortgages” means together (x) a mortgage by Hercules Liftboat Company, LLC and (y) a mortgage by Hercules Drilling Company, LLC, each substantially in the form of Exhibit E-6, as the same may be amended, modified or supplemented from time to time.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over the Borrower, any Subsidiary, any of their Properties, any Agent, the Issuing Bank or any Lender.

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

“Guarantors” means, collectively, each Subsidiary that is required to guarantee the Indebtedness pursuant to Section 8.12(a).

“Guaranty Agreement” means an agreement executed by the Guarantors in substantially the form of Exhibit F-1 unconditionally guarantying on a joint and several basis, payment of the Indebtedness, as the same may be amended, modified or supplemented from time to time.

“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Indebtedness” means any and all amounts owing or to be owing by the Borrower, any of its Subsidiaries or any Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising): (a) to the Administrative Agent, the Issuing Bank or any Lender under any Loan Document; (b) to any Lender or Agent or any Affiliate of a Lender or Agent under any Swap Agreement between the Borrower or any Subsidiary and such Lender or Agent or any such Affiliate of a Lender or Agent permitted by the terms of this Agreement while such Person (or in the case of its Affiliate, the Person affiliated therewith) is a Lender or an Agent hereunder and (c) all renewals, extensions and/or rearrangements of any of the above.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Information Memorandum” means the Confidential Information Memorandum dated June 2005 relating to the Borrower and the Transactions.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.

“Interest Expense” means, for any period, the sum (determined without duplication) of the aggregate gross cash interest expense of the Borrower and the Consolidated Subsidiaries for such period; provided that Interest Expense for the four quarters ending September 30, 2005 shall equal Interest Expense for the three-month period ending September 30, 2005 times 4; Interest Expense for the four quarters ending December 31, 2005 shall equal Interest Expense for the six-month period ending December 31,2005 times 2; and Interest Expense for the four quarters ending March 31, 2006 shall equal Interest Expense for the nine-month period ending March 31, 2006 time 4/3.

“Interest Payment Date” means (a) with respect to any ABR Loan, the first day of each January, April, July and October and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each applicable Lender that is holding Indebtedness related to such Eurodollar Borrowing, nine or twelve months) thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period; (c) no Interest Period for a Revolving Borrowing may end after the Revolving Credit Maturity Date; (d) no Interest Period for a Term Loan Borrowing may end after the Term Loan Maturity Date; (e) no Interest Period for a Term Loan Borrowing shall be selected which extends beyond any date upon which an installment of the Term Loan will be due if such Term Loan Borrowing must be repaid in connection with such installment; (f) the last Interest Period may be such shorter period as to end on the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable; and (g) notwithstanding any of the foregoing language, the first two Eurodollar Borrowings under the Term Loan will each have an Interest Period of one week. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Internally Generated Funds” means funds not constituting the proceeds of any Debt, issuance of Equity Interests or Dispositions of Property (except proceeds from Dispositions of Property permitted under Section 9.12).

“Investment” means, for any Person: (a) the acquisition (whether for Property, services or otherwise) of Equity Interests of any other Person; (b) the making of any deposit with, or advance, loan or capital contribution to, purchase or other acquisition of any Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the purchase or acquisition (in one or a series of transactions) of Property of another Person that constitutes a business unit or (d) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

“IPO” means the initial public offering of the Borrower’s stock.

“Issuing Bank” means Comerica, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.08(i).

“Joinder” means a Joinder Agreement executed by any Lender substantially in the form of Exhibit I, as the same may be amended, modified or supplemented from time to time.

“Joint Lead Arrangers” means with respect to the Term Tranche, Citigroup Global Markets Inc. and Credit Suisse, Cayman Islands Branch, in their capacities as the joint lead arrangers and joint bookrunners hereunder.

“Jupiter” means the jackup drilling rig named Transocean Jupiter at the time of acquisition thereof by Hercules Drilling Company, LLC.

“LC Commitment” at any time means five million dollars ($5,000,000).

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lenders” means, collectively, the Revolving Lenders and the Term Loan Lenders.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with the Issuing Bank relating to any Letter of Credit.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent for the related Eurodollar Borrowing from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations relating to real Property. For the purposes of this Agreement, the Borrower and its Subsidiaries shall be deemed to be the owner of any Property which they have acquired or hold subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Lift Boat” means the self-propelled, self-elevating vessels of the Borrower and its Subsidiaries, together with the related equipment and spare parts.

“Loan Documents” means this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit and the Security Instruments.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Majority Lenders” means Majority Revolving Lenders and Majority Term Loan Lenders.

“Majority Revolving Lenders” means, at any time while no Loans or LC Exposure is outstanding, Revolving Lenders having more than fifty percent (50%) of the total Revolving Commitments; and at any time while any Loans or LC Exposure is outstanding, Revolving Lenders holding more than fifty percent (50%) of the outstanding aggregate principal amount of the Revolving Loans and LC Exposure (without regard to any sale by a Lender of a participation in any Revolving Loan under Section 12.04(b)(ii)).

“Majority Term Loan Lenders” means, at any time while no Loans or LC Exposure is outstanding, Term Loan Lenders having more than fifty percent (50%) of the total Term Commitments; and at any time while any Loans or LC Exposure is outstanding, Term Loan Lenders holding more than fifty percent (50%) of the outstanding aggregate principal amount of the Term Loans (without regard to any sale of a participation in any Term Loan under Section 12.04(b)).

“Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, Property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower and its Subsidiaries, taken as a whole, to perform any of their payment or other material obligations under the Loan Documents, (c) the validity or enforceability of any Loan Document or (d) the ability of the Administrative Agent, any other Agent, the Issuing Bank or any Lender to enforce any of their respective material rights under the Loan Documents.

“Material Indebtedness” means Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any of its Subsidiaries in respect of any Swap Agreement at any time shall be the Swap Termination Value.

“Material Subsidiary” means a Subsidiary of Borrower having: (a) assets of $2,000,000 or more or (b) EBITDA (calculated on a separate basis) of $500,000 or more. If (i) the asset value of the Subsidiaries that are not Guarantors exceeds $5,000,000 in the aggregate, or (ii) the value of EBITDA (calculated on a separate basis) of such Subsidiaries that are not Guarantors exceeds $3,000,000 in the aggregate, then those Subsidiaries holding a majority of those assets or representing a majority of such EBITDA shall each be a Material Subsidiary.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

“Multiemployer Plan” means a Plan which is a multiemployer plan as defined in section 3(37) or 4001 (a)(3) of ERISA.

“New Funds Amount” has the meaning assigned such term in Section 2.10(b)(iii).

“Notes” means the promissory notes of the Borrower described in Section 2.02(e) and being substantially in the form of Exhibit A-1 or Exhibit A-2, as applicable, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“Notice of Commitment Increase” has the meaning assigned such term in Section 2.10(b)(i).

“Notice of Term Loan Increase” has the meaning assigned such term in Section 2.10(c)(i).

“Organization Documents” shall mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and any other Loan Document.

“Participant” has the meaning set forth in Section 12.04(c)(i).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Refinancing Debt” means Debt (for purposes of this definition, “new Debt”) incurred in exchange for, or proceeds of which are used to refinance, all of any other Debt (the “Refinanced Debt”); provided that (a) such new Debt is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Debt (or, if the Refinanced Debt is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such exchange or refinancing; (b) such new Debt has a stated maturity no earlier than the stated maturity of the Refinanced Debt and an average life no shorter than the average life of the Refinanced Debt; (c) such new Debt does not contain any covenants which are more onerous in any material respect to the Borrower and its Subsidiaries than those imposed by the Refinanced Debt and (d) if such Refinanced Debt is subordinated in right of payment to the Indebtedness, such new Debt (and any guarantees thereof) is subordinated in right of payment to the Indebtedness (or, if applicable, the Guaranty Agreement) to at least the same extent as the Refinanced Debt.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, which (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, a Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower or a Subsidiary or an ERISA Affiliate.

“Preferred Ship Mortgage” means that certain First Preferred Ship Mortgage in substantially the form of Exhibit E-3 as the same may be amended, modified or supplemented from time to time.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Capital Stock.

“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, or defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.

“Reducing Percentage Lender” has the meaning assigned such term in Section 2.10(b)(iii).

“Reduction Amount” has the meaning assigned such term in Section 2.10(b)(iii).

“Refinanced Debt” has the meaning assigned such term in the definition of “Permitted Refinancing Debt”.

“Register” has the meaning assigned such term in Section 12.04(b).

“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

“Related Fund” shall mean, with respect to any Term Loan Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Term Loan Lender or by an Affiliate of such investment advisor.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.

“Remedial Work” has the meaning assigned such term in Section 8.10(a).

“Request for Advance” has the meaning assigned such term in Section 2.09(c)(i)

“Required Hedge” means the Swap Agreements required to be entered into pursuant to Section 8.15.

“Responsible Officer” means, as to any Person, the Chief Executive Officer, the President or any Financial Officer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.

“Restricted Payment” means (a) any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary, but excluding any dividend or distribution paid in the Borrower’s Qualified Equity Interests, or (b) any payment made by the Borrower or any of its Subsidiaries to Redeem (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or scheduled mandatory redemption, any Debt (other than Indebtedness).

“Revolving Borrowing” shall mean a Borrowing comprised of Revolving Loans.

“Revolving CI Lender” has the meaning assigned such term in Section 2.10(a).

“Revolving Commitment” shall mean with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans pursuant to Section 2.01(a) and to acquire participations in Letters of Credit pursuant to Section 2.01(b), as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.06, (b) terminated pursuant to ARTICLE X, or (c) modified from time to time to reflect any assignments permitted by Section 12.04. The initial amount of each Revolving Lender’s Revolving Commitment shall be the amount set forth on Annex I attached hereto.

“Revolving Credit Exposure” means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Revolving Lender’s Revolving Loans, risk participations in Swing Line Loans and its LC Exposure at such time.

“Revolving Commitment Increase” has the meaning assigned such term in Section 2.10(a).

“Revolving Credit Maturity Date” shall mean the earlier to occur of (a) June 29, 2008 or (b) the date that the Aggregate Revolving Commitments are sooner terminated pursuant to Section 2.03(b) or Section 10.02.

“Revolving Lender” means a Lender with an outstanding Revolving Loan, and those Persons listed on Annex I and any other Person that shall have become a party hereto as a Revolving Lender pursuant to an Assignment from a Revolving Lender, other than any such Person that ceases to be a party hereto pursuant to an Assignment.

“Revolving Loans” shall mean Loans made under the Revolving Commitments.

“Revolving Notes” shall mean Notes issued pursuant to Section 2.06 evidencing Loans under the Revolving Tranche.

“Revolving Tranche” shall mean the Revolving Commitments, the Revolving Loans including the Swing Line Loans and the LC Exposure.

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Security Agreement” means an agreement substantially in the form of Exhibit F-2, as the same may be amended, modified or supplemented from time to time.

“Security Instruments” means the Guaranty Agreement, the Security Agreement, each Fleet Mortgage, each First Naval Mortgage, the Preferred Ship Mortgage and any and all other agreements now or hereafter executed and delivered by the Borrower or any other Person as security for the payment or performance of the Indebtedness, as such agreements securing the Indebtedness may be amended, modified, supplemented or restated from time to time.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of its Subsidiaries or by the Borrower and one or more of its Subsidiaries. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Borrower.

“Superior Acquisition” means the acquisition of certain Lift Boats by the Borrower and its Subsidiaries pursuant to the Vessel Purchase Agreement dated as of May 19, 2005 between the Borrower and Superior Energy Services, L.L.C.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.

“Swing Line” means the Revolving Tranche made available by Swing Line Bank pursuant to Section 2.09.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.09.

“Swing Line Bank” means Comerica in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.09(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.09(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $2,500,000 and (b) the aggregate of the Revolving Commitments of all Revolving Lenders. The Swing Line Sublimit is part of, and not in addition to, the Revolving Commitments.

“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term CI Lender” has the meaning assigned such term in Section 2.10(a).

“Term Commitments” shall mean with respect to each Term Loan Lender, the commitment of such Term Loan Lender to make Term Loans, expressed as an amount representing the maximum aggregate amount of such Term Loan Lender’s Term Credit Exposure hereunder. The amount of each Term Loan Lender’s Term Commitment is set forth on Annex II attached hereto. Each Term Loan Lender’s Term Commitment shall terminate immediately after the Term Loan Funding Date. The aggregate amount of the Term Loan Lenders’ Term Commitments is $140,000,000.

“Term Credit Exposure” shall mean with respect to any Term Loan Lender at any time, the outstanding principal amount of such Term Loan Lender’s Term Loans.

“Term Loan” shall have the meaning assigned such term in Section 2.01(b).

“Term Loan Borrowing” shall mean a Borrowing comprised of Term Loans.

“Term Loan Increase” has the meaning assigned such term in Section 2.10(a).

“Term Loan Increase Effective Date” has the meaning assigned such term in Section 2.10(c)(i)

“Term Loan Lender” shall mean a Lender with an outstanding Term Loan, and those Persons listed on Annex II and any other Person that shall have become a party hereto as a Term Loan Lender pursuant to an Assignment from a Term Loan Lender, other than any such Person that ceases to be a party hereto pursuant to an Assignment.

“Term Loan Maturity Date” shall mean the earlier to occur of (a) June 29, 2010 or (b) the date the Term Loans are accelerated pursuant to Section 11.02.

“Term Loan Percentages” shall mean with respect to any Term Loan Lender, the percentage set forth in the column titled “Term Loan Percentage” on Annex II for such Term Loan Lender or in the Assignment pursuant to which such Term Loan Lender becomes a party hereto, as applicable.

“Term Notes” shall mean Notes issued pursuant to Section 2.02(e) evidencing Loans under the Term Loan B Facility.

“Term Tranche” shall mean the Term Commitments and the Term Loans.

“Three-Month Secondary CD Rate” means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

“Total Debt” means, at any date, all Debt of the Borrower and the Consolidated Subsidiaries on a consolidated basis, excluding (i) non-cash obligations under FAS 133, (ii) accounts payable and other accrued liabilities (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which are not greater than ninety (90) days past the date of invoice or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, (iii) Debt between or among the Borrower and its Subsidiaries permitted by Section 9.02, and (iv) Debt permitted under Section 9.02(c).

“Tranche” means the Revolving Tranche or the Term Tranche as the context may require.

“Transactions” means, with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of this Agreement, and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and the grant of Liens by the Borrower on Properties pursuant to the Security Instruments and (b) each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Indebtedness and the other obligations under the Guaranty Agreement by such Guarantor and such Guarantor’s grant of the security interests and provision of collateral under the Security Instruments, and the grant of Liens by such Guarantor on Properties pursuant to the Security Instruments.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the Loan or Borrowing is under the Revolving Tranche or the Term Tranche and whether the rate of interest on such Loan, or on the Loans comprising such Borrowing under the Revolving Tranche or the Term Tranche, is determined by reference to the Alternate Base Rate or the Adjusted LIBO Rate.

“USA Patriot Act” shall have the meaning assigned such in Section 12.18.

“Wholly-Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly-Owned Subsidiaries of the Borrower or are owned by the Borrower and one or more of the Wholly-Owned Subsidiaries of the Borrower.

Section 1.03 Types of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).

Section 1.04 Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

Section 1.05 Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II

The Credits

Section 2.01 Commitments.

(a) Revolving Commitments. Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make Revolving Loans to the Borrower during the Availability Period in an aggregate principal amount that will not result in (i) such Revolving Lender’s Revolving Credit Exposure exceeding such Revolving Lender’s Revolving Commitment or (ii) the total Revolving Credit Exposures exceeding the total Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Revolving Loans.

(b) Term Commitments. Each Term Loan Lender severally agrees, subject to the terms and conditions set forth herein, to make an amortizing term loan (collectively, the “Term Loans”) to the Borrower on the Effective Date in the principal amount of such Term Loan Lender’s Term Commitment. Once repaid or prepaid, Term Loans may not be reborrowed.

Section 2.02 Loans and Borrowings.

(a) Borrowings; Several Obligations. Each Loan made under the Revolving Tranche shall be made as part of a Revolving Borrowing consisting of Revolving Loans made by the

Revolving Lenders ratably in accordance with their respective Revolving Commitments. Each Loan made under the Term Tranche shall be made as part of a Term Loan Borrowing consisting of Term Loans made by the Term Loan Lenders ratably in accordance with their respective Term Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Types of Loans. Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) Minimum Amounts; Limitation on Number of Revolving Borrowings. At the commencement of each Interest Period for any Eurodollar Borrowing that is a Revolving Borrowing, such Revolving Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. At the time that each ABR Borrowing that is a Revolving Borrowing is made, such Revolving Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that an ABR Borrowing that is a Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(e). Revolving Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of 5 Eurodollar Revolving Borrowings outstanding.

(d) Minimum Amounts; Limitation on Number of Term Loan Borrowings. At the commencement of each Interest Period for any Eurodollar Borrowing that is a Term Loan Borrowing, such Term Loan Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing that is a Term Loan Borrowing is made, such Term Loan Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $3,000,000. Term Loan Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of 5 Eurodollar Term Loan Borrowings outstanding.

(e) Notes. Any Lender may request that the Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender, substantially in the form of Exhibit A-1, with respect to Revolving Loans and Exhibit A-2 with respect to Term Loans, as applicable, dated (i) the Effective Date or (ii) the effective date of an Assignment pursuant to Section 12.04(b), in a principal amount equal to its Revolving Commitment or Term Commitment as the case may be, as originally in effect and otherwise duly completed and such substitute Notes as required by Section 12.04(b); provided that promissory notes requested in amounts less than $1,000,000 shall require the consent of the Borrower, such consent not to be unreasonably withheld or delayed. The date, amount, Type, interest rate and Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books and maintained in accordance with its usual practice.

Failure to make such recordation shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans.

Section 2.03 Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing; provided that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in substantially the form of Exhibit B and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v) the location and number of the Borrower’s account to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each Borrowing Request for Revolving Loans shall constitute a representation to the Administrative Agent of the Revolving Loans that the amount of the requested Borrowing shall not cause the total Revolving Credit Exposures to exceed the total Revolving Commitments.

Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Term Loan Lender or Revolving Lender, as the case may be, of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04 Interest Elections.

(a) Conversion and Continuance. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in substantially the form of Exhibit C and signed by the Borrower.

(c) Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

(d) If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(e) Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Term Loan Lender or Revolving Lender, as the case may be, of the details thereof and of such Lender’s portion of each resulting Borrowing.

(f) Effect of Failure to Deliver Timely Interest Election Request and Events of Default. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing: (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective) and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.05 Funding of Borrowings.

(a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Dallas, Texas for Revolving Loans and in Dallas, Texas for Term Loans and designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e) shall be remitted by the Administrative Agent to the Issuing Bank. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.

(b) Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender under its Tranche prior to the proposed date of any Borrowing under such Tranche that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if such Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, at a rate per annum equal to the Federal Funds Effective Rate for the first three (3) Business Days after the date such payment is required, and thereafter at the rate then applicable to Borrower or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.06 Termination and Reduction of Revolving Commitments.

(a) Scheduled Termination of Revolving Commitments. Unless previously terminated, the Revolving Commitments shall terminate on the Revolving Credit Maturity Date.

(b) Optional Termination and Reduction of Revolving Commitments.

(i) The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (A) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000 and (B) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(c), the total Revolving Credit Exposures would exceed the total Revolving Commitments.

(ii) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under Section 2.06(b)(i) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Revolving Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(b)(ii) shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent and may not be reinstated. Each reduction of the Revolving Commitments shall be made ratably among the Revolving Lenders in accordance with each Revolving Lender’s Applicable Percentage.

Section 2.07 Reserved.

Section 2.08 Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein, the Borrower may request, and the Issuing Bank shall cause, the issuance of dollar denominated Letters of Credit for the Borrower’s own account or for the account of any of its Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (not less than five (5) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice:

(i) requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended;

(ii) specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);

(iii) specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.08(c));

(iv) specifying the amount of such Letter of Credit; and

(v) specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.

Each notice shall constitute a representation that after giving effect to the requested issuance, amendment, renewal or extension, as applicable, (A) the LC Exposure shall not exceed the LC Commitment and (B) the total Revolving Credit Exposures shall not exceed the total Revolving Commitments.

If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension).

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.08(e), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.08(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that if such LC Disbursement is not less than $500,000, the Borrower shall, subject to the conditions to Borrowing set forth herein, be deemed to have requested, and the Borrower does hereby request under such circumstances, that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.04(a) with respect to Revolving Loans made by such Revolving Lender (and Section 2.04(a) shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.08(e), the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this Section 2.08(e) to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this Section 2.08(e) to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Revolving Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.08(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.08(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised all requisite care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

(h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, until the Borrower shall have reimbursed the Issuing Bank for such LC Disbursement (either with its own funds or a Borrowing under Section 2.08(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans. Interest accrued pursuant to this Section 2.08(h) shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.08(e) to reimburse the Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.05(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If (i) any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Majority Revolving

Lenders demanding the deposit of cash collateral pursuant to this Section 2.08(j), or (ii) the Borrower is required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then the Borrower shall deposit, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to, in the case of an Event of Default, the LC Exposure, and in the case of a payment required by Section 3.04(c), the amount of such excess as provided in Section 3.04(c), as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower or any Subsidiary described in Section 10.01(h) or Section 10.01(i). The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the Lenders, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor. The Borrower’s obligation to deposit amounts pursuant to this Section 2.08(j) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower or any of its Subsidiaries may now or hereafter have against any such beneficiary, the Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such deposit shall be held as collateral securing the payment and performance of the Borrower’s and the Guarantor’s obligations under this Agreement and the other Loan Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent, subject to Section 10.02(c), to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower and the Guarantors under this Agreement or the other Loan Documents. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, and the Borrower is not otherwise required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

Section 2.09 Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Bank agrees to make loans (each such loan, a “Swing Line Loan”) to Borrower from time to time on any Business Day in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided, however, that after giving effect to any Swing Line Loan, the sum of (i) the outstanding principal balance of all Revolving Loans plus (ii) the LC Exposure plus (iii) the outstanding principal balance of all Swing Line Loans shall not exceed the Revolving Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.09, prepay under Section 3.04, and reborrow under this Section 2.09. Immediately upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Bank a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Loan shall be made upon Borrower’s irrevocable notice to the Swing Line Bank and Administrative Agent (a “Swing Line Loan Notice”), which may be given by telephone. Each such notice must be received by Swing Line Bank and Administrative Agent not later than 12:00 p.m. New York City time on the requested borrowing date, and shall specify (i) the amount to be borrowed and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Bank and Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer. Promptly after receipt by Swing Line Bank of any telephonic Swing Line Loan Notice, Swing Line Bank will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has also received such Swing Line Loan Notice and, if not, Swing Line Bank will notify Administrative Agent (by telephone or in writing) of the contents thereof. Unless Swing Line Bank has received notice (by telephone or in writing) from Administrative Agent (including at the request of any Revolving Lender) prior to 12:00 p.m. New York City time on the date of the proposed Swing Line Loan (A) directing Swing Line Bank not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.09(a), or (B) that one or more of the applicable conditions specified in Section 6.01 hereof is not then satisfied, then, subject to the terms and conditions hereof, Swing Line Bank will, not later than 1:00 p.m. New York City time on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to Borrower.

(c) Refinancing of Swing Line Loans.

(i) Swing Line Bank at any time in its sole and absolute discretion may request, on behalf of Borrower (which hereby irrevocably authorizes Swing Line Bank to so request on its behalf), that each Revolving Lender make a Revolving Loan in an amount equal to such Revolving Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a “Request for Advance” for purposes hereof) and in accordance with the requirements of Section 2.03, without regard to the minimum and multiples specified therein for the principal amount of Revolving Loans, but subject to the unutilized portion of the Revolving Commitment and the conditions set forth in Section 6.01. Swing Line Bank shall furnish Borrower with a copy of the applicable Request for Advance promptly after delivering such notice to Administrative Agent. Each Revolving Lender shall make an amount equal to such Revolving Lender’s Applicable Percentage of the amount specified in such Request for Advance available to Administrative Agent in immediately available funds for the account of Swing Line Bank at Administrative Agent’s office not later than 12:00 p.m. New York City time on the day specified in such Request for Advance, whereupon subject to Section 2.09(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Revolving Loan to Borrower in such amount. Administrative Agent shall remit the funds so received to Swing Line Bank.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Loan in accordance with Section 2.09(c)(i), the request for Revolving Loans submitted by Swing Line Bank as set forth herein shall be deemed to be a request by Swing Line Bank that each Revolving Lender fund its risk participation in the relevant Swing Line Loan and each Revolving Lender’s payment to Administrative Agent for the account of Swing Line Bank pursuant to Section 2.09(c)(i), shall be deemed payment in respect of such participation.

(iii) If any Revolving Lender fails to make available to Administrative Agent for the account of Swing Line Bank any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.09(c) by the time specified in Section 2.09(c)(i), Swing Line Bank shall be entitled to recover from such Revolving Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to Swing Line Bank at a rate per annum equal to the Federal Funds Effective Rate for the first three (3) Business Days after the date such payment is required, and thereafter at the rate then applicable to Borrower. A certificate of Swing Line Bank submitted to any Revolving Lender (through Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.09(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against Swing Line Bank, Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of an Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing.

(d) Repayment of Participations.

(i) At any time after any Revolving Lender has purchased and funded a risk participation in a Swing Line Loan, if Swing Line Bank receives any payment on account of such Swing Line Loan, Swing Line Bank will distribute to such Revolving Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s risk participation was funded) in the same funds as those received by Swing Line Bank.

(ii) If any payment received by Swing Line Bank in respect of principal or interest on any Swing Line Loan is required to be returned by Swing Line Bank under any circumstance (including pursuant to any settlement entered into by Swing Line Bank in its discretion), each Revolving Lender shall pay to Swing Line Bank its Applicable Percentage thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Effective Rate. Administrative Agent will make such demand upon the request of Swing Line Bank. The obligations of Revolving Lenders under this clause shall survive the payment in full of the Indebtedness and the termination of this Agreement.

(e) Interest for Account of Swing Line Bank. Swing Line Bank shall be responsible for invoicing Borrower for interest on the Swing Line Loans. Until each Revolving Lender funds its Revolving Loan or risk participation pursuant to Section 2.09 to refinance such Revolving Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of Swing Line Bank.

(f) Payments Directly to Swing Line Bank. Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to Swing Line Bank.

Section 2.10 Revolving Commitment Increase; Term Loan Increase.

(a) Subject to the terms and conditions set forth herein, the Borrower shall have the right, without the consent of the Lenders, to cause either a one-time increase in the Revolving Commitments of the Revolving Lenders (a “Revolving Commitment Increase”) or to borrow additional Term Loans (a “Term Loan Increase”) by adding to this Agreement one or more additional financial institutions that (A) in the case of a Revolving Commitment Increase, are not already Revolving Lenders hereunder and that are reasonably satisfactory to the Administrative Agent (each a “Revolving CI Lender”) or by allowing one or more existing Revolving Lenders to increase their respective Revolving Commitments, or (B) in the case of a Term Loan Increase, are not already Term Loan Lenders hereunder and that are reasonably satisfactory to the Administrative Agent (each a “Term CI Lender”) or by allowing one or more existing Term Loan Lenders to increase their respective Term Credit Exposure; provided, however that (i) no Event of Default shall have occurred which is continuing, (ii) the Term Credit Exposure of all Term Lenders shall be no greater than $105,000,000, (iii) the ratio of Total Debt immediately after such Revolving Commitment Increase or Term Loan Increase (assuming for the purpose of such calculation, in the case of a Revolving Commitment Increase, that such Revolving Commitment Increase is fully utilized) to EBITDA for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding the date of determination is not greater than 2.5 to 1.0, (iv) no such Revolving Commitment Increase or Term Loan Increase shall exceed $25,000,000, (v) no Revolving Lender’s Revolving Commitment shall be increased without such Revolving Lender’s prior written consent and (vi) if, on the effective date of such Revolving Commitment Increase, any Revolving Loans have been funded, then the Borrower shall be obligated to pay any breakage fees or costs in connection with the reallocation of such outstanding Revolving Loans.

(b) Revolving Commitment Increase.

(i) The Revolving Commitment Increase shall be requested by written notice from the Borrower to the Administrative Agent (a “Notice of Commitment Increase”) in the form of Exhibit H attached hereto and shall be approved by the Administrative Agent, such consent to not be unreasonably withheld. Such Notice of Commitment Increase shall specify (A) the proposed effective date of such Revolving Commitment Increase, which date shall be no earlier than five (5) Business Days after receipt by the Administrative Agent of such Notice of Commitment Increase, (B) the amount of the requested Revolving Commitment Increase, (C) the identity of each Revolving CI Lender or Revolving Lender that has agreed in writing to increase its Revolving Commitment hereunder, and (D) the amount of the respective Revolving Commitments of the then existing Revolving Lenders and the Revolving CI Lenders from and after the Commitment Increase Effective Date (as defined below). The Administrative Agent shall execute a counterpart of the Notice of Commitment Increase, the Revolving CI Lenders shall execute a Joinder and such Revolving Commitment Increase shall be effective on the proposed effective date set forth in the Notice of Commitment Increase or on another date agreed to by the Administrative Agent and the Borrower (such date referred to as the “Commitment Increase Effective Date”).

(ii) On the Commitment Increase Effective Date, to the extent that there are Revolving Loans outstanding as of such date, (A) each Revolving CI Lender shall, by wire transfer of immediately available funds, deliver to the Administrative Agent such Revolving CI Lender’s New Funds Amount, which amount, for each such Revolving CI Lender, shall constitute Revolving Loans made by such Revolving CI Lender to the Borrower pursuant to this Agreement on such Commitment Increase Effective Date, (B) the Administrative Agent shall, by wire transfer of immediately available funds, pay to each then Reducing Percentage Lender its Reduction Amount, which amount, for each such Reducing Percentage Lender, shall constitute a prepayment by the Borrower pursuant to Section 3.04, ratably in accordance with the respective principal amounts thereof, of the principal amounts of all then outstanding Revolving Loans of such Reducing Percentage Lender, and (C) the Borrower shall be responsible to pay to each Revolving Lender any breakage fees or costs in connection with the reallocation of any outstanding Revolving Loans.

(iii) For purposes of this Section 2.10 and Exhibit H, the following defined terms shall have the following meanings: (A) “New Funds Amount” means the amount equal to the product of a Revolving Lender’s increased Revolving Commitment or a Revolving CI Lender’s Revolving Commitment (as applicable) represented as a percentage of the aggregate Revolving Commitments after giving effect to the Revolving Commitment Increase, times the aggregate principal amount of the outstanding Revolving Loans immediately prior to giving effect to the Revolving Commitment Increase, if any, as of a Commitment Increase Effective Date (without regard to any increase in the aggregate principal amount of Revolving Loans as a result of borrowings made after giving effect to the Revolving Commitment Increase on such Commitment Increase Effective Date); (B) “Reducing Percentage Lender” means each then existing Revolving Lender immediately prior to giving effect to the Revolving Commitment Increase that does not increase its respective Revolving Commitment as a result of the Revolving Commitment Increase and whose relative percentage of the Revolving Commitments shall be reduced after giving effect to such Revolving Commitment Increase; and (C) “Reduction Amount” means the amount by which a Reducing Percentage Lender’s outstanding Revolving Loans decrease as of the Commitment Increase Effective Date (without regard to the effect of any borrowings made on such Commitment Increase Effective Date after giving effect to the Revolving Commitment Increase).

(iv) The Revolving Commitment Increase shall become effective on the Commitment Increase Effective Date and upon such effectiveness (A) the Administrative Agent shall record in the register each then Revolving CI Lender’s information as provided in the Notice of Commitment Increase and pursuant to an Administrative Questionnaire satisfactory to the Administrative Agent that shall be executed and delivered by each Revolving CI Lender to the Administrative Agent on or before the Commitment Increase Effective Date, (B) Annex I hereof shall be amended and restated to set forth all Revolving Lenders (including any Revolving CI Lenders) that will be Revolving Lenders hereunder after giving effect to such Revolving Commitment Increase (which shall be set forth in Annex I to the applicable Notice of Commitment Increase) and the Administrative Agent shall distribute to each Revolving Lender (including each Revolving CI Lender) a copy of such amended and restated Annex I, and (C) each Revolving CI Lender identified on the Notice of Commitment Increase for such Revolving Commitment Increase shall be a “Revolving Lender” for all purposes under this Agreement.

(c) Term Loan Increase.

(i) The Term Loan Increase shall be requested by written notice from the Borrower to the Administrative Agent (a “Notice of Term Loan Increase”) in the form of Exhibit J attached hereto and shall be approved by the Administrative Agent, such consent to not be unreasonably withheld. Such Notice of Term Loan Increase shall specify (A) the proposed effective date of such Term Loan Increase, which date shall be no earlier than five (5) Business Days after receipt by the Administrative Agent of such Notice of Term Loan Increase, (B) the amount of the requested Term Loan Increase, (C) the identity of each Term CI Lender or Term Loan Lender that has agreed in writing to increase its Term Credit Exposure hereunder, and (D) the amount of the respective Term Credit Exposure of the then existing Term Loan Lenders and the Term CI Lenders from and after the Term Loan Increase Effective Date (as defined below). The Administrative Agent shall execute a counterpart of the Notice of Term Loan Increase, the Term CI Lenders shall execute a Joinder and such Term Loan Increase shall be effective on the date that the Term CI Lender or Term Loan Lender, as applicable, makes such additional Term Loan to the Borrower or on another date agreed to by the Administrative Agent and the Borrower (such date referred to as the “Term Loan Increase Effective Date”).

(ii) The Term Loan Increase shall become effective on the Term Loan Increase Effective Date and upon such effectiveness (A) the Administrative Agent shall record in the register each then Term CI Lender’s information as provided in the Notice of Term Loan Increase and pursuant to an Administrative Questionnaire satisfactory to the Administrative Agent that shall be executed and delivered by each Term CI Lender to the Administrative Agent on or before the Term Loan Increase Effective Date, (B) Annex II hereof shall be amended and restated to set forth all Term Loan Lenders (including any Term CI Lenders) that will be Term Loan Lenders hereunder after giving effect to such Term Loan Increase (which shall be set forth in Annex II to the applicable Notice of Term Loan Increase) and the Administrative Agent shall distribute to each Term Loan Lender (including each Term CI Lender) a copy of such amended and restated Annex II, and (C) each Term CI Lender identified on the Notice of Term Loan Increase for such Term Loan Increase shall be a “Term Loan Lender” for all purposes under this Agreement.

ARTICLE III

Payments of Principal and Interest; Prepayments; Fees

Section 3.01 Repayment of Loans.

(a) Revolving Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent, for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan on the Revolving Credit Maturity Date.

(b) Term Loans. The Borrower shall pay to the Administrative Agent, for the account of each Term Loan Lender, the Term Loans in an initial installment on or before October 1, 2005 and thereafter in consecutive quarterly installments on or before each Quarterly Date, as set forth below:

Payment Date	Principal Installment
October 1, 2005	$350,000.00
January 1, 2006	$350,000.00
April 1, 2006	$350,000.00
July 1, 2006	$350,000.00
October 1, 2006	$350,000.00
January 1, 2007	$350,000.00
April 1, 2007	$350,000.00
July 1, 2007	$350,000.00
October 1, 2007	$350,000.00
January 1, 2008	$350,000.00
April 1, 2008	$350,000.00
July 1, 2008	$350,000.00
October 1, 2008	$350,000.00
January 1, 2009	$350,000.00
April 1, 2009	$350,000.00
July 1, 2009	$350,000.00
October 1, 2009	$350,000.00
January 1, 2010	$350,000.00
April 1, 2010	$350,000.00
Term Loan Maturity Date	$133,350,000.00
Total	$140,000,000.00

; provided that upon any partial prepayment pursuant to Section 3.04, such prepayment shall be applied pro rata to the remaining installments including the final payment on the Term Loan Maturity Date in accordance with Section 3.04.

If not sooner paid, the Borrower promises to repay in full the Term Loans on the Term Loan Maturity Date.

(c) The Borrower shall repay each Swing Line Loan as provided in Section 2.09.

Section 3.02 Interest.

(a) ABR Loans. The Loans, including all Swing Line Loans, comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(b) Eurodollar Loans. The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

(c) Post-Default. Notwithstanding the foregoing, if an Event of Default under Sections 10.01(a) or (b) has occurred and is continuing, then all Loans outstanding shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the then applicable rate of interest accruing on the Loans, but in no event to exceed the Highest Lawful Rate.

(d) Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Revolving Credit Maturity Date for Revolving Loans and on the Term Loan Maturity Date for Term Loans; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate,

Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

Section 3.03 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Majority Revolving Lenders or the Majority Term Lenders, as the case may be, that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Revolving Lenders or the Term Loan Lenders, as the case may be, by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the relevant Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 3.04 Prepayments.

(a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b).

(b) Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and whether the prepayment is to be applied to Revolving Loans, Term Loans or Swing Line Loans; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.06(b), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06(b), but the Borrower shall be responsible for any break funding payments pursuant to Section 5.02. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02. Prepayments of the

Term Loan shall be applied pro rata to the remaining installments of principal including the payment due on the Term Loan Maturity Date.

(c) Mandatory Prepayments.

(i) After giving effect to any termination or reduction of the Revolving Commitments pursuant to Section 2.06(b), the Borrower shall (A) prepay the Revolving Borrowings on the date of such termination or reduction in an aggregate principal amount equal to the difference between the new Revolving Commitments and the Revolving Credit Exposure, and (B) if any excess remains after prepaying all of the Revolving Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Revolving Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j).

(ii) Within five (5) Business Days of the delivery of the financial statements required by Section 8.01(a), the Borrower shall prepay the Term Loans during any period of time when the aggregate Term Loans outstanding exceeds $110,000,000 and thereafter when the leverage ratio referenced in Section 9.01(b) is greater than or equal to 3.0 to 1.0, in an amount equal to 50% of the Excess Cash Flow for the four quarters ending on the preceding December 31, commencing December 31, 2005.

(iii) The Borrower shall prepay the Term Loans to the extent required by Section 9.02(f), Section 9.04(b) and Section 9.12(e) on the date fixed for prepayment as set forth therein, in an amount equal to 100% of the principal amount due, plus, accrued and unpaid interest on the principal amount prepaid to the date of prepayment and any payments required by Section 5.02; provided that for any mandatory prepayment under Section 9.04(b), the Borrower shall provide the Term Loan Lenders with written notice of the amount of such prepayment, and each Term Loan Lender shall have ten (10) Business Days from receipt of such notice to notify the Borrower in writing that it will accept or reject such mandatory prepayment.

(iv) No later than thirty (30) days following the date of receipt by the Borrower or any of its Subsidiaries of net cash proceeds in excess of $1,000,000 from any Casualty Event, the Borrower shall prepay the Term Loans in an amount equal to 100% of the net cash proceeds from such Casualty Event, plus accrued and unpaid interest on the principal amount prepaid to the date of prepayment and any payments required by Section 5.02; provided, however, that no such prepayment shall be required if, within thirty (30) days following the date of receipt of such proceeds, the Borrower provides written notice to the Administrative Agent of the Borrower’s intent to reinvest the proceeds of such Casualty Event, in which case the Borrower shall, directly or through one or more of its Subsidiaries, invest such net cash proceeds within three hundred sixty-five (365) days of receipt thereof in long term productive assets of the general type used in the business of the Borrower and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets the subject of such Casualty Event.

(v) Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing in order of priority beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto.

(vi) Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02. Prepayments of the Term Loan shall be applied pro rata to the remaining installments of principal including the payment due on the Term Loan Maturity Date.

(vii) Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be accompanied by a written statement from a Responsible Officer of the Borrower detailing the reason for such prepayment as reasonably requested by the Administrative Agent.

(d) No Premium or Penalty. Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 5.02. Any mandatory prepayment of the Term Loans pursuant to Section 9.02(f) or any repricing prior to the first anniversary of the Effective Date shall be in the amount of 101% of the principal being repaid.

Section 3.05 Fees.

(a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the applicable Commitment Fee Rate on the average daily amount of the unused amount of the Revolving Commitment of such Revolving Lender (after deducting all outstanding Revolving Loans, Swing Line Loans and LC Exposure) during the period from and including the Effective Date to but excluding the Revolving Credit Maturity Date. Accrued commitment fees shall be payable in arrears on the first day of January, April, July and October of each year and on the Revolving Credit Maturity Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, provided that in no event shall such fee be less than $250 during any quarter, and (iii) to the Issuing Bank, for its own account, its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be payable on the Revolving Credit Maturity Date and any such fees accruing after the Revolving Credit Maturity Date shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this Section 3.05(b) shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

ARTICLE IV

Payments; Pro Rata Treatment; Sharing of Set-offs.

Section 4.01 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

Section 4.02 Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

Section 4.03 Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(b), Section 2.08(d), Section 2.08(e) or Section 4.02 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

ARTICLE V

Increased Costs; Break Funding Payments; Taxes; Illegality

Section 5.01 Increased Costs.

(a) Eurodollar Changes in Law. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c) Certificates. A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than 365 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 365-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 5.02 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate each Lender requesting a reimbursement for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.

A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 5.03 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower or any Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.03(a)), the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Guarantor shall make such deductions and (iii) the Borrower or such Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Borrower. The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of the Administrative Agent, a Lender or the Issuing Bank as to the amount of such payment or liability under this Section 5.03 shall be delivered to the Borrower and shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or a Guarantor to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

Section 5.04 Mitigation Obligations. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 5.05 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Eurodollar Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Eurodollar Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.

ARTICLE VI

Conditions Precedent

Section 6.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 or the last paragraph of this Section 6.01):

(a) The Administrative Agent, the Joint Lead Arrangers and the Lenders shall have received all commitment, facility and agency fees and all other fees and amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(b) The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor setting forth (i) resolutions of its board of directors or members with respect to the authorization of the Borrower or such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower or such Guarantor (y) who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the Organizational Documents of the Borrower and such Guarantor, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

(c) The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of the Borrower and each Guarantor.

(d) The Administrative Agent shall have received a compliance certificate which shall be substantially in the form of Exhibit D, duly and properly executed by a Responsible Officer and dated as of the Effective Date.

(e) The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.

(f) The Administrative Agent shall have received duly executed Notes payable to the order of each Lender that has requested a Note in a principal amount equal to its respective Commitment dated as of the date hereof.

(g) The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments, including the Guaranty Agreement. In connection with the execution and delivery of the Security Instruments, the Syndication Agent shall:

(i) be reasonably satisfied that the Security Instruments create first priority, perfected Liens (subject only to Excepted Liens identified in clauses (a) to (c) and (e) and (f) of the definition thereof but subject to the provisos at the end of such definition) on (A) the Equity Interests of the Subsidiaries of the Borrower, (B) the Drilling Rigs and Lift Boats, and (C) all other personal Property of the Borrower and the Subsidiaries for which a security interest can be perfected under the Uniform Commercial Code by the filing of a financing statement; and

(ii) have received certificates, if any, together with undated, blank stock or membership interest powers for each such certificate, representing all of the issued and outstanding Equity Interests of the Subsidiaries of the Borrower (which certificates shall promptly be delivered to the Administrative Agent by Syndication Agent).

(h) The Administrative Agent shall have received an opinion of (i) Baker Botts L.L.P., special counsel to the Borrower, substantially in the form of Exhibit E-1 hereto, and (ii) local counsel in each of the following jurisdictions: Panama and any other jurisdictions reasonably requested by the Syndication Agent, substantially in the form of Exhibit E-2.

(i) The Syndication Agent shall have received a certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 7.13.

(j) The Administrative Agent shall have received appropriate UCC or other relevant search certificates reflecting no prior Liens encumbering the Properties of the Borrower and the Subsidiaries for each of the following jurisdictions: Delaware, Panama and any other jurisdiction requested by the Syndication Agent; other than those being assigned or released on or prior to the Effective Date or Liens permitted by Section 9.03 (which search certificates shall be promptly delivered to Administrative Agent by Syndication Agent).

(k) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the Borrower has received all consents and approvals required by Section 7.03.

(l) The Administrative Agent shall have received the projections referred to in Section 7.04(a), together with a certificate of a Responsible Officer of the Borrower to the effect that such projections were prepared in good faith based upon assumptions believed to be reasonable at the time, and the Administrative Agent shall be satisfied that such projections are not materially inconsistent with the forecasts previously provided to the Joint Lead Arrangers.

(m) The Administration Agents shall have received reasonably satisfactory evidence (including an officer’s certificate accompanied by satisfactory supporting schedules and other data) that (x) the ratio of Total Debt of the Borrower as of the Effective Date to EBITDA of the Borrower for the twelve months ended on May 31, 2005, in each case calculated on a pro forma basis reasonably acceptable to the Joint Lead Arrangers, inclusive of the Jupiter acquisition, is not greater than 2.0 to 1.0. The Administrative Agent shall have received a solvency certificate from a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, confirming the solvency of the Borrower and the Guarantors, taken as a whole, after giving effect to the Transactions.

(n) The Syndication Agent shall have received, reviewed and been satisfied with, the following:

(i) title information as the Syndication Agent may reasonably require satisfactory to the Syndication Agent setting forth the status of title to the Borrower’s and its Subsidiaries’ personal Properties; and

(ii) information as the Syndication Agent may reasonably require regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), leases, material contracts, debt agreements, corporate organization, legal structure, contingent liabilities and management of the Borrower and its Subsidiaries.

(o) The Administrative Agent shall have received a letter from CT Corporation System evidencing the appointment of CT Corporation System as authorized agent for service of process on each of the Borrower and each Guarantor under each Loan Document to which it is a party.

(p) Concurrently with the initial funding of the Revolving Loans, the Borrower and the Guarantors shall have repaid the Existing Credit Agreements and all of the agreements evidencing and securing such Debt shall have been terminated and the related financing statements released, amended or assigned as required by the Administrative Agent.

(q) The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02 or deemed waived pursuant to the following provisions) at or prior to 2:00 p.m., New York City time, on July 6, 2005 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time); provided that upon the funding of the Term Loans and the initial Revolving Loans hereunder, the foregoing conditions in this Section 6.01 shall be deemed satisfied unless otherwise specified in writing by the Administrative Agent.

Section 6.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the initial funding), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no event, development or circumstance has occurred or shall then exist that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

(c) The representations and warranties of the Borrower and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date.

(d) The making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, would not cause any Lender or the Issuing Bank to violate or exceed any applicable Governmental Requirement, and no Change in Law shall have occurred, and no litigation shall be pending or threatened, which does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain, the making or repayment of any Loan, the issuance, amendment, renewal, extension or repayment of any Letter of Credit or any participations therein or the consummation of the transactions contemplated by this Agreement or any other Loan Document.

(e) The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit in accordance with Section 2.08(b), as applicable.

Each request for a Borrowing and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 6.02(a) through (e).

ARTICLE VII

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

Section 7.01 Organization; Powers. Each of the Borrower and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.

Section 7.02 Authority; Enforceability. The Transactions are within the Borrower’s and each Guarantor’s limited liability company, corporate or partnership powers and have been duly authorized by all necessary limited liability company, corporate or partnership and, if required, member, shareholder or partner action (including, without limitation, any action required to be taken by any class of directors of the Borrower or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Loan Document to which the Borrower and each Guarantor is a party has been duly executed and delivered by the Borrower and such Guarantor and constitutes a legal, valid and binding obligation of the Borrower and such Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 7.03 Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including members, partners, shareholders or any class of directors, whether interested or disinterested, of the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than the recording and filing of the Security Instruments as required thereby or by this Agreement, (b) will not violate any applicable law or regulation or the organizational or governing documents of the Borrower or any Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Borrower or any Subsidiary or its Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or such Subsidiary and (d) will not result in the creation or imposition of any Lien on any Property of the Borrower or any Subsidiary (other than the Liens created by the Loan Documents).

Section 7.04 Financial Projections; No Material Adverse Change.

(a) The Borrower has heretofore furnished to the Lenders the Borrower’s consolidated projections for the period beginning the Effective Date and ending December 31, 2009. The Borrower’s consolidated projections were prepared in good faith based upon assumptions believed to be reasonable at the time. Such projections are not materially inconsistent with the projections previously provided to the Joint Lead Arrangers.

(b) The Administrative Agent shall have received a pro forma consolidated balance sheet of the Borrower as of the Effective Date, after giving effect to the Transactions, together with a certificate of a Responsible Officer of the Borrower to the effect that such statements present fairly, in all material respects, the pro forma financial position of the Borrower and its

Subsidiaries in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes.

(c) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2004, reported on by Grant Thornton LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2005, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the unaudited quarterly financial statements.

(d) Since December 31, 2004 there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

(e) Neither the Borrower nor any Subsidiary has any material Debt (including Disqualified Capital Stock) or any contingent liabilities, off-balance sheet liabilities or partnerships, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except for those arising with respect to the Transactions and those disclosed in the financial statements or other written materials delivered to the Administrative Agent and/or the Joint Lead Arrangers.

Section 7.05 Litigation.

(a) Except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any of their Properties (i) as to which there is a reasonable possibility of an adverse determination that would reasonable be expected to have a Material Adverse Effect, or (ii) that involve any Loan Document or the Transactions.

(b) Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that has resulted in, or would reasonably be expected to have, Material Adverse Effect.

Section 7.06 Environmental Matters. Except as could not be reasonably expected to have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions could not be reasonably expected to have a Material Adverse Effect):

(a) neither any Property of the Borrower or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws.

(b) no Property of the Borrower or any Subsidiary nor the operations currently conducted thereon or, to the knowledge of the Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws, other than the asbestos remediation to be undertaken on the following vessels: Snapper, Pike, and Lorina.

(c) all notices, permits, licenses, exemptions, approvals or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower and each Subsidiary, including, without limitation, past or present treatment, storage, disposal or release of a hazardous substance, oil and gas waste or solid waste into the environment, have been duly obtained or filed, and the Borrower and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations.

(d) all hazardous substances, solid waste and oil and gas waste, if any, generated at any and all Property of the Borrower or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the knowledge of the Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws.

(e) the Borrower has taken all steps reasonably necessary to determine and has determined that no oil, hazardous substances, solid waste or oil and gas waste, have been disposed of or otherwise released and there has been no threatened release of any oil, hazardous substances, solid waste or oil and gas waste on or to any Property of the Borrower or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment.

(f) to the extent applicable, all Property of the Borrower and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA, and the Borrower does not have any reason to believe that such Property, to the extent subject to the OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement.

(g) neither the Borrower nor any Subsidiary has any known contingent liability or Remedial Work in connection with any release or threatened release of any oil, hazardous substance, solid waste or oil and gas waste into the environment.

Section 7.07 Compliance with the Laws and Agreements; No Defaults.

(a) Each of the Borrower and each Subsidiary is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Borrower nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require the Borrower or a Subsidiary to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which the Borrower or any Subsidiary or any of their Properties is bound.

(c) No Default has occurred and is continuing.

Section 7.08 Investment Company Act. Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 7.09 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” or a “public utility” within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

Section 7.10 Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of the Borrower, adequate.

Section 7.11 ERISA.

(a) The Borrower, the Subsidiaries and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

(b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

(c) No act, omission or transaction has occurred which could result in imposition on the Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a material civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) material breach of fiduciary duty liability damages under section 409 of ERISA.

(d) No Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated since September 2, 1974. No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrower, any Subsidiary or any ERISA Affiliate has been or is expected by the Borrower, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

(e) Full payment when due has been made of all material amounts which the Borrower, the Subsidiaries or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan as of the date hereof, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

(f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of the Borrower’s most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA.

(g) Neither the Borrower, the Subsidiaries nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

(h) Neither the Borrower, the Subsidiaries nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any Multiemployer Plan.

(i) Neither the Borrower, the Subsidiaries nor any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

Section 7.12 Disclosure; No Material Misstatements. The Borrower has disclosed to the Agents all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other oral or written information furnished by the Borrower or any Subsidiary to the Agents or any of their Affiliates in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Effective Date, to the knowledge of the Borrower, there is no fact peculiar to the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the Loan Documents or the other documents, certificates and statements furnished to the Agents by or on behalf of the Borrower or any Subsidiary prior to, or on, the date hereof in connection with the transactions contemplated hereby.

Section 7.13 Insurance. The Borrower has, and has caused all of its Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements, all material agreements and all other Loan Documents and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Borrower and its Subsidiaries. The Administrative Agent and the Lenders have been named in a manner such that they are afforded the stature of additional insureds in respect of such liability insurance policies and the Administrative Agent has been named as loss payee with respect to Property loss insurance.

Section 7.14 Restriction on Liens. Except as permitted by Section 9.16, neither the Borrower nor any of the Subsidiaries is a party to any material agreement or arrangement, or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent for the benefit of the Lenders on or in respect of their Properties to secure the Indebtedness and the Loan Documents.

Section 7.15 Subsidiaries. Except as set forth on Schedule 7.15 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 7.15, the Borrower has no Subsidiaries and each Subsidiary on such schedule is a Wholly-Owned Subsidiary. As of the Effective Date, the Borrower has no Foreign Subsidiaries.

Section 7.16 Location of Business and Offices. The Borrower’s jurisdiction of organization is Delaware; the name of the Borrower as listed in the public records of its jurisdiction of organization is Hercules Offshore, LLC; and the organizational identification number of the Borrower in its jurisdiction of organization is 3834166 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(l) in accordance with Section 12.01). The Borrower’s principal place of business and chief executive offices are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(l) and Section 12.01(c)). Each Subsidiary’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.15 (or as set forth in a notice delivered pursuant to Section 8.01(l)).

Section 7.17 Properties; Titles, Etc.

(a) Each of the Borrower and the Subsidiaries has good and defensible title to all of its material real Properties and good title to all of its material personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 9.03.

(b) All material leases and agreements necessary for the conduct of the business of the Borrower and the Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases that could reasonably be expected to have a Material Adverse Effect.

(c) The rights and Properties presently owned, leased or licensed by the Borrower and the Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Borrower and the Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof.

(d) Except as set forth in Schedule 7.17, all of the material Properties of the Borrower and the Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

(e) The Borrower and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Borrower and such Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower and its Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in its line of business, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

Section 7.18 Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, and other than with respect to the Properties described on Schedule 7.18, the Properties of the Borrower and its Subsidiaries have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Government Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of their Properties and other contracts and agreements related thereto. Other than the Properties described on Schedule 7.18, all plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Borrower or any of its Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Borrower or any of its Subsidiaries, in a manner consistent with practices of the industry and in compliance in all material respects with all applicable contracts, agreements and all Governmental Requirements.

Section 7.19 Swap Agreements. As of the Effective Date, Schedule 7.19 sets forth a true and complete list of all Swap Agreements of the Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

Section 7.20 Use of Proceeds. The proceeds of the Revolving Loans and the Letters of Credit shall be used for working capital and general corporate purposes of the Borrower and its

Subsidiaries. The proceeds of the Term Loan shall be used to provide funding in connection with the acquisition of the Jupiter and its refurbishment, to refinance the Debt under the Existing Credit Agreements and to pay fees and expenses related to the foregoing. The Borrower and its Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of the Term Loan will be used for any purpose which violates the provisions of Regulations T, U or X of the Board.

Section 7.21 Solvency. After giving effect to the transactions contemplated hereby, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Borrower and the Guarantors, taken as a whole, will exceed the aggregate Debt of the Borrower and the Guarantors on a consolidated basis, as the Debt becomes absolute and matures, (b) each of the Borrower and the Guarantors will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by each of the Borrower and the Guarantors and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) each of the Borrower and the Guarantors will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

Section 7.22 Charters and Contracts. Schedule 7.22, as of the date hereof, and after the date hereof, each report required to be delivered by the Borrower pursuant to Section 8.01(i), sets forth, a true and complete list of all drilling contracts and other revenue producing charters and contracts related to each Drilling Rig and Lift Boat and such other information relating to such contracts and charters as has been previously delivered to the Administrative Agent in similar reports.

ARTICLE VIII

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full and all Letters of Credit have expired, terminated or been cash collateralized to the reasonable satisfaction of the Issuing Bank and all LC Disbursements shall have been reimbursed,, the Borrower covenants and agrees with the Lenders that:

Section 8.01 Financial Statements; Ratings Change; Other Information. The Borrower will furnish to the Administrative Agent:

(a) Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP.

(b) Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes.

(c) Certificate of Financial Officer — Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer in substantially the form of Exhibit D hereto (i) certifying as to whether a Default exists and, if a Default exists, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) setting forth reasonably detailed calculations of Excess Cash Flow (for the period ending December 31) and demonstrating compliance with Section 9.01.

(d) [Intentionally omitted].

(e) Certificate of Insurer – Insurance Coverage. Concurrently with any delivery of financial statements under Section 8.01(a), a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.07, in form and substance reasonably satisfactory to the Administrative Agent, and, if requested by the Administrative Agent, all copies of the applicable policies.

(f) Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter submitted to the Borrower or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any such Subsidiary, and a copy of any response by the Borrower or any such Subsidiary, or the Board of Directors of the Borrower or any such Subsidiary, to such letter or report.

(g) SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be.

(h) Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, material report or material notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement in respect of Material Indebtedness, other than this Agreement and not otherwise required to be furnished to the Administrative Agent pursuant to any other provision of this Section 8.01.

(i) Charter Report. Concurrently with any delivery of financial statements under Section 8.01(a) and Section 8.01(b), a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth for the immediately preceding fiscal quarter, with respect to each Drilling Rig, Lift Boat and other vessel of the Borrower or any of its Subsidiaries, all drilling contracts and other revenue producing charters and contracts related to such Drilling Rig, Lift Boat or such other information related to such charter or contract as the Administrative Agent may reasonably request.

(j) [Intentionally Omitted.]

(k) Notice of Casualty Events. Prompt written notice, and in any event within ten Business Days, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event; provided that such loss, casualty or other insured damage is in excess of $1,000,000.

(l) Information Regarding Borrower and Guarantors. Prompt written notice (and in any event within three (3) Business Days prior thereto) of any change (i) in the Borrower or any Guarantor’s corporate name, (ii) in the location of the Borrower or any Guarantor’s chief executive office or principal place of business, (iii) in the Borrower or any Guarantor’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (iv) in the Borrower or any Guarantor’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and (v) in the Borrower or any Guarantor’s federal taxpayer identification number.

(m) [Intentionally Omitted.]

(n) Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender through the Administrative Agent may reasonably request.

Section 8.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent prompt written notice of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof not previously disclosed in writing to the Administrative Agent or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Administrative Agent)

that, in either case, if adversely determined, could reasonably be expected to result in liability in excess of $3,000,000;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000; and

(d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 8.03 Existence; Conduct of Business. Except as permitted by Section 9.11 and Section 9.12, the Borrower will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (a) its legal existence and (b) the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Properties is located or the ownership of its Properties requires such qualification, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 8.04 Payment of Obligations. The Borrower will, and will cause each Subsidiary to, pay its obligations, including Tax liabilities of the Borrower and all of its Subsidiaries before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any Property of the Borrower or any Subsidiary.

Section 8.05 Performance of Obligations under Loan Documents. The Borrower will pay the Notes according to the reading, tenor and effect thereof, and the Borrower will, and will cause each Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.

Section 8.06 Operation and Maintenance of Properties. The Borrower, at its own expense, will, and will cause each Subsidiary to:

(a) operate its Properties or cause such Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Properties, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

(b) preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its Properties, including, without limitation, all vessels, rigs, equipment, machinery and facilities, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

(d) promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Properties except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

(e) to the extent the Borrower is not the operator of any of its Property, the Borrower shall use reasonable efforts to cause the operator to comply with this Section 8.06.

Section 8.07 Insurance. The Borrower will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, but in any event as required by applicable law and the other Loan Documents. The loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name the Administrative Agent and the Lenders in a manner such that they are afforded the stature of “additional insureds” and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent.

Section 8.08 Books and Records; Inspection Rights. The Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any of the Lenders, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

Section 8.09 Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 8.10 Environmental Matters.

(a) Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, the Borrower shall at its sole expense: (i) comply, and shall cause its Properties and operations and each Subsidiary and each Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws; (ii) not dispose of or otherwise release, and shall cause each Subsidiary not to dispose of or otherwise release, any oil, oil and gas waste, hazardous substance, or solid waste on, under, about or from any of the Borrower’s or its Subsidiaries’ Properties or any other Property to the extent caused by the Borrower’s or any of its Subsidiaries’ operations except in compliance with applicable Environmental Laws; (iii) timely obtain or file, and shall cause each Subsidiary to timely obtain or file, all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s or its Subsidiaries’ Properties; (iv) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other release of any oil, oil and gas waste, hazardous substance or solid waste on, under, about or from any of the Borrower’s or its Subsidiaries’ Properties; and (v) establish and implement, and shall cause each Subsidiary to establish and implement, such procedures as may be necessary to continuously determine and assure that the Borrower’s and its Subsidiaries’ obligations under this Section 8.10(a) are timely and fully satisfied.

(b) The Borrower will promptly, but in no event later than five days after the occurrence thereof, notify the Administrative Agent in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against the Borrower or its Subsidiaries or their Properties of which the Borrower has knowledge in connection with any Environmental Laws (excluding routine testing and corrective action) if the Borrower reasonably anticipates that such action will result in liability (whether individually or in the aggregate) in excess of $3,000,000, not fully covered by insurance, subject to normal deductibles.

Section 8.11 Further Assurances.

(a) The Borrower at its sole expense will, and will cause each Subsidiary to, promptly execute and deliver to the Administrative Agent, all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Borrower or any Subsidiary, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Indebtedness, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole reasonable discretion of the Administrative Agent, in connection therewith.

(b) The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of its Property without the signature of the Borrower or any other Guarantor where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering its Property or any part thereof shall be sufficient as a financing statement where permitted by law.

Section 8.12 Credit Support; Collateral.

(a) The Borrower shall promptly cause each Material Subsidiary (whether now in existence or hereafter created, acquired or coming into existence), but no later than five days after such Subsidiary has been created, acquired or otherwise comes into existence, to absolutely and unconditionally guarantee the timely payment of the Indebtedness pursuant to the Guaranty Agreement; in connection therewith, the Borrower shall, or shall cause such Subsidiary to, (i) execute and deliver the Guaranty Agreement or a supplement to the Guaranty Agreement as required by the Administrative Agent, (ii) pledge all of the Equity Interests of such Subsidiary (including, if certificated, delivery of original stock or membership interest certificates evidencing the Equity Interests of such Subsidiary, together with an appropriate undated stock or membership interest powers for each certificate duly executed in blank by the registered owner thereof), (iii) execute and deliver a Security Agreement, together with any and all applicable financing statements, and (iv) execute and deliver such other additional closing documents, certificates and legal opinions as shall be reasonably requested by the Administrative Agent.

(b) The Borrower will at all times cause all of the Drilling Rigs, Lift Boats and other personal Properties of the Borrower and each Material Subsidiary for which a security interest can be perfected under the Uniform Commercial Code by the filing of a financing statement and other property of Borrower and its Material Subsidiaries reasonably requested by the Administrative Agent to be subject to a Lien pursuant to Security Instruments, in form and substance satisfactory to the Administrative Agent. In order to comply with the foregoing, the Borrower shall, and shall promptly cause each Material Subsidiary (whether now in existence or hereafter created, acquired or coming into existence), but no later than five days after such Subsidiary has been created, acquired or otherwise comes into existence, to execute and deliver First Naval Ship Mortgages, Fleet Mortgages or other types of mortgages, and such other Security Instruments, other additional closing documents, certificates and legal opinions as shall be reasonably requested by the Administrative Agent.

Section 8.13 ERISA Compliance. The Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any material “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer, the Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Borrower, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor

or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), the Borrower will, and will cause each Subsidiary and ERISA Affiliate to, (A) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (B) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

Section 8.14 Vessel Information. On or before July 30th of each year, commencing July 30, 2005, the Borrower shall furnish to the Administrative Agent (a) the class certificates required by Section 1.11 of the First Naval Ship Mortgages and the Fleet Mortgages, and (b) the insurance certificate required by Section 1.15(g) of the First Naval Ship Mortgages and the Fleet Mortgages.

Section 8.15 Hedging Contracts. On or before forty-five (45) days after the Effective Date, the Borrower shall enter into a Swap Agreement satisfactory to the Administrative Agent with the purpose and effect of fixing interest rates on the Term Loan, that is accruing interest at a variable rate, provided that (a) the aggregate notional amount of such contracts shall be at least fifty percent (50%) of the anticipated outstanding principal balance of the indebtedness to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, (b) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness to be hedged by such contract and (c) each such contract is with an Approved Counterparty.

ARTICLE IX

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full and all Letters of Credit have expired, terminated or been cash collateralized to the reasonable satisfaction of the Issuing Bank and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

Section 9.01 Financial Covenants.

(a) Interest Coverage Ratio. The Borrower will not, as of the last day of any fiscal quarter commencing with the quarter ending on September 30, 2005, permit its ratio of EBITDA for the period of four fiscal quarters then ending to Interest Expense for such period to be less than 3.5 to 1.0.

(b) Leverage Ratio. The Borrower will not, as of the last day of any fiscal quarter commencing with the quarter ending on September 30, 2005, permit its ratio of Total Debt as of such day to EBITDA for the four fiscal quarters ending on such day to be greater than 3.75 to 1.0.

Section 9.02 Debt. The Borrower will not, and will not permit any Subsidiary to, incur, create, assume or suffer to exist any Debt, except:

(a) the Indebtedness;

(b) accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the ordinary course of business which are not greater than ninety (90) days past the date of invoice or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP.

(c) Debt associated with bonds or surety obligations required by Governmental Requirements and performance bonds issued in connection with the operation of its Properties in the ordinary course of its business;

(d) endorsements of negotiable instruments for collection in the ordinary course of business;

(e) Debt existing on the Effective Date and described in Schedule 9.02 attached hereto;

(f) Permitted Refinancing Debt; provided that 100% of the net proceeds of any Permitted Refinancing Debt of the Term Loan are applied to prepay the Term Loans;

(g) intercompany Debt (i) between the Borrower and any Guarantor or between Guarantors, and (ii) between the Borrower and any Subsidiary that is not a Guarantor or between any Subsidiaries that are not Guarantors to the extent permitted by Section 9.05(h); provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than the Borrower or one of its Subsidiaries that is a Guarantor;

(h) Debt in respect of Capital Leases not exceeding $5,000,000 in aggregate amount equivalent to principal at any time outstanding;

(i) Debt secured by Liens permitted by Section 9.03(f), not exceeding $10,000,000 in aggregate principal amount at any time outstanding; and

(j) other Debt not to exceed $7,500,000 in the aggregate.

Section 9.03 Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

(a) Liens securing the payment of any Indebtedness pursuant to the Loan Documents;

(b) Excepted Liens;

(c) Liens securing Debt permitted under Section 9.02(e) provided that all such Liens and all Properties to which such Liens apply are also fully disclosed and set forth on Schedule 9.02;

(d) Liens securing Debt permitted under Section 9.02(f) provided that a satisfactory intercreditor arrangement is entered into between the Administrative Agent and the holders of such Debt if such Lien secures Debt that refinances all or any part of the Term Notes;

(e) Liens securing Capital Leases allowed under Section 9.02(h), but only on the Property under lease and improvements and accessions thereto and proceeds thereof;

(f) purchase-money Liens on Property acquired or held by the Borrower or any Subsidiary, to secure the purchase price of such Property or to secure Debt incurred solely for the purpose of financing the acquisition of such Property to be subject to such Liens, or Liens existing on any such Property at the time of acquisition thereof (or at the time the Borrower acquires the Subsidiary owning such Property), or renewals or refinancings of any such Liens for the same or a lesser amount; provided that (i) no such Lien may extend to or cover any Property other than the property being acquired and improvements and accessions thereto and proceeds thereof, (ii) no such renewal or refinancing may extend to or cover any Property not previously subject to the Lien being renewed or refinanced and (iii) the aggregate principal amount of Debt at any time outstanding secured by such Liens may not exceed the amount permitted by Section 9.02(i); and

(g) Liens incurred in the ordinary course of business of the Borrower or any Subsidiary with respect to obligations (other than Debt for borrowed money) that do not exceed $1,000,000 at any one time outstanding;

Section 9.04 Restricted Payments; Issuance of Equity Interests.

(a) Except as otherwise permitted in Section 9.04(c), the Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except so long as no Default has occurred and is continuing or would result from such payment (i) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (ii) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries, (iii) the Borrower may declare and pay dividends to the owners of the Borrower in such amounts as are required for the payment of taxes allocable to the owners of the Borrower for U.S. federal and state income tax purposes (provided that the Borrower shall deliver to the Administrative Agent on the date which is three Business Days prior to the date on which such payment is made a certificate of the chief accounting officer of the owner of the Borrower or Affiliate thereof that is responsible for making such calculation certifying (A) as to the amount of such calculation and providing reasonably detailed information on an anonymous basis as to the method of making such calculation and (B) that such calculation was made in good faith and based upon the reasonable belief that the amount of such distribution reflects the actual amount of U.S. federal and state income taxes that will be owing by the owners of the Borrower for U.S. federal and state income tax purposes within 30 Business Days after the date of such distribution), (iv) the Borrower and its Subsidiaries may make regularly scheduled payments of principal and interest on, and voluntary and mandatory prepayments of, Debt permitted by Section 9.02 other than prepayments of Debt that is expressly subordinated to the Indebtedness, (v) the Borrower may, in connection with any reorganization or conversion of the Borrower from a limited liability company to a corporation, issue Equity Interests of the resulting corporation to its members in exchange for or conversion of such members’ Equity Interests in the limited liability company, and (vi) any other Restricted Payment consented to in writing by the Majority Lenders.

(b) The Borrower will not, and will not permit any of its Subsidiaries to, issue, sell or otherwise Dispose of any shares of Equity Interests except (i) Subsidiaries may issue Equity Interests to the Borrower or any other Wholly-Owned Subsidiary to the extent not otherwise prohibited hereunder; and (ii) the Borrower may issue Equity Interests provided that 25% of the net proceeds of the issuance of such Equity Interests (excluding any amounts that are rejected by Term Loan Lenders pursuant to Section 3.04(c)(iii)) shall be applied to prepay the Term Loan within twenty (20) Business Days after the date on which the proceeds from the sale of such Equity Interests are received.

(c) So long as no Default has occurred and is continuing or would result from such payment, the Borrower may declare and pay dividends to the owners of the Borrower with the net proceeds of the issuance of Equity Interests of the Borrower pursuant to the IPO not required for a mandatory prepayment pursuant to Section 9.04(b).

Section 9.05 Investments, Loans and Advances. The Borrower will not, and will not permit any Subsidiary to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a) Investments reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 9.05;

(b) accounts receivable arising in the ordinary course of business;

(c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

(d) commercial paper maturing within one year from the date of creation thereof rated one of the two the highest grades by S&P or Moody’s;

(e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $200,000,000 (as of the date of such bank or trust company’s most recent financial reports) or has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively or, in the case of any Foreign Subsidiary, a bank organized in a jurisdiction in which the Foreign Subsidiary conducts operations having assets in excess of $1,000,000,000 (or its equivalent in another currency);

(f) deposits in money market funds investing at least 95% of their assets in Investments described in Section 9.05(c), Section 9.05(d) or Section 9.05(e);

(g) Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 owing to the Borrower or any Subsidiary as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of the Borrower or any of its Subsidiaries; provided that the Borrower shall give the Administrative Agent prompt written notice in the event that the aggregate amount of all investments held at any one time under this Section 9.05(g) exceeds $250,000;

(h) Investments in, and loans or advances to, (i) any Guarantor or the Borrower, and (ii) any Subsidiary that is not a Guarantor, but not to exceed $1,000,000 in the aggregate;

(i) Investments not exceeding the aggregate cost of $50,000,000 during the term of this Agreement from Internally Generated Funds plus Investments made with (A) the net proceeds of the issuance of Equity Interests of the Borrower not required for a mandatory prepayment pursuant to Section 9.04(b) or (B) borrowings under the Revolving Commitment Increase or the Term Loan Increase, but not to exceed $150,000,000 during the term of this Agreement.

Section 9.06 Nature of Business. The Borrower will not, and will not permit any Subsidiary to, allow any material change to be made in the character of its business as a contract driller and provider of drilling related services.

Section 9.07 Limitation on Operating Leases. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal), under operating leases or operating lease agreements which would cause the aggregate amount of all payments made by the Borrower and the Subsidiaries pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end of any lease, to exceed $1,000,000 in any period of twelve consecutive calendar months during the life of such leases.

Section 9.08 Proceeds of Notes. The Borrower will not permit the proceeds of the Notes to be used for any purpose other than those permitted by Section 7.20. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.

Section 9.09 ERISA Compliance. The Borrower will not, and will not permit any Subsidiary to, at any time:

(a) engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Borrower, a Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

(b) terminate, or permit any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability of the Borrower, a Subsidiary or any ERISA Affiliate to the PBGC;

(c) fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto;

(d) permit to exist, or allow any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

(e) permit, or allow any ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by the Borrower, a Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities (the term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA);

(f) contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;

(g) acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower or a Subsidiary or with respect to any ERISA Affiliate of the Borrower or a Subsidiary if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

(h) incur, or permit any ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

(i) contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; and

(j) amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Borrower, a Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

Section 9.10 Sale or Discount of Receivables. Except for receivables obtained by the Borrower or any Subsidiary out of the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, the Borrower will not, and will not permit any Subsidiary to, discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

Section 9.11 Mergers, Etc. The Borrower will not, and will not permit any Subsidiary to, merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person, except that (i) any Wholly-Owned Subsidiary may merge with or into any other Wholly-Owned Subsidiary or the Borrower and (ii) the Borrower may merge with or into a corporation having no material Property or liabilities that is owned by the members of the Borrower for the purpose of reorganizing or converting the Borrower from a limited liability company to a corporation so long as the survivor assumes all of the obligations of the Borrower hereunder.

Section 9.12 Disposition of Properties. The Borrower will not, and will not permit any of its Subsidiaries to, Dispose of any Property other than Dispositions among the Borrower and the Guarantors, except for (a) inventory held for sale in the ordinary course of business; (b) Disposition of equipment that is no longer necessary for the business of the Borrower or such Subsidiary or is replaced by equipment of at least comparable value and use; (c) Dispositions of inventory not in the ordinary course of business and equipment (other than jackup Drilling Rigs and Lift Boats) in an aggregate amount not to exceed $1,000,000 during any consecutive 12-month period; (d) Dispositions of Property as the result of a Casualty Event and (e) Dispositions (excluding as a result of Casualty Events) of Properties or any interest therein in an aggregate amount not to exceed $2,500,000 during any consecutive 12-month period; provided that (i) no Default exists or would exist after giving effect to such sale; (ii) such Disposition is pursuant to a good faith arms’ length transaction with non-Affiliated third party purchasers; (iii) 100% of the consideration received in respect of such sale shall be cash; (iv) the consideration received in respect of such Disposition shall be equal to or greater than the fair market value of the Property subject of such Disposition (as reasonably determined by the managing member of the Borrower), (v) if any such Disposition is of a Subsidiary, such Disposition shall include all the Equity Interests of such Subsidiary and the Subsidiary being Disposed of has no continuing Investment in any other Subsidiary of the Borrower not being simultaneously Disposed of or in the Borrower; and (vi) 100% of the net cash proceeds of the sale of such Property are applied to prepay the Term Loan within 3 Business Days of the date on which such proceeds are received; and (f) Dispositions consented to by the Majority Lenders.

Section 9.13 Environmental Matters. The Borrower will not, and will not permit any Subsidiary to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any Remedial Work under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations could reasonably be expected to have a Material Adverse Effect.

Section 9.14 Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Guarantors and Wholly-Owned Subsidiaries of the Borrower) unless such transactions are not otherwise prohibited under this Agreement and are upon fair and reasonable terms no less favorable to such Affiliate than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

Section 9.15 Subsidiaries. The Borrower will not, and will not permit any Subsidiary to, create or acquire any additional Subsidiary, unless the Borrower complies with Section 8.12. The Borrower shall not, and shall not permit any Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary except in compliance with Section 9.11 and Section 9.12.

Section 9.16 Negative Pledge Agreements; Dividend Restrictions. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement or the Security Instruments) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent for the benefit of the Lenders or restricts any Subsidiary from paying dividends or making distributions to the Borrower or any Guarantor, or which requires the consent of or notice to other Persons in connection therewith, except customary negative pledges contained in, and limited to, specific leases, licenses, conveyances, partnership agreements and co-owner’s agreements, and similar conveyances and agreements to the extent that any such negative pledge does not materially impair the use of the Property covered by such negative pledge for the purposes for which such Property is held or materially impair the value of such Property.

Section 9.17 Swap Agreements. The Borrower will not, and will not permit any Subsidiary to, enter into any Swap Agreements with any Person other than Swap Agreements in respect of interest rates with a Lender or Affiliate of a Lender, as follows: (i) Swap Agreements effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from fixed to floating) do not exceed 50% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a fixed rate and (ii) Swap Agreements effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed 75% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate. In no event shall any Swap Agreement contain any requirement, agreement or covenant for the Borrower or any Subsidiary to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures, except that any Swap Agreement with a Lender or an Affiliate of a Lender or counterparty will be secured by the Security Instruments.

Section 9.18 Limitation on Capital Expenditures. The Borrower shall not, and the Borrower shall cause its Subsidiaries not, to collectively make more than $20,000,000 in 2005 (including initial refurbishment of the Jupiter) and $25,000,000 in any calendar year thereafter on Capital Expenditures.

ARTICLE X

Events of Default; Remedies

Section 10.01 Events of Default. One or more of the following events shall constitute an “Event of Default”:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise.

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days.

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made.

(d) the Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 8.02, Section 8.03, Section 8.13 or in Article IX.

(e) the Borrower or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days (or such shorter period as set forth in any other Loan Document) after the earlier to occur of (A) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (B) a Responsible Officer of the Borrower or such Subsidiary otherwise becoming aware of such default.

(f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable.

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Borrower or any Subsidiary to make an offer in respect thereof.

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered.

(i) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or any stockholder of the Borrower shall make any request or take any action for the purpose of calling a meeting of the stockholders of the Borrower to consider a resolution to dissolve and wind-up the Borrower’s affairs.

(j) the Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

(k) (i) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 (to the extent not covered by independent third party insurance provided by insurers of the highest claims paying rating or financial strength as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, shall be rendered against the Borrower, any of its Material Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Material Subsidiaries to enforce any such judgment.

(l) the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or a Guarantor party thereto or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any material part of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower or any of its Subsidiaries shall so state in writing.

(m) an ERISA Event shall have occurred that, in the opinion of the Majority Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding (i) $500,000 in any year or (ii) $1,000,000 for all periods.

(n) a Change in Control shall occur.

Section 10.02 Remedies.

(a) In the case of an Event of Default other than one described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Majority Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and in case of an Event of Default described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.

(b) In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

(c) All proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of the Notes, whether by acceleration or otherwise, shall be applied:

(i) first, to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;

(ii) second, pro rata to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Lenders;

(iii) third, pro rata to payment of accrued interest on the Loans;

(iv) fourth, pro rata to (A) payment of principal outstanding on the Loans, (B) the payment obligations owing to an Agent, a Lender or an Affiliate of an Agent or a Lender under a Swap Agreement permitted by this Agreement and (C) to serve as cash collateral to be held by the Administrative Agent to secure the LC Exposure;

(v) fifth, pro rata to any other Indebtedness; and

(vi) sixth, any excess, after all of the Indebtedness shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

Section 10.03 Disposition of Proceeds. The Security Instruments contain the grant of a security interest by the Borrower and the Guarantors unto and in favor of the Administrative Agent for the benefit of the Lenders of all of the Borrower’s or each Guarantor’s interest in and to the accounts and earnings derived from the drilling contracts and revenue producing charters and other contracts pertaining to the Drilling Rigs and other vessels of the Borrower and the Guarantors. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the terms contained in such Security Instruments, until the occurrence of an Event of Default, (a) the Administrative Agent and the Lenders agree that they will neither notify the obligors under such charters or contracts nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and the Guarantors and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Guarantors.

Section 10.04 Acceleration of Hedging Agreements. Notwithstanding anything to the contrary contained herein, acceleration and termination of all Hedging Agreements involving any Agent, Lender or the Affiliate of any Agent or Lender shall be governed by the terms of the Hedging Agreements.

ARTICLE XI

The Agents

Section 11.01 Appointment; Powers. Each of the Revolving Lenders and the Issuing Bank hereby appoints Comerica as its Administrative Agent with respect to the Revolving Tranche. Each of the Term Loan Lenders hereby appoints Comerica as its Administrative Agent with respect to the Term Tranche. Each Lender and the Issuing Bank authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Section 11.02 Duties and Obligations of Agents. The Agents shall have no duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative

Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall have no duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent’s satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower and its Subsidiaries or any other obligor or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein. For purposes of determining compliance with the conditions specified in Article VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

Section 11.03 Action by Administrative Agent. The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders, the Majority Term Loan Lenders or the Majority Revolving Lenders, as the case may be (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders, the Majority Term Loan Lenders, the Majority Revolving Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the applicable Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. If a Default has occurred and is continuing, neither the Syndication Agent nor the Documentation Agent shall have any obligation to perform any act in respect thereof. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders, the Majority Term Loan Lenders, the Majority Revolving Lenders, as the case may be, or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.

Section 11.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrower, the Lenders and the Issuing Bank hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence or willful misconduct by the Administrative Agent. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.

Section 11.05 Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 11.06 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Agent as provided in this Section 11.06, the

Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation or removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank or such other location as approved by the Majority Lenders or if no such successor shall be appointed by the retiring Agent as aforesaid, the Majority Lenders shall thereafter perform all of the duties of the retiring Administrative Agent hereunder until such appointment by the <Majority Lenders is made and accepted. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent’s resignation hereunder, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

Section 11.07 Agents as Lenders. Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Section 11.08 No Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Agents shall not be required to keep themselves informed as to the performance or observance by the Borrower or any of its Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Borrower or its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent or the Joint Lead Arrangers shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of such Agent or any of its Affiliates. In this regard, each Lender acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as special counsel to Citicorp and its Affiliates only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

Section 11.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of its Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

(c) and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 11.10 Authority of the Administrative Agent to Release Collateral and Liens. Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents. Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with any sale or other disposition of Property to the extent such sale or other disposition is permitted by the terms of Section 9.12 or is otherwise authorized by the terms of the Loan Documents.

Section 11.11 The Joint Lead Arrangers, the Syndication Agent and the Documentation Agent. The Joint Lead Arrangers, the Syndication Agent and the Documentation Agent shall have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their duties, responsibilities and liabilities in their capacity as Lenders hereunder.

ARTICLE XII

Miscellaneous

Section 12.01 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to the Borrower, to it at 2929 Briarpark Drive, Suite 435, Houston, Texas 77042, (Telecopy No. 713.952.4342);

(ii) if to the Administrative Agent, to it at 910 Louisiana, Suite 410, Houston, Texas 77002, Attention of Mona M. Foch (Telecopy No. 713.220.5651), with a copy to [            ], at [            ], Attention of [            ] (Telecopy No. [            ]);

(iii) if to the Issuing Bank, to it at 910 Louisiana, Suite 410, Houston, Texas 77002, Attention of Mona M. Foch (Telecopy No. 713.220.5651); and

(iv) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Articles II, III, IV and V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 12.02 Waivers; Amendments.

(a) No failure on the part of the Administrative Agent, any other Agent, the Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, any other Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Indebtedness hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment or prepayment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Term Loan Maturity Date or Revolving Credit Maturity Date without the written consent of each Lender affected thereby, (iv) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release any Guarantor (except as set forth in the Guaranty Agreement or as permitted pursuant to Section 9.11 or 9.12 hereof) or release all or substantially all of the collateral (other than as provided in Section 11.10) without the written consent of each Lender, or (vi) change any of the provisions of this Section 12.02(b) or the definition of “Majority Lenders”, “Majority Term Loan Lenders”, “Majority Revolving Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any other Agent or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, such other Agent or the Issuing Bank, as the case may be. Notwithstanding the foregoing, any supplement to Schedule 7.15 (Subsidiaries) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders.

Section 12.03 Expenses, Indemnity; Damage Waiver.

(a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, without limitation, the reasonable fees, charges and disbursements of counsel and other outside consultants for the Administrative

Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all costs, expenses, Taxes, assessments and other charges incurred by any Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iv) all out-of-pocket expenses incurred by any Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for any Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made or Letters of Credit issued hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) THE BORROWER SHALL INDEMNIFY EACH AGENT, THE JOINT LEAD ARRANGERS, THE ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING, WITHOUT LIMITATION, (A) ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR (B) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT

NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES BY THE BORROWER AND ITS SUBSIDIARIES, (vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (viii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY, (x) THE PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent, the Joint Lead Arrangers or the Issuing Bank under Section 12.03(a) or (b), each

Lender severally agrees to pay to such Agent, the Joint Lead Arrangers or the Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, the Joint Lead Arrangers or the Issuing Bank in its capacity as such.

(d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section 12.03 shall be payable not later than 10 days after written demand therefor.

Section 12.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) except as permitted by Section 9.11, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(b)(ii)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) (A) Any Term Loan Lender may assign all or a portion of its Term Loan to a Related Fund, Affiliate or existing Term Loan Lender or a Related Fund of an existing Term Loan Lender, (B) any Revolving Lender may assign all or a portion of its Revolving Commitment and corresponding Revolving Loan, Swing Line participation and LC Exposure to an Affiliate or existing Revolving Lender, (C) until the 61st day after the Effective Date Citicorp may assign all or a portion of its Term Loan to one or more assignees, and, (D) upon the written consent of the Administrative Agent, the Issuing Bank (with respect to the Revolving Tranche only) and the Borrower, which consent shall not be unreasonably withheld, any Lender may assign to one or more assignees, all or a portion of its rights and obligations under this Agreement pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit G (an “Assignment”); provided, however, that (A) any such assignment shall be in the amount of at least $1,000,000 with respect to the Revolving Tranche or the remaining amount of the assigning Lender’s Revolving Commitment and at least $1,000,000 with respect to the Term

Tranche or such lesser amount to which the Borrower and the Administrative Agent have consented, with Related Funds treated as one assignee for purposes of determining compliance with such minimum assignment amount and (B) the assignee or assignor shall pay to the Administrative Agent a processing and recordation fee of $3,500 for each assignment; provided that only one such fee shall be payable in connection with simultaneous assignments to or by two or more Related Funds.

(ii) Assignments shall be subject to the following additional conditions:

(A) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment, together with a processing and recordation fee of $3,500; and

(C) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

(D) notwithstanding anything to the contrary contained in this Agreement, if such Assignment is made at a time when an Event of Default has occurred and is continuing, the written consent of the Borrower to such Assignment shall not be required.

(iii) Subject to Section 12.04(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment, be released from its obligations under this Agreement (and, in the case of an Assignment covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c)(i).

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower, the Issuing Bank and each Lender.

(v) Upon its receipt of a duly completed Assignment executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and applicable required tax forms (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).

(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 12.02 that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. Subject to Section 12.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.03 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.03(e) as though it were a Lender.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower and the Guarantors to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.

Section 12.05 Survival; Revival; Reinstatement.

(a) All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

(b) To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

Section 12.06 Counterparts; Integration; Effectiveness.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b) This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(c) Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 12.07 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Subsidiary against any of and all the obligations of the Borrower or any Subsidiary owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

Section 12.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

(a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c) THE BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS AND HEREBY CONFERS AN IRREVOCABLE SPECIAL POWER, AMPLE AND SUFFICIENT, TO CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 111 8TH AVENUE, NEW YORK, NEW YORK 10011 AS ITS DESIGNEE, APPOINTEE AND AGENT WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING IN NEW YORK TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH PROCEEDING AND AGREES THAT THE FAILURE OF SUCH AGENT TO GIVE ANY ADVICE OF ANY SUCH SERVICE OF PROCESS TO THE BORROWER SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY CLAIM BASED THEREON. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE BORROWER AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d) EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.

Section 12.10 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11 Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section 12.11, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary and their businesses, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower or a Subsidiary; provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 12.12 Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to a Lender, such Lender elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect. Chapter 346 of the Texas Finance Code does not apply to the Borrower’s obligations hereunder.

Section 12.13 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 12.14 [Intentionally Omitted.]

Section 12.15 Collateral Matters; Swap Agreements. The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Indebtedness shall also extend to and be available to those Lenders or their Affiliates which are counterparties to any Swap Agreement with the Borrower or any of its Subsidiaries on a pro rata basis in respect of any obligations of the Borrower or any of its Subsidiaries which arise under any such Swap Agreement while such Person or its Affiliate is a Lender, but only while such Person or its Affiliate is a Lender, including any Swap Agreements between such Persons in existence prior to the date hereof. No Lender or any Affiliate of a Lender shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any such Swap Agreements.

Section 12.16 No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and the Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent, the Issuing Bank or any Lender for any reason whatsoever. There are no third party beneficiaries.

Section 12.17 Electronic Communications.

(a) The Borrower hereby agrees that, unless otherwise requested by the Administrative Agent, it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement, (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder or (v) initiates or responds to legal process (all such non-excluded information being referred to herein collectively as the “Communications”) by transmitting the Communications in an electronic/soft medium (provided such Communications contain any required signatures) in a format acceptable to the Administrative Agent, to mona_foch@comerica.com (or such other e-mail address designated by the Administrative Agent from time to time).

(b) Each party hereto agrees that the Administrative Agent may make the Communications available to the Lenders and the Issuing Bank by posting the Communications on IntraLinks or another relevant website, if any, to which each Lender, the Issuing Bank and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) (the “Platform”). Nothing in this Section 12.17 shall prejudice the right of the Administrative Agent to make the Communications available to the Lenders and the Issuing Bank in any other manner specified in the Loan Documents.

(c) The Borrower hereby acknowledges that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that (i) Communications that are to be made available on the Platform to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Communications “PUBLIC,” the Borrower shall be deemed to have authorized the Agents, the Issuing Bank and the Lenders to treat such Communications as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws, (iii) all Communications marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Lender,” and (iv) the Agents shall be entitled to treat any Communications that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Lender.”

(d) Each Lender agrees that e-mail notice to it (at the address provided pursuant to the next sentence and deemed delivered as provided in the next paragraph) specifying that Communications have been posted to the Platform shall constitute effective delivery of such Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (including by electronic communication) from time to time to ensure that the Administrative Agent has on record an effective e-mail address for such Lender to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

(e) Each party hereto agrees that any electronic communication referred to in this Section 12.17 shall be deemed delivered upon the posting of a record of such communication (properly addressed to such party at the e-mail address provided to the Administrative Agent) as “sent” in the e-mail system of the sending party or, in the case of any such communication to the Administrative Agent, upon the posting of a record of such communication as “received” in the e-mail system of the Administrative Agent; provided that if such communication is not so received by the Administrative Agent during the normal business hours of the Administrative Agent, such communication shall be deemed delivered at the opening of business on the next Business Day for the Administrative Agent.

(f) Each party hereto acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Communications and the Platform are provided “as is” and “as available,” (iii) none of the Agents, their affiliates nor any of their respective officers, directors, employees, agents, advisors or representatives (collectively, the “Agent Parties”) warrants the adequacy, accuracy or completeness of the Communications or the Platform, and each Agent Party expressly disclaims liability for errors or omissions in any Communications or the Platform, and (iv) no warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with any Communications or the Platform.

Section 12.18 USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

[SIGNATURES BEGIN NEXT PAGE]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER: HERCULES OFFSHORE, LLC

	By:	/s/ Steven A. Manz
	Name:	Steven A. Manz
	Title:	CFO and Secretary

[Signature Page – Credit Agreement]

1

ADMINISTRATIVE AGENT:	COMERICA BANK as Administrative Agent

	By:	/s/ Mona M. Foch
	Name:	Mona M. Foch
	Title:	Senior Vice President—Texas Division

[Signature Page – Credit Agreement]

2

SYNDICATION AGENT:	CITICORP NORTH AMERICA, INC.

	By:	/s/ Paul Sharkey
	Name:	Paul Sharkey
	Title:	Vice President Citicorp North America, Inc.

[Signature Page – Credit Agreement]

3

DOCUMENTATION AGENT:	CREDIT SUISSE, CAYMAN ISLANDS BRANCH

	By:	/s/ Thomas R. Cantello
	Name:	Thomas R. Cantello
	Title:	Vice President

/s/ Denise L. Alvarez
Denise L. Alvarez Associate

[Signature Page – Credit Agreement]

4

REVOLVING LENDERS:	COMERICA BANK

	By:	/s/ Mona M. Foch
	Name:	Mona M. Foch
	Title:	Senior Vice President—Texas Division

[Signature Page – Credit Agreement]

5

REVOLVING LENDERS:	HIBERNIA NATIONAL BANK

	By:	/s/ S. John Castellano
	Name:	S. John Castellano
	Title:	Senior Vice President

[Signature Page – Credit Agreement]

6

TERM LOAN LENDERS:	CITICORP NORTH AMERICA, INC.

	By:	/s/ Paul Sharkey
	Name:	Paul Sharkey
	Title:	Vice President Citicorp North America, Inc.

[Signature Page – Credit Agreement]

7

ANNEX I

LIST OF REVOLVING COMMITMENTS

Aggregate Revolving Commitments

Name of Revolving Lender	Applicable Percentage	Revolving Commitment
Comerica Bank	80%	$20,000,000
Hibernia National Bank	20%	$5,000,000
TOTAL	100.00%	$25,000,000

Annex I - 1

ANNEX II

TERM COMMITMENTS AND TERM LOAN PERCENTAGE

Name of Lender	Term Commitment Amount	Term Loan Percentage
Citicorp North America, Inc.	$140,000,000	100.00%
TOTAL	$140,000,000	100.00%

Annex II - 1

EXHIBIT A-1

FORM OF NOTE (REVOLVING LOAN)

$[            ]          June 29, 2005

FOR VALUE RECEIVED, Hercules Offshore, LLC, a Delaware limited liability company (the “Borrower”) hereby promises to pay to the order of [            ] (the “Lender”), at the principal office of Comerica Bank (the “Administrative Agent”), at 910 Louisiana, Suite 410, Houston, Texas 77002, the principal sum of [            ] Dollars ($[            ]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Revolving Loan, at such office, in like money and funds, for the period commencing on the date of such Revolving Loan until such Revolving Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate, Interest Period and maturity of each Revolving Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Revolving Loans or affect the validity of such transfer by any Lender of this Note.

This Note is one of the Revolving Notes referred to in the Credit Agreement dated as of June 29, 2005 among the Borrower, the Administrative Agent, and the other agents and lenders signatory thereto (including the Lender), and evidences Revolving Loans made by the Lender thereunder (such Credit Agreement as the same may be amended, supplemented or restated from time to time, the “Credit Agreement”). Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Revolving Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

HERCULES OFFSHORE, LLC

By:
Name:
Title:

Exhibit A-1 - 1

EXHIBIT A-2

FORM OF NOTE (TERM LOAN)

$[            ]          June 29, 2005

FOR VALUE RECEIVED, Hercules Offshore, LLC, a Delaware limited liability company (the “Borrower”) hereby promises to pay to the order of [            ] (the “Lender”), at the principal office of Comerica Bank (the “Administrative Agent”), at 910 Louisiana, Suite 410, Houston, Texas 77002, the principal sum of [            ] Dollars ($[            ]) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Term Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Term Loan, at such office, in like money and funds, for the period commencing on the date of such Term Loan until such Term Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type, interest rate, Interest Period and maturity of each Term Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Term Loans or affect the validity of such transfer by any Lender of this Note.

This Note is one of the Term Notes referred to in the Credit Agreement dated as of June 29, 2005 among the Borrower, the Administrative Agent, and the other agents and lenders signatory thereto (including the Lender), and evidences Term Loans made by the Lender thereunder (such Credit Agreement as the same may be amended, supplemented or restated from time to time, the “Credit Agreement”). Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Term Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

HERCULES OFFSHORE, LLC

By:
Name:
Title:

Exhibit A-2 - 1

EXHIBIT B

FORM OF BORROWING REQUEST

[                    ], 200[  ]

Hercules Offshore, LLC, a Delaware limited liability company (the “Borrower”), pursuant to Section 2.03 of the Credit Agreement dated as of June 29, 2005 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, Comerica Bank, as Administrative Agent and the other agents and lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby requests a Borrowing as follows:

(i) Aggregate amount of the requested Borrowing is $[            ];

(ii) Date of such Borrowing is [                    ], 200[  ];

(iii) Requested Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing];

(iv) In the case of a Eurodollar Borrowing, the initial Interest Period applicable thereto is [                    ];

(vi) Total Revolving Credit Exposures on the date hereof (i.e., outstanding principal amount of Loans and total LC Exposure) is $[            ]; and

(vii) Pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing) is $[            ]; and

(viii) Location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05 of the Credit Agreement, is as follows:

[                                          ]

[                                          ]

[                                          ]

[                                          ]

[                                          ]

Exhibit B - 1

The undersigned certifies that he/she is the [                    ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested Borrowing under the terms and conditions of the Credit Agreement.

HERCULES OFFSHORE, LLC

By:
Name:
Title:

Exhibit B - 2

EXHIBIT C

FORM OF INTEREST ELECTION REQUEST

[                    ], 200[  ]

Hercules Offshore, LLC, a Delaware limited liability company (the “Borrower”), pursuant to Section 2.04 of the Credit Agreement dated as of June 29, 2005 (together with all amendments, restatements, supplements or other modifications thereto, the “Credit Agreement”) among the Borrower, Comerica Bank, as Administrative Agent and the other agents and lenders (the “Lenders”) which are or become parties thereto (unless otherwise defined herein, each capitalized term used herein is defined in the Credit Agreement), hereby makes an Interest Election Request as follows:

(i) The [Term Loan] [Revolving] Borrowing to which this Interest Election Request applies, and if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information specified pursuant to (iii) and (iv) below shall be specified for each resulting Borrowing) is [                    ];

(ii) The effective date of the election made pursuant to this Interest Election Request is [                    ], 200[  ];[and]

(iii) The resulting Borrowing is to be [an ABR Borrowing] [a Eurodollar Borrowing][; and]

[(iv) [If the resulting Borrowing is a Eurodollar Borrowing] The Interest Period applicable to the resulting Borrowing after giving effect to such election is [                    ]].

The undersigned certifies that he/she is the [                    ] of the Borrower, and that as such he/she is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested continuation or conversion under the terms and conditions of the Credit Agreement.

HERCULES OFFSHORE, LLC

By:
Name:
Title:

Exhibit C - 1

EXHIBIT D

FORM OF

COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he/she is the [            ] of Hercules Offshore, LLC, a Delaware limited liability company (the “Borrower”), and that as such he/she is authorized to execute this certificate on behalf of the Borrower. With reference to the Credit Agreement dated as of June 29, 2005 (together with all amendments, restatements, supplements or other modifications thereto being the “Agreement”) among the Borrower, Comerica, as Administrative Agent, and the other agents and lenders (the “Lenders”) which are or become a party thereto, and such Lenders, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

(a) The representations and warranties of the Borrower contained in Article VII of the Agreement and in the Loan Documents and otherwise made in writing by or on behalf of the Borrower or any Guarantor pursuant to the Agreement and the Loan Documents were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct in all material respects at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders have expressly consented in writing to the contrary.

(b) Since [same date as audited financials in Section 7.04(a)], no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect [or specify event].

(c) There exists no Default or Event of Default [or specify Default and describe].

(d) Attached hereto are the detailed computations necessary to determine [Excess Cash Flow and] whether the Borrower is in compliance with Section 9.01 as of the end of the [fiscal quarter][fiscal year] ending [            ].

EXECUTED AND DELIVERED this [            ] day of [            ].

HERCULES OFFSHORE, LLC

By:
Name:
Title:

Exhibit D - 1

EXHIBIT E-3

FORM OF FIRST PREFERRED SHIP MORTGAGE

by

HERCULES DRILLING COMPANY, LLC,

as Shipowner,

to

COMERICA BANK

as Administrative Agent,

as Mortgagee

FIRST PREFERRED SHIP MORTGAGE dated June 28, 2005, to be effective as of June 29, 2005, by HERCULES DRILLING COMPANY, LLC, a limited liability company organized and existing under the laws of the State of Delaware, with offices at 2929 Briarpark Drive, Suite 435, Houston, Texas 77042 (the “Shipowner”), to COMERICA BANK., with offices at 910 Louisiana, Suite 410, Houston, Texas, 77002, as administrative agent (in such capacity, together with its successors in such capacity, the “Mortgagee”) for (i) the lenders (the “Lenders”) from time to time parties to the Credit Agreement referred to below, and (ii) the Secured Swap Providers under the Secured Swap Agreements (each as defined below).

R E C I T A L S

A. The Shipowner is the sole owner of 100% of the following Vanuatu flag vessel:

Name	Official No.	Home Port	Place Built	Gross	Net
Hercules 30	540	Port Vila	Singapore	4917.46	4917.46

which vessel has been duly documented in the name of the Shipowner in accordance with the laws of the Republic of Vanuatu (the “Vessel”).

B. Hercules Offshore, LLC, a Delaware limited liability company (the “Borrower”), has entered into that certain Credit Agreement dated as of June 29, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Mortgagee and the Lenders, a copy of which is attached hereto as Exhibit A and incorporated herein by reference, providing for the making of the Loans to the Borrower, all as contemplated therein.

C. The Shipowner is a wholly-owned subsidiary of the Borrower, and the Shipowner will derive substantial benefits from the making of the Loans to the Borrower.

Exhibit E-3 - 1

D. It is a condition precedent to the obligation of the Lenders to make the Loans to the Borrower under the Credit Agreement that the Shipowner shall have executed and delivered this Mortgage to the Mortgagee.

E. Pursuant to the Credit Agreement, the Mortgagee has agreed to act as Administrative Agent on behalf of the Lenders with respect to this Mortgage.

F. The Shipowner has heretofore agreed to execute and deliver this First Preferred Ship Mortgage (the “Mortgage”) on the Vessel to secure, inter alia, the Borrower’s indebtedness pursuant to the Credit Agreement in the original principal amount of USD 190,000,000 and interest thereon and premium, if any, and all other amounts payable hereunder and under the other Loan Documents and the Secured Swap Agreements and to secure the full and punctual performance and observance of all agreements, covenants and conditions contained herein and contained in the Credit Agreement, the Notes and the other Loan Documents. The formula for the calculation of interest, premium and the terms of their payment together with the terms of the repayment and prepayment of principal, as well as certain agreements, covenants and conditions, are provided in the Credit Agreement.

In consideration of the premises and the additional covenants herein contained and for other good and valuable consideration, the receipt and accuracy of which are hereby acknowledged, and for the purpose of securing as a priority in favor of the Mortgagee, for the benefit of the Lenders, the due and punctual payment and performance of the Obligations (as defined below), the Shipowner has granted, conveyed, mortgaged, pledged, confirmed, assigned, transferred and set over and by these presents does grant, convey, mortgage, pledge, confirm, assign, transfer and set over, unto the Mortgagee, for the benefit of the Lenders, and its successors and assigns, the whole 100% of the above mentioned Vessel owned by the Shipowner, including, without limitation, all of the boilers, engines, machinery, masts, spars, boats, anchors, cables, chains, rigging, tackle, capstans, outfit, tools, pumps and pumping equipment, apparel, furniture equipment, drilling equipment, drill pipes, drilling masts, rotary tables, substructures, draw work, drill bits, blowout prevention equipment, collars, racking, housing, spare parts and supporting inventory, vehicles and living quarters (excluding equipment aboard the Vessel which is not owned by the Shipowner) and all other appurtenances to said Vessel appertaining or belonging, whether now owned or hereafter acquired, whether on board or not, and also any and all additions, improvements and replacements in general effected subsequently on or to the Vessel, or any part thereof, or appurtenance thereto;

TO HAVE AND TO HOLD all and singular the above mortgaged and described property unto the Mortgagee and its successors and assigns, to its and to its successors’ and assigns’ own use, benefit and behoof forever;

PROVIDED, HOWEVER, and these presents are upon the condition, if the Shipowner or the other Obligors (as defined below) or their successors or assigns shall pay or cause to be paid to the Mortgagee and the Lenders the Obligations (as defined below), as and when the same shall become due and payable in accordance with the terms of the Credit Agreement, the other Loan Documents and this Mortgage, and shall duly perform the agreements, covenants and conditions herein and in the Credit Agreement and other Loan Documents, then this Mortgage and the rights hereby granted shall cease and be void, otherwise to remain in full force and effect.

Exhibit E-3 - 2

This Mortgage secures and enforces the following (collectively, the “Obligations”, it being acknowledged and agreed that the “Obligations” shall include extensions of credit and amounts owing of the types described below, whether outstanding on the date hereof or extended or owing from time to time after the date hereof):

(a) all indebtedness, liabilities, obligations and undertakings of every kind or description of the Shipowner, the Borrower and its Subsidiaries (collectively, the “Obligors”), (including, without limitation, all Indebtedness) to the Administrative Agent, the Lenders, or any Secured Swap Provider, arising out of or outstanding or owing under, advanced or issued pursuant to, or evidenced by, the Credit Agreement, the Notes and each other Loan Document to which any of them is a party or the Secured Swap Agreements to which any Secured Swap Provider is a party, including, without limitation, the unpaid principal of and interest and premium on the Loans and all other obligations and liabilities of the Obligors (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Obligor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, arising out of or outstanding under, advanced or issued pursuant to, or evidenced by, the Credit Agreement, the Notes, any other Loan Document or any Secured Swap Agreement, and whether on account of principal, interest, premium, reimbursement obligations, amounts owing upon liquidation, acceleration of obligations under, or termination (including early termination) of any Secured Swap Agreement, fees, indemnities, costs, expenses or otherwise (including, without limitation, all costs, fees and disbursements of counsel to the Mortgagor or any Agent, Lender or Secured Swap Provider that are required to be paid by the Obligors pursuant to the terms of the Credit Agreement, the Notes, any other Loan Document or any Secured Swap Agreement);

(b) the prompt and complete payment when due of any and all additional loans or advances made by the Lenders to or for the benefit of the Borrower or any other Obligor pursuant to the Credit Agreement or any other Loan Document (it being contemplated that the Lenders may lend additional sums to the Obligors pursuant to the Credit Agreement or the other Loan Documents from time to time, but shall not be obligated to do so except as expressly set forth in the Credit Agreement or such other Loan Document, and the Shipowner and the Mortgagee agree that the payment of any such additional loans shall be secured by this Mortgage);

(c) the prompt and complete payment when due of any and all sums which may be advanced or paid by the Mortgagee or the Lenders under the terms hereof or of the Credit Agreement or other Loan Documents on account of the failure of the Shipowner to comply with the covenants of the Shipowner contained herein, or the failure of the Shipowner or any other Obligor to comply with the covenants of the Shipowner or any other Obligor contained in the Credit Agreement or any other Loan Documents; and all other indebtedness of the Shipowner arising pursuant to the provisions of this Mortgage, including penalties, indemnities, legal and other fees, charges and expenses, and amounts advanced by and expenses incurred in order to preserve any collateral or security interest, whether due after acceleration or otherwise;

Exhibit E-3 - 3

(d) the timely and complete performance of all agreements, covenants and conditions contained in this Mortgage, the Credit Agreement, the Notes and the other Loan Documents; and

(g) all renewals, modifications, amendments, restatements, rearrangements, consolidations, substitutions, replacements, enlargements, and extensions of all or any part of the Obligations.

The Shipowner certifies that true forms of the Credit Agreement (including the Notes) are attached to this Mortgage as Exhibit A, and that the terms and conditions of the Credit Agreement and the Notes are incorporated by reference into this Mortgage and form a part hereof.

The Shipowner for itself, its successors and assigns, hereby represents, warrants, covenants, declares and agrees with the Mortgagee and its successors and assigns that the Vessel is to be held subject to the further covenants, conditions, terms and uses hereinafter set forth.

ARTICLE I

DEFINED TERMS; REPRESENTATIONS & WARRANTIES; COVENANTS

Section 1.01 Certain Defined Terms. The following terms used herein have the meanings given to them as follows:

“Secured Swap Agreement” any Swap Agreement entered into by the Borrower, the Shipowner or any Subsidiary permitted by the terms of Section 9.17 of the Credit Agreement.

“Secured Swap Provider” means any Lender or Agent (or Affiliate of any Lender or Agent) party to any Secured Swap Agreement with the Borrower or any Subsidiary while such Lender or Agent (or in the case of its Affiliate, the Person affiliated therewith) is a Lender or an Agent under the Credit Agreement.

Section 1.02 Payment and Performance of Obligations.

(a) The Shipowner agrees that it will promptly and faithfully pay or cause to be paid the Obligations secured hereby and that it will perform and observe all agreements, covenants and conditions, on its part to be performed or observed, contained herein, in the Credit Agreement and each other Loan Document to which it is a party.

(b) The Obligations secured hereby are obligations in Dollars of the United States of America and the term “USD” when used herein shall mean such Dollars. Notwithstanding fluctuations in the value or rate of Dollars in terms of gold, or any other currency, all payments hereunder or otherwise in respect of the Obligations hereby secured shall be payable in Dollars, whether such payment is made before or after the due date.

Section 1.03 Legal Existence; Citizenship; Authorization. The Shipowner is duly organized and validly existing as a limited liability company under the laws of the State of Delaware; it is duly qualified to engage in the trade in which the Vessel operates; it is duly authorized to mortgage the Vessel; all limited liability company action necessary as required by law for the execution and delivery of this Mortgage has been duly and effectively taken; it has

Exhibit E-3 - 4

full power and authority to own and mortgage the Vessel; the Mortgage, the Credit Agreement and the Obligations hereby secured are and will be valid and enforceable obligations of the Shipowner enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles. All necessary consents and approvals of any Governmental Authority or any other entity to the entering into and performance of this Mortgage have been duly obtained or given and the entering into and performance of this Mortgage does not and will not contravene the terms of or constitute a default under (with or without giving of notice or lapse of time or both) any material agreement, instrument or document to which the Shipowner is a party or by which it or its properties are bound or affected. The Shipowner is now, and shall so remain until this Mortgage is discharged, a citizen of the United States pursuant to Section 2 of the Shipping Act of 1916, as amended (46 USC § 802), and is fully qualified to own and operate vessels documented under the laws of the United States.

Section 1.04 Ownership of Vessel; Warranty and Defense of Title. The Shipowner lawfully owns and is lawfully possessed of the whole of the Vessel free from any lien or encumbrance whatsoever (other than Liens permitted by Section 9.03 of the Credit Agreement (“Permitted Liens”)) and will warrant and defend the title and possession thereto and to every part thereof for the benefit of the Mortgagee against the claims and demands of all persons whomsoever, provided, however, that notwithstanding anything herein to the contrary, no intention to subordinate the first priority security interest and Lien granted in favor of the Mortgagee herein is to be hereby implied or expressed by the permitted existence of the Permitted Liens. The Shipowner is the sole owner of the whole of the Vessel.

Section 1.05 Recordation. The Shipowner will cause this Mortgage to be duly recorded in accordance with the provisions of the Vanuatu Maritime Act Cap. 131, as amended (hereinafter called the “Vanuatu Maritime Law”), and will otherwise comply with and satisfy all of the provisions of the Vanuatu Maritime Law in order to establish and maintain this Mortgage as a first preferred mortgage lien thereunder upon the Vessel and upon all renewals, replacements and improvements made in or to the same for the amount of the Obligations secured hereby.

Section 1.06 Operation of Vessel. The Shipowner will not cause or permit the Vessel to be operated in any manner contrary to applicable law, engage in any unlawful trade or operations or violate any applicable law or carry any cargo, in the case of any of the foregoing, that will unreasonably expose the Vessel to penalty, forfeiture or capture and will not do, or suffer or permit to be done, anything which can or may injuriously affect the registration of the Vessel under the laws and regulations of the Republic of Vanuatu and will at all times keep the Vessel duly documented thereunder.

Section 1.07 Claims, Taxes, Fees etc. The Shipowner will pay and discharge or cause to be paid and discharged prior to delinquency, all claims and demands in respect of, and all taxes, assessments, governmental charges, levies, fees, fines and penalties imposed on the Vessel, its cargoes or any income or profits therefrom, in each case on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge upon such Vessel or any income therefrom not constituting a Permitted Lien; provided that the Shipowner shall not be required to

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pay any such claim, demand, fee, tax, assessment, charge, fine, levy, or penalty which is being contested in good faith and by proper proceedings if the Shipowner has maintained adequate reserves with respect thereto in accordance with GAAP, and such Vessel shall not have been arrested or detained therefor, and provided further that such contest shall not subject such Vessel, or any part thereof, to forfeiture or loss.

Section 1.08 Liens. Neither the Shipowner, any charterer, the Master of the Vessel nor any other Person has or shall have any right, power or authority to, and shall not, create, incur or permit to be placed or imposed or continued upon the Vessel, its freights, profits or hire, any Lien whatsoever other than for crew’s wages and salvage, the lien of this Mortgage and Permitted Liens.

Section 1.09 Notice of Mortgage. The Shipowner will place, and at all times and places will retain, a properly certified copy of this Mortgage on board the Vessel with her papers and will cause such certified copy and such Vessel’s marine document to be exhibited to any and all persons having business therewith which might give rise to any lien thereon other than liens for crew’s wages and salvage, and to any representative of the Mortgagee; and will place and prominently display in the chart room and in the Master’s cabin of such Vessel a framed printed notice in plain type reading as follows:

“NOTICE OF MORTGAGE

This Vessel is covered by a First Preferred Ship Mortgage in favor of Comerica Bank, as Administrative Agent, Mortgagee, under authority of the Vanuatu Maritime Act Cap. 131, as amended. Under the terms of said Mortgage, neither the owner, any charterer, the Master of this Vessel nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any other lien whatsoever except Permitted Liens (as defined in the Mortgage).”

Section 1.10 Libel or Attachment. If a libel or complaint be filed against the Vessel or the Vessel is otherwise attached, levied upon or taken into custody or sequestered by virtue of any legal proceeding in any court or by a government or other authority, the Shipowner will promptly notify the Mortgagee thereof by facsimile, telex, cable or telegram, as appropriate, confirmed by letter, at its office, and within thirty (30) days of any arrest arising out of such libel or complaint will cause such Vessel to be released and all Liens thereon (other than Permitted Liens) to be discharged and will promptly notify the Mortgagee thereof in the manner aforesaid. In the event that the Shipowner does not appear in such action by filing a claim of owner or similar pleading within such thirty (30) day period, the Shipowner does hereby authorize and empower the Mortgagee, in the name of the Shipowner, or its successor or assigns, to apply for and receive possession of and to take possession of such Vessel with all the rights and powers that the Shipowner, or its successors or assigns, might have, possess or exercise in any such event; and this power of attorney shall be irrevocable and may be exercised not only by the Mortgagee hereinabove named but also by any one such appointee or the appointees of the Mortgagee, with full power of substitution, to the same extent as if the said appointee or appointees had been named as one of the attorneys above named by express designation. The Shipowner will notify the Mortgagee within three (3) Business Days after it has become known to the Shipowner of any average or salvage incurred by the Vessel.

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Section 1.11 Maintenance of Vessel.

(a) Except while such Vessel is undergoing repairs, maintenance or is stacked or in lay up, the Shipowner will at all times and without cost or expense to the Mortgagee maintain and preserve, or cause to be maintained and preserved, the Vessel in good running order and repair, so that the Vessel shall be, insofar as due diligence can make it so, tight, staunch, strong and well and sufficiently tackled, appareled, furnished, equipped and in every respect seaworthy and in good operating condition and fit for its intended service; and will keep the Vessel, or cause it to be kept in such condition as will entitle it to at least the current classification and rating for the Vessel in the American Bureau of Shipping, or other classification society of like standing. The Shipowner will at all times keep the Vessel (other than a Vessel that is stacked or in lay up) in such condition to ensure that it maintains its current classification rating from the American Bureau of Shipping, and the Shipowner shall furnish to the Mortgagee annually, commencing July 30, 2005, a certificate from the American Bureau of Shipping confirming that such classification has been maintained. The Vessel shall, and the Shipowner covenants that it will, at all times comply in all material respects with all applicable laws, treaties and conventions to which the Republic of Vanuatu is a party, and rules and regulations issued thereunder, and shall have on board as and when required thereby valid certificates showing compliance therewith. The Shipowner will not make, or permit to be made, any substantial change in the structure, rig or type of the Vessel that would materially diminish the value of the Vessel without first receiving the written consent of the Mortgagee, which consent shall not be unreasonably withheld.

(b) So long as any of the Obligations are outstanding, the Shipowner will cause the Vessel (other than when the Vessel is stacked or in lay up) to be repaired and overhauled as the need arises in order to keep such Vessel well maintained and in seaworthy condition.

(c) The Shipowner will promptly, but in any event within forty-eight (48) hours thereof, give notice to the Mortgagee if the Vessel is put into the possession of any yard for the purpose of repairs in an amount exceeding or likely to exceed ten percent (10%) of the insured total loss value of such Vessel at any time.

Section 1.12 Inspection; Attorney in Fact.

(a) Subject to the terms of the Credit Agreement, the Shipowner will at all reasonable times afford the Mortgagee or its authorized representatives at their risk and expense full and complete access to the Vessel during normal business hours for the purpose of inspecting such Vessel, its cargoes and its papers, and the Shipowner will deliver for inspection copies of such contracts and documents relating to such Vessel, whether on board or not, as the Mortgagee may request, provided however, that (i) non public information obtained by the Mortgagee pursuant to any Loan Document concerning the Shipowner, the Vessel, any other assets of the Shipowner or the Shipowner’s financial condition and prospects shall be kept confidential by the Mortgagee in accordance with Section 12.11 of the Credit Agreement (subject to the exceptions contained therein), unless such non governmental parties shall agree prior thereto to be bound by this Section 1.12 and (ii) any inspection of the Vessel and its papers shall be subject to the requirements of any operators of such Vessel and any applicable Governmental Authority.

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(b) The Shipowner hereby appoints the Mortgagee as attorney-in-fact of the Shipowner, whether or not an event of default shall have occurred or is continuing, to appear before governmental bodies, classification societies and insurers and to demand and receive to the same extent that the Shipowner itself might, all information and certificates respecting (i) the corporate status of the Shipowner under the laws of its jurisdiction of incorporation or any other jurisdiction in which it may have qualified to do business, (ii) the status of the Vessel under the laws and regulations of its country of registration and its compliance with the requirements thereof, and (iii) the state of the records of the Vessel or of the Shipowner in respect of the Vessel in any classification society with which the Vessel may be classed or of any company, association or club by whom the Vessel or the Shipowner in respect of the Vessel may be insured; and the Shipowner hereby agrees that the Mortgagee may execute its powers as attorney-in-fact as aforesaid through its agents, representatives and attorneys. This power of attorney is coupled with an interest and shall be irrevocable as long as the Obligations remain outstanding.

Section 1.13 No Change in Registry. The Shipowner will not transfer or change the flag or port of documentation of the Vessel without the written consent of the Mortgagee first had and obtained, and any such written consent to any one transfer or change of flag or port of documentation shall not be construed to be a waiver of this provision with respect to any subsequent proposed transfer or change of flag or port of documentation for the Vessel.

Section 1.14 Sale or other Dispositions. Except as permitted by the Credit Agreement, the Shipowner will not sell, mortgage, bareboat charter, transfer or in any other way dispose of all or any part of the Vessel, provided, however, the Shipowner may bareboat charter the Vessel in the ordinary course of business.

Section 1.15 Insurance.

(a) Types and Coverage. The Shipowner will, at its own expense, when and so long as this Mortgage shall be outstanding, insure or cause to be insured the Vessel against the risks indicated below, in addition to such other risks which would be covered by experienced, prudent, and responsible owners of similar vessels engaged in similar operations in places and under conditions comparable to those in which such Vessel is employed from time to time and possessing financial and operating characteristics similar to the Shipowner (“Similar Companies”) in accordance with the usual and customary practices of Similar Companies, and keep it insured, in the aggregate, in lawful money of the United States, for not less than the higher of (i) the full commercial value of such Vessel as reasonably determined by the Shipowner, (ii) the amount of coverage that would be obtained by Similar Companies on such Vessel, or (iii) an amount with respect to such Vessel when aggregated with the coverage on all other Drilling Rigs and Lift Boats equals at least USD 190,000,000. The Vessel shall in no event be insured for an amount less than the agreed valuations as set forth in the applicable marine and war risk policies. Such insurance shall be on the basis of “new for old” with no deduction for depreciation and shall cover marine and war risk perils, on hull and machinery (including excess value), and shall be maintained in the broadest forms available in the American, British or equivalent insurance markets for vessels of the same type as such Vessel, provided that war risk insurance shall only be required if such Vessel operates outside of the United States territorial waters in the Gulf of Mexico. The Shipowner shall also obtain such workmen’s compensation or

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longshoremen’s and harbor worker’s insurance as shall be required by applicable law, including endorsements for Outer Continental Shelf operations, borrowed servant, voluntary compensation, and in rem claims. In addition, the Shipowner shall maintain or cause to be maintained protection and indemnity insurance, including coverage for contractual liability, contractual and legal wreck removal, crew coverage, excess collision, salvage, general average, care, pollution, custody and control coverage through underwriters or associations reasonably acceptable to the Mortgagee in an amount equal to the higher of (i) the full commercial value of the Vessel as reasonably determined by the Shipowner, (ii) the amount of coverage that would be obtained by Similar Companies on the Vessel, and (iii) an amount with respect to the Vessel when aggregated with the coverage on all other Drilling Rigs and Lift Boats equals at least USD 190,000,000, provided, however, that war risk protection and indemnity insurance shall be in an amount not less than the amount of insurance against total loss. The Shipowner shall at all times during which the Vessel is operating within the jurisdiction of the United States of America, maintain or cause to be maintained insurance or post bond or maintain or cause to be maintained approved evidence of financial responsibility with respect to such Vessel to cover the actual cost of removal of discharged oil for which the Shipowner or such Vessel may be held strictly liable (or held liable due to the negligence of the Shipowner, any charterer or any other Person) under the Clean Water Act of 1977, OPA or the Outer Continental Shelf Lands Act, or under any other federal or state law which, in the future, may apply to such Vessel or to the Shipowner; and the Shipowner shall maintain insurance covering similar pollution risks or liabilities incident thereto under any law, regulation, or judicial decision of any foreign jurisdiction or jurisdictions or political subdivision thereof applicable to the Shipowner, such Vessel, or its operations.

(b) Deductibles. No insurance required to be carried by the Shipowner pursuant to this Section 1.15 shall include a deductible or self-insured retention in excess of USD 2,000,000 per occurrence.

(c) Insurers; Provisions. The policy or policies of insurance shall be issued by responsible underwriters reasonably acceptable to the Mortgagee, shall contain conditions, terms, stipulations and insuring covenants reasonably satisfactory to the Mortgagee and shall be kept in full force and effect by the Shipowner so long as this Mortgage shall be outstanding. All insurance policies, binders and other interim insurance contracts (with the exception of Workers’ Compensation, U.S. Longshoremen & Harbor Workers Compensation and Maritime Employers Liability) shall be executed and issued in the name of the Shipowner, shall name the Mortgagee and the Lenders in a manner such that they are afforded the stature of additional insureds, and shall provide that loss shall be payable to the Mortgagee for distribution by it to itself and the Shipowner as their interests may appear. The Mortgagee shall permit all insurance proceeds to be applied in the manner set forth in this Mortgage and in the Credit Agreement. All insurance policies shall provide (i) for at least thirty (30) days’ prior notice to be given to the Mortgagee by the underwriters or association in the event of (A) cancellation or reduction in amount or material change in coverage or (B) the failure of the Shipowner to pay any premium or call which would suspend coverage under the policy or the payment of a claim thereunder and (ii) that (A) there shall be no recourse against the Mortgagee (or its assignee) for the payment of premiums or commissions and (B) if such policies provide for the payment of club calls, assessments or advances, there shall be no recourse against the Mortgagee (or its assignee) for the payment thereof.

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(d) Compliance. The Shipowner shall not do any act, nor voluntarily suffer nor permit any act to be done, whereby any insurance required by this Section 1.15 shall or may be suspended, impaired or defeated, or suffer or permit the Vessel to undertake any drilling operations, carry any cargoes or proceed into an area then excluded by trading warranties under its marine and war risk policies (including protection and indemnity) without obtaining all necessary additional coverage, satisfactory in form and substance, and evidence of which shall be furnished, to the Mortgagee.

(e) Loss. In the event of an actual or constructive total loss or a compromised constructive total loss or requisition of the Vessel, (i) all insurance payments therefor shall be paid to the Mortgagee and, at the Shipowner’s option, shall be applied to the Obligations in the manner required by the Credit Agreement or turned over to the Shipowner in accordance with Section 3.04(c)(iv) of the Credit Agreement, and (ii) the Mortgagee shall retain out of the insurance payments received on account of such loss and held by the Mortgagee, any sum or sums that shall be or become owing to the Mortgagee under this Mortgage for the cost, if any, of collecting the insurance, which sum or sums shall become the sole property of the Mortgagee. The Shipowner shall not declare or agree with underwriters that the Vessel is a constructive or compromised, agreed or arranged constructive total loss without the prior written consent of the Mortgagee.

(f) Policies. The Shipowner upon execution of this Mortgage, shall deliver to the Mortgagee a broker’s certificate evidencing the insurance maintained under this Section 1.15. If the Shipowner executes any new or renewal policies of insurance under this Section 1.15, the Shipowner will promptly, but in any event within 5 days thereafter, deliver to the Mortgagee a true and complete copy of a broker’s certificate with respect to such policies. Upon the request of the Mortgagee, but so long as no Event of Default has occurred and is continuing not more than once in each calendar year, the Shipowner shall provide to the Mortgagee copies of all insurance policies, binders and other evidences of the insurances on the Vessel.

(g) Certificates. Annually, commencing July 30, 2005, the Shipowner shall furnish to the Mortgagee, a certificate of a reputable insurance broker, in form and substance reasonably satisfactory to the Mortgagee as to the insurance maintained by the Shipowner pursuant to this Section 1.15, specifying the respective policies of insurance covering the same and attaching certificates of confirmation evidencing the same and stating with regard to the insurance maintained by the Shipowner pursuant to this Section 1.15 the amounts, deductibles, and the risks against which such insurance is issued.

(h) Obligation to Collect. The Shipowner shall, at no cost or expense to the Mortgagee, have the duty and responsibility to make all proofs of loss and take any and all other steps necessary to effect collections from underwriters for any loss under any insurance on or in respect of the Vessel or the operation thereof.

Section 1.16 Reimbursement. The Shipowner will reimburse the Mortgagee promptly with interest at the rate provided for in Section 3.02(c) of the Credit Agreement, for any and all expenditures which the Mortgagee may, from time to time, make, lay out or expend in providing such protection in respect of insurance, discharge or purchase of liens, taxes, dues, assessments, governmental charges, fines and penalties lawfully imposed, repairs, attorneys’ fees, translation

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fees for documents made in a language other than English and other matters as the Shipowner is obligated herein to provide, but fails to provide. Such obligation of the Shipowner to reimburse the Mortgagee shall be an additional indebtedness due from the Shipowner, secured by this Mortgage, and shall be payable by the Shipowner on demand. The Mortgagee, though privileged so to do, shall be under no obligation to the Shipowner to make any such expenditures, nor shall the making thereof relieve the Shipowner of any default in that respect.

Section 1.17 Contracts. The Shipowner will use its commercially reasonable efforts to fully perform any and all charter parties or drilling contracts which are or may be entered into with respect to the Vessel.

Section 1.18 Taxes. If at any time taxes should be levied anywhere on the principal or the interest in respect of or arising out of this Mortgage or any other instruments to be effected thereunder or in any other manner whatsoever as a consequence of or in connection with the Obligations, such taxes shall be borne and paid by the Shipowner. If by the provisions of the relevant law such an arrangement cannot be legally made, the Mortgagee may require immediate payment of all sums secured under this Mortgage.

Section 1.19 Further Assurances.

(a) In the event that this Mortgage or any provision hereof shall be deemed invalidated in whole or in part by reason of any present or future law or any decision of any authoritative court, or if the documents at any time held by the Mortgagee shall be deemed by the Mortgagee for any reason insufficient to carry out the true intent and spirit of this Mortgage, then from time to time, the Shipowner will execute, on its own behalf, such other and further assurances and documents as in the reasonable opinion of the Mortgagee may be required more effectively to subject the Vessel to the payment of the Obligations, as in this Mortgage provided, and the performance of the terms and provisions of this Mortgage, the Notes and the Credit Agreement.

(b) From time to time on the request of the Mortgagee, the Shipowner will furnish to the Mortgagee: (i) such favorable opinions of counsel, including United States legal opinions, in form and substance reasonably satisfactory to the Mortgagee and (ii) such instruments executed by the Shipowner or on its behalf or by any or all officers, members, managers or directors of the Shipowner, in each case, relating to this Mortgage or any of the transactions contemplated hereby, as the Mortgage may reasonably request.

ARTICLE II

EVENTS OF DEFAULT AND REMEDIES

Section 2.01 Events of Default. The occurrence and continuation of an Event of Default under the Credit Agreement shall constitute an “Event of Default” hereunder.

Section 2.02 Remedies. Upon the occurrence and during the continuance of any Event of Default, the Mortgagee may, at the Mortgagee’s option, and by or through itself or otherwise, do any one or more of the following:

(a) exercise all of the rights and remedies in foreclosure and otherwise given to mortgagees by the laws and regulations of the Republic of Vanuatu or of any country where the Vessel may be found or of any other applicable jurisdiction.

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(b) bring suit at law, in equity or in admiralty, in any court of any nation of the world, or initiate and prosecute such other judicial, extrajudicial, or administrative proceedings, as it may be advised, to recover judgment for the Obligations, and collect the same out of any and all of the properties of the Shipowner, whether covered by this Mortgage or otherwise.

(c) take and enter into possession of the Vessel, at any time, wherever the same may be, without legal process and without being responsible for loss or damage, and the Shipowner or other person in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of such Vessel.

(d) without being responsible for loss or damage, the Mortgagee may hold, lay up, lease, charter, operate or otherwise use the Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, day rates, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of such Vessel or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of such Vessel and charging upon all receipts from the use of such Vessel or from the sale thereof by court proceedings or pursuant to Section 2.02(e), all costs, expenses, charges, damages or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given it to take the Vessel, the Mortgagee shall have the right to dock such Vessel, for a reasonable time at any dock, pier or other premises of the Shipowner without charge, or to dock her at any other place at the cost and expense of the Shipowner.

(e) sell the Vessel without judicial process and without being responsible for any loss or damage arising therefrom, except as may be directly and proximately caused by its willful misconduct, recklessness or gross negligence, in such place, time and manner as the Mortgagee may, in its sole judgment, deem fit. In the event that the Vessel shall be offered for sale by private sale, reasonable notice must be given to the Shipowner but need not be more than twenty (20) days before the private sale, and no newspaper publication of notice shall be required, nor notice of adjournment of sale; sale may be held at such place and at such time as the Mortgagee by notice may have specified, or may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and without further notice or publication the Mortgagee may make any such sale at the time and place to which the same shall be so adjourned. At the sale, the Mortgagee may acquire such Vessel in satisfaction of all or a portion of the outstanding Obligations.

Section 2.03 Finality of Sale. It is expressly agreed that upon payment of the purchase price, the purchaser shall acquire good and peaceful title to the Vessel subject of such sale, and shall not be affected by any claim or potential claim of the Shipowner, whether or not such claim or potential claim comes to the knowledge of the purchaser. Any sale of the Vessel made in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the

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Shipowner therein and thereto, and shall bar the Shipowner, its successors and assigns, and all persons claiming by, through or under them, from asserting any claim or right, title or interest therein or thereto. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof.

Section 2.04 Power to Convey. The Mortgagee is hereby appointed attorney-in-fact of the Shipowner, upon the happening of any Event of Default, to execute and deliver to any purchaser aforesaid, and is hereby vested with full power and authority to make, in the name and on behalf of the Shipowner, a good conveyance of the title to the Vessel so sold. In the event of any sale of the Vessel, under any power herein contained, the Shipowner will, if and when required by the Mortgagee, execute such form of conveyance of such Vessel as the Mortgagee may direct or approve.

Section 2.05 Place of Sale; Conveyance. Any sale may be conducted without bringing the Vessel subject of such sale to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage. The Shipowner hereby irrevocably constitutes and appoints the Mortgagee and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Shipowner or in the Mortgagee’s own name, to make in the name and on behalf of the Shipowner, all necessary transfers of the Vessel in accordance with this Article II for a good conveyance of the title to such Vessel, and for that purpose the Mortgagee shall execute all necessary instruments of assignment and transfer (including bills of sale), the Shipowner hereby ratifying and confirming all that its said attorney shall lawfully do by virtue hereof. Nevertheless, the Shipowner shall, if so requested by the Mortgagee, ratify and confirm any sale of the Vessel by executing and delivering to the purchaser thereof such proper bills of sale, conveyances, instruments of transfer and releases as may be designated in such request.

Section 2.06 Revenues and Proceeds of Vessel; Prior Liens.

(a) The Shipowner hereby irrevocably constitutes and appoints the Mortgagee and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Shipowner or in the Mortgagee’s own name, to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freights, hire, earnings, issues, revenues, income and profits of the Vessel and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due in respect of such Vessel or in respect of any insurance thereon from any person whomsoever, and to make, give and execute in the name of the Shipowner acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, all checks, notes, drafts, warrants, agreements and other instruments in writing with respect to the foregoing. To the extent permitted by law, the Shipowner hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable. The powers conferred on the Mortgagee hereunder are solely to protect its interests in the Vessel and shall not impose any duty upon it to exercise any such powers. THE MORTGAGEE SHALL BE ACCOUNTABLE ONLY FOR THE AMOUNTS THAT IT ACTUALLY RECEIVES AS A RESULT OF THE EXERCISE OF

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SUCH POWERS, AND NEITHER IT NOR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS SHALL BE RESPONSIBLE TO THE SHIPOWNER FOR ANY ACT OR FAILURE TO ACT, EXCEPT FOR THE MORTGAGEE’S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Notwithstanding the foregoing, the Mortgagee agrees that it will not exercise any rights under the power of attorney provided for in this Section 2.05(a) unless an Event of Default shall have occurred and be continuing.

(b) The Mortgagee is hereby irrevocably authorized to pay or furnish indemnity in the proper amounts against any Liens which have or may (in the opinion of the Mortgagee) have priority over the Lien of this Mortgage and which are not permitted under this Mortgage or the Credit Agreement.

Section 2.07 Delivery of Vessel. Whenever any right to enter and take possession of the Vessel accrues to the Mortgagee, it may require the Shipowner to deliver, and the Shipowner shall on demand, at its own cost and expense, deliver to the Mortgagee such Vessel at the location reasonably designated by the Mortgagee.

Section 2.08 Additional Rights. The Shipowner covenants and agrees that in addition to any and all other rights, powers and remedies elsewhere in this Mortgage granted to and conferred upon the Mortgagee, the Mortgagee in any suit to enforce any of its rights, powers or remedies shall be entitled as a matter of right and not as a matter of discretion (a) to seek the appointment of a receiver or receivers of the Vessel and any receiver or receivers so appointed shall have full right and power to use and operate such Vessel as shall be ordered by the federal court, and (b) to a decree ordering and directing the sale and disposal of the Vessel, and the Mortgagee may become the purchaser at such sale and shall have the right to credit against the purchase price any and all sums of money due hereunder.

Section 2.09 Judgment. The Shipowner covenants that upon the occurrence of and continuance of any one or more of the Events of Default, upon written demand of the Mortgagee, the Shipowner will pay to the Mortgagee the whole amount due and payable on the Obligations hereby secured together with any other amounts due hereunder or under any other Loan Document; and in case the Shipowner shall fail to pay same forthwith upon such demand, the Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with such further amounts as shall be sufficient to cover the reasonable fees and expenses of the Mortgagee’s or the Lenders’ agents, attorneys and counsel and any necessary advances, expenses and liabilities made or incurred by any of them hereunder. All moneys collected by the Mortgagee under this Section 2.08 shall be applied by the Mortgagee in accordance with the provisions of Section 2.11.

Section 2.10 Acceptance of Cure. If at any time after an Event of Default and prior to any foreclosure action having been taken by the Mortgagee under any of the Loan Documents to realize upon the security provided by such documents, the Shipowner offers completely to cure all Events of Default and to pay all expenses, advances and damages to the Mortgagee consequent to such Events of Default, with interest at the rate provided for late payments in the Credit Agreement, then the Mortgagee may, but shall not be required to, accept such offer and payment and restore the Shipowner to its former position, but such action shall not affect any subsequent Event of Default or impair any rights consequent thereon.

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Section 2.11 Restoration of Position. In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Shipowner and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

Section 2.12 Application of Proceeds. The proceeds of any sale or other disposition of the Vessel received by the Mortgagee and the net earnings of any charter operation or other use of the Vessel received by the Mortgagee under any of the rights, powers or remedies herein specified and any and all other moneys received by the Mortgagee pursuant to or under the terms of this Mortgage or in any proceeding hereunder, the application of which has not elsewhere herein been specifically provided for, shall be applied as follows: (i) first, to the payment of all reasonable expenses and charges, including the expense of sale, the expenses of retaking, attorney’s fees, court costs, and any other expenses or advances made or incurred by the Mortgagee in the protection of its rights or the pursuance of its remedies hereunder; and (ii) second, in accordance with Section 10.02(c) of the Credit Agreement.

Section 2.13 Deficiency. To the extent the proceeds of the sale of the Vessel are not sufficient to pay the aggregate amount of the Obligations, any Person liable for the Obligations (including without limitation, the Shipowner, the Borrower and any Subsidiary to the extent such Persons are liable) shall remain jointly and severally liable for such deficiency. Without limiting the generality of the foregoing, the rights and remedies of the Mortgagee under this Mortgage and the other agreements, documents and instruments securing or guarantying any of the Obligations shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any right or remedy.

ARTICLE III

GENERAL POWERS OF MORTGAGEE

Section 3.01 Arrest or Detention of Vessel. In the event that the Vessel shall be arrested or detained by a marshal or other officer of any court of law, equity or admiralty jurisdiction in any country or nation of the world or by any government or other entity and shall not be released from arrest or detention within thirty (30) days from the date of arrest or detention, the Shipowner does hereby authorize and empower the Mortgagee, in the name of the Shipowner, or its successors or assigns, to apply for and receive possession of and to take possession of such Vessel with all the rights and powers that the Shipowner, or its successors or assigns, might have, possess or exercise in any such event; and this power of attorney shall be irrevocable and may be exercised not only by the Mortgagee but also by its appointee or appointees, with full power of substitution, to the same extent as if the said appointee or appointees had been named as the attorney above named by express designation. All expenditures made or incurred by them or any of them for the purpose of the foregoing shall be a debt due from the Shipowner, its successors and assigns, to the Mortgagee and shall be secured by the Lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

Exhibit E-3 - 15

Section 3.02 Suits. The Shipowner also authorizes and empowers the Mortgagee or its appointees or any of them to appear in the name of the Shipowner, its successors or assigns, in any court of any country or nation of the world where a suit is pending against the Vessel because of or on account of any alleged Lien against such Vessel from which such Vessel has not been released and to take such proceedings as to it may seem proper towards the defense of such suit and the discharge of such Lien, and all expenditures made or incurred by them or any of them for the purpose of such defense or purchaser or discharge shall be a debt due from the Shipowner, its successors and assigns, to the Mortgagee and shall be secured by the Lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

Section 3.03 Performance of Shipowner’s Obligations. If the Shipowner fails to perform any obligation or covenant under this Mortgage, the Mortgagee shall have the right, but not the obligation, to perform or take such actions to comply with the terms of this Mortgage, and all amounts reasonably expended in connection with such conduct shall be a demand obligation of the Shipowner owing to Mortgagee at the post-default rate of interest specified in Section 3.02(b) of the Credit Agreement and shall be secured by the Lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

ARTICLE IV

SUNDRY PROVISIONS

Section 4.01 Successors and Assigns. All of the covenants, promises, stipulations and agreements of the Shipowner in this Mortgage contained shall bind the Shipowner and its successors and assigns and shall inure to the benefit of the Mortgagee and its successors and assigns. In the event of any assignment of this Mortgage, the term “Mortgagee”, as used in this Mortgage, shall be deemed to mean any such assignee.

Section 4.02 Agents. Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of the Mortgagee hereunder.

Section 4.03 Severability. In the event that any provision of this Mortgage or the Credit Agreement shall be deemed invalid or unenforceable by reason of any present or future law or any decision of any authoritative court, the validity and enforceability of the other provisions hereof or thereof shall not be affected thereby.

Section 4.04 Expenses. The Shipowner agrees to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of the Credit Agreement, the Notes, this Mortgage, and any other instrument contemplated thereby (including the reasonable fees and out-of-pocket expenses of counsel to the Mortgagee and of local counsel selected by said counsel in any jurisdiction involved in the transactions contemplated by the Credit Agreement and this Mortgage) and costs and expenses, including counsel fees, in connection with the enforcement of the Credit Agreement, the Notes, this Mortgage and any other instrument contemplated thereby, as well as costs for translations and any and all stamp and other taxes of every character, if any, now or hereafter in effect, whether foreign or domestic, not including taxes imposed on the income or assets (including franchise and bank shares taxes) of the Mortgagee or the Lenders by

Exhibit E-3 - 16

the United States of America or any political subdivisions thereof, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of the Credit Agreement, the Notes and this Mortgage, and any other instrument contemplated thereby and the payments to be made thereunder, whether any such tax be imposed upon the Mortgagee or the Lenders and to save the Lenders and the Mortgagee harmless from any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

Section 4.05 INDEMNIFICATION. THE SHIPOWNER AGREES (a) TO INDEMNIFY AND HOLD HARMLESS THE MORTGAGEE, EACH LENDER AND EACH AGENT AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS, EMPLOYEES, AGENTS AND AFFILIATES (INDIVIDUALLY AN “INDEMNITEE,” AND COLLECTIVELY, THE “INDEMNITEES”) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LOSSES, JUDGMENTS AND LIABILITIES (INCLUDING LIABILITIES FOR PENALTIES) OF WHATSOEVER KIND OR NATURE, AND (b) TO REIMBURSE EACH INDEMNITEE FOR ALL REASONABLE COSTS AND EXPENSES, INCLUDING REASONABLE ATTORNEYS’ FEES, IN EACH CASE ARISING OUT OF OR RESULTING FROM THIS MORTGAGE OR THE EXERCISE BY ANY INDEMNITEE OF ANY RIGHT OR REMEDY GRANTED TO IT HEREUNDER (BUT EXCLUDING ANY CLAIMS, DEMANDS, LOSSES, JUDGMENTS AND LIABILITIES OR EXPENSES TO THE EXTENT INCURRED BY REASON OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE (AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE DECISION)). IN NO EVENT SHALL THE MORTGAGEE BE LIABLE, IN THE ABSENCE OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON ITS PART, FOR ANY MATTER OR THING IN CONNECTION WITH THIS MORTGAGE OTHER THAN TO ACCOUNT FOR MONIES ACTUALLY RECEIVED BY IT IN ACCORDANCE WITH THE TERMS HEREOF. IF AND TO THE EXTENT THAT THE OBLIGATIONS OF THE SHIPOWNER UNDER THIS SECTION 4.05 ARE UNENFORCEABLE FOR ANY REASON, THE SHIPOWNER HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF SUCH OBLIGATIONS WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. THE INDEMNITY OBLIGATIONS OF THE SHIPOWNER CONTAINED IN THIS SECTION 4.05 SHALL CONTINUE IN FULL FORCE AND EFFECT NOTWITHSTANDING THE FULL PAYMENT OF ALL OF THE NOTES AND THE PAYMENT OF ALL OTHER OBLIGATIONS AND NOTWITHSTANDING THE DISCHARGE THEREOF.

Section 4.06 Counterparts. This Mortgage may be executed in any number of counterparts, and all such counterparts executed and delivered each as an original shall constitute but one and the same instrument.

Section 4.07 Amendments. None of the terms and conditions of this Mortgage may be changed, waived, modified or varied in any manner whatsoever except in accordance with the terms of the Credit Agreement.

Exhibit E-3 - 17

Section 4.08 Notices.

(a) Any notice or other communication to be given pursuant hereto shall be sent by hand or by postage prepaid letter or by facsimile confirmed by letter and addressed:

To the Shipowner:

Hercules Drilling Company, LLC

2929 Briarpark Drive, Suite 435

Houston, Texas 77042

Attention: Don Rodney

Telefax No.: 713-952-7977

To the Mortgagee:

Comerica Bank, as Administrative Agent

910 Louisiana, Suite 410

Houston, TX 77002

Attention: Mona Foch

(b) Any notice of communication sent by postage prepaid letter shall be deemed to be received three days after mailing. Any notice or communication sent by facsimile shall be deemed received at the opening of business the day after transmission. Any notice or communication sent by hand shall be deemed to be received on the day sent if sent during normal business hours and otherwise at the opening of business on the day following delivery.

Section 4.09 Right of Peaceful Enjoyment. Subject in all respects to the terms and conditions of the Credit Agreement and the other Loan Documents, so long as no Event of Default shall have occurred and be continuing, the Shipowner (a) shall be suffered and permitted to retain actual possession and use of the Vessel and (b) if permitted by Section 9.12 of the Credit Agreement, shall have the right, from time to time, in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings or equipment, drilling equipment, pumps, drill pipes, collars, racking, housing, spare parts and supporting inventory, vehicles and living quarters or any other appurtenances of the Vessel that are no longer useful, necessary, profitable or advantageous in the operation of such Vessel, first or simultaneously having provided for the replacement thereof by new boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings, equipment, drilling equipment, pumps, drill pipes, collars, racking, housing, spare parts and supporting inventory, vehicles and living quarters or other appurtenances of substantially equal value to the Shipowner, which shall forthwith become subject to the lien of this Mortgage as a first preferred mortgage lien thereon.

Section 4.10 Termination.

(a) At such time as the Obligations shall have been paid in full, all Letters of Credit shall have terminated, and the Commitments have been terminated, then the Mortgagee, at the request and sole expense of the Shipowner, shall forthwith cause reconveyance, satisfaction and

Exhibit E-3 - 18

discharge of this Mortgage to be entered upon the record, without recourse and without any representation or warranty of any kind, and shall execute and deliver or cause to be executed and delivered such instruments of reconveyance, satisfaction and reassignment as may be appropriate. Otherwise, this Mortgage shall remain and continue in full force and effect.

(b) If the Vessel shall be sold by the Shipowner in a transaction permitted by Section 9.12 of the Credit Agreement, then the Mortgagee, at the request and sole expense of the Shipowner, shall promptly execute and deliver to the Shipowner all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Vessel, without recourse and without any representation or warranty; provided that the Shipowner shall have delivered to the Mortgagee, at least five (5) Business Days prior to the date of the proposed release, a written request of a Responsible Officer of the Shipowner for release identifying the Shipowner and such Vessel and the terms of the sale in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Shipowner stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents. Any such action taken by the Mortgagee shall be without warranty by or recourse.

Section 4.11 Rights Cumulative. Each and every right, power and remedy herein given to the Mortgagee and/or the Lenders shall be cumulative and shall be in addition to every other right, power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every right, power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee and/or the Lenders, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Mortgagee or by any Lender in the exercise of any right or power or in the pursuance of any remedy accruing upon any Event of Default shall impair any such right, power or remedy or be construed to be a waiver of any such Event of Default or to be an acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of the Obligations hereby secured maturing after any Event of Default or of any payment on account of any past default be construed to be a waiver of any right to take advantage of any future Event of Default or of any past Event of Default not completely cured thereby.

Section 4.12 GOVERNING LAW. THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AND THE GENERAL MARITIME LAW OF THE UNITED STATES OF AMERICA.

Section 4.13 No Waiver of Preferred Status. No provision of this Mortgage or the Credit Agreement shall be deemed to constitute a waiver by the Mortgagee of the preferred status of this Mortgage given by the laws of the Republic of Vanuatu or comparable legislation of any other jurisdiction where this Mortgage may be enforced, and any provision of or incorporated in this Mortgage which would otherwise constitute such a waiver shall to such extent be of no force or effect.

Exhibit E-3 - 19

Section 4.14 Recordation.

(a) The maximum principal amount that may be outstanding under this Mortgage is One Hundred Ninety Million United States Dollars (USD 190,000,000.00) and for the purpose of recording this Mortgage, the total amount of this First Preferred Ship Mortgage is One Hundred Ninety Million United States Dollars (USD 190,000,000.00), and interest, expenses and performance of mortgage covenants. The discharge amount is the same as the total amount.

(b) Shipowner hereby grants the law firm of Vinson & Elkins L.L.P. a power of attorney to record this Mortgage through Vanuatu Maritime Service Limited in accordance with Vanuatu Maritime Law, and to take all actions incidental thereto and related therewith.

Section 4.15 Defined Terms. All capitalized terms used in this Mortgage and not defined herein shall have the meanings given to them in the Credit Agreement.

The Mortgagee hereby accepts all of the terms and conditions set forth in this First Preferred Ship Mortgage and the first preferred mortgage lien granted hereby.

[Remainder of page intentionally left blank.]

Exhibit E-3 - 20

IN WITNESS WHEREOF, the Shipowner has caused this Mortgage to be duly executed this      day of June, 2005.

HERCULES DRILLING COMPANY, LLC

By:
Name:
Title:

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

On this      day of June, 2005, before me personally appeared                                                              , to me known, who, being by me duly sworn, did depose and say that he resides at                                                               that he is the                      of Hercules Drilling Company, LLC, the limited liability company described in the foregoing instrument; that he signed his name thereto by order of the Sole Manager of said limited liability company and that the foregoing instrument is the act and deed of said limited liability company.

Notary Public

Exhibit E-3 - 21

Agreed to and accepted by:

COMERICA BANK, as Administrative Agent

By:
Name:
Title:

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

On this      day of June, 2005, before me personally appeared                                                              , to me known, who, being by me duly sworn, did depose and say that                      resides at                                                               that                      is the                                  of Comerica Bank, the Mortgagee described in the foregoing instrument; that he signed his name thereto by order of said Mortgagee and that the foregoing instrument is the act and deed of                     .

Notary Public

Exhibit E-3 - 22

Exhibit A

Credit Agreement and Notes

(See Attached)

Exhibit E-3 - 23

EXHIBIT E-5

FORM OF FIRST NAVAL SHIP MORTGAGE

on the Vessel

HERCULES 21

executed by

HERCULES DRILLING COMPANY, LLC,

as Shipowner,

COMERICA BANK,

as Administrative Agent,

as Mortgagee

FIRST NAVAL MORTGAGE dated June     , 2005, to be effective as of June     , 2005, by HERCULES DRILLING COMPANY, LLC, a limited liability company organized and existing under the laws of the State of Delaware, with offices at 2929 Briarpark Drive, Suite 435, Houston, Texas 77042 (the “Shipowner”), to COMERICA BANK, with offices at 910 Louisiana Suite 410, Houston, Texas, 77002, as administrative agent (in such capacity, together with its successors in such capacity, the “Mortgagee”) for (i) the lenders (the “Lenders”) from time to time parties to the Credit Agreement referred to below and (ii) the Secured Swap Providers under the Secured Swap Agreements (each as defined below).

FIRST: The Shipowner represents, warrants and covenants that:

A. The Shipowner is the sole owner of the whole of the vessel Hercules 21, duly documented in the name of the Shipowner under the laws and flag of the Republic of Panama with Patente of Navigation No. 11050-81-H, bearing Radio Call Signals HO-3272, of 6,648 gross tonnage, 1,994 net tonnage, and 55.60 meters in length, 37.34 meters in width and 5.18 meters in depth (the “Vessel”).

B. Hercules Offshore, LLC, a Delaware limited liability company (the “Borrower”), has entered into that certain Credit Agreement dated as of June 29, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Mortgagee and the Lenders, a copy of which is attached hereto as Exhibit A and incorporated herein by reference, providing for the making of the Loans to the Borrower, all as contemplated therein.

C. The Shipowner is a wholly-owned subsidiary of the Borrower, and the Shipowner will derive substantial benefits from the making of the Loans to the Borrower.

D. It is a condition precedent to the obligation of the Lenders to make the Loans to the Borrower under the Credit Agreement that the Shipowner shall have executed and delivered this Mortgage to the Mortgagee.

Exhibit E-5 - 1

E. Pursuant to the Credit Agreement, the Mortgagee has agreed to act as Administrative Agent on behalf of the Lenders with respect to this Mortgage.

F. The Shipowner has heretofore agreed to execute and deliver this First Naval Mortgage (the “Mortgage”) on the Vessel to secure, inter alia, the Borrower’s indebtedness pursuant to the Credit Agreement in the original principal amount of USD 190,000,000 and interest thereon and premium, if any, and all other amounts payable hereunder and under the other Loan Documents and to secure the full and punctual performance and observance of all agreements, covenants and conditions contained herein and contained in the Credit Agreement, the Notes, the other Loan Documents and the Secured Swap Agreements. The formula for the calculation of interest, premium and the terms of their payment together with the terms of the repayment and prepayment of principal, as well as certain agreements, covenants and conditions, are provided in the Credit Agreement.

SECOND: In consideration of the premises and of other good and valuable consideration, the receipt whereof is hereby acknowledged, and in order to secure and enforce the following (collectively, the “Obligations”, it being acknowledged and agreed that the “Obligations” shall include extensions of credit and amounts owing of the types described below, whether outstanding on the date hereof or extended or owing from time to time after the date hereof):

(a) all indebtedness, liabilities, obligations and undertakings of every kind or description of the Shipowner, the Borrower and its Subsidiaries (collectively, the “Obligors”), (including, without limitation, all Indebtedness) to the Administrative Agent, the Lenders, or any Secured Swap Provider, arising out of or outstanding or owing under, advanced or issued pursuant to, or evidenced by, the Credit Agreement, the Notes and each other Loan Document to which any of them is a party or the Secured Swap Agreements to which any Secured Swap Provider is a party, including, without limitation, the unpaid principal of and interest and premium on the Loans and all other obligations and liabilities of the Obligors (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Obligor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, arising out of or outstanding under, advanced or issued pursuant to, or evidenced by, the Credit Agreement, the Notes, any other Loan Document or any Secured Swap Agreement, and whether on account of principal, interest, premium, reimbursement obligations, amounts owing upon liquidation, acceleration of obligations under, or termination (including early termination) of any Secured Swap Agreement, fees, indemnities, costs, expenses or otherwise (including, without limitation, all costs, fees and disbursements of counsel to the Mortgagor or any Agent, Lender or Secured Swap Provider that are required to be paid by the Obligors pursuant to the terms of the Credit Agreement, the Notes, any other Loan Document or any Secured Swap Agreement):

(b) the prompt and complete payment when due of any and all additional loans or advances made by the Lenders to or for the benefit of the Borrower or any other Obligor pursuant to the Credit Agreement or any other Loan Document (it being contemplated that the

Exhibit E-5 - 2

Lenders may lend additional sums to the Obligors pursuant to the Credit Agreement or the other Loan Documents from time to time, but shall not be obligated to do so except as expressly set forth in the Credit Agreement or such other Loan Document, and the Shipowner and the Mortgagee agree that the payment of any such additional loans shall be secured by this Mortgage);

(c) the prompt and complete payment when due of any and all sums which may be advanced or paid by the Mortgagee or the Lenders under the terms hereof or of the Credit Agreement or other Loan Documents on account of the failure of the Shipowner to comply with the covenants of the Shipowner contained herein, or the failure of the Shipowner or any other Obligor to comply with the covenants of the Shipowner or any other Obligor contained in the Credit Agreement or any other Loan Documents; and all other indebtedness of the Shipowner arising pursuant to the provisions of this Mortgage, including penalties, indemnities, legal and other fees, charges and expenses, and amounts advanced by and expenses incurred in order to preserve any collateral or security interest, whether due after acceleration or otherwise;

(d) the timely and complete performance of all agreements, covenants and conditions contained in this Mortgage, the Credit Agreement, the Notes and the other Loan Documents; and

(g) all renewals, modifications, amendments, restatements, rearrangements, consolidations, substitutions, replacements, enlargements, and extensions of all or any part of the Obligations.

the Shipowner hereby constitutes a first naval mortgage in accordance with the provisions of Chapter V Title IV of Book Second of the Code of Commerce and other pertinent legislation of the Republic of Panama in favor of the Mortgagee, its successors and assigns, upon one hundred percent (100%) of the Vessel, together with all of the boilers, engines, machinery, masts, spars, boats, anchors, cables, chains, rigging, tackle, capstans, outfit, tools, pumps and pumping equipment, apparel, furniture equipment, drilling equipment, drill pipes, drilling masts, rotary tables, substructures, draw work, drill bits, blowout prevention equipment, collars, racking, housing, spare parts and supporting inventory, vehicles and living quarters (excluding equipment aboard the Vessel which is not owned by the Shipowner) and all other appurtenances to said Vessel appertaining or belonging, whether now owned or hereafter acquired, whether on board or not, and also any and all additions, improvements and replacements in general effected subsequently on or to the Vessel, or any part thereof, or appurtenance thereto;

PROVIDED, HOWEVER, and these presents are upon the condition, if the Shipowner or the other Obligors or their successors or assigns shall pay or cause to be paid to the Mortgagee and the Lenders the Obligations, as and when the same shall become due and payable in accordance with the terms of the Credit Agreement, the other Loan Documents, the Secured Swap Agreements and this Mortgage, and shall duly perform the agreements, covenants and conditions herein and in the Credit Agreement, the other Loan Documents and the Secured Swap Agreements, then this Mortgage and the rights hereby granted shall cease and be void, otherwise to remain in full force and effect.

THIRD: The Shipowner certifies that true forms of the Credit Agreement (including the Notes) are attached to this Mortgage as Exhibit A, and that the terms and conditions of the Credit

Exhibit E-5 - 3

Agreement and the Notes are incorporated by reference into this Mortgage and form a part hereof.

FOURTH: The Shipowner represents, warrants, covenants and agrees with the Mortgagee as follows:

ARTICLE I

REPRESENTATIONS & WARRANTIES; COVENANTS

Section 1.01 Certain Defined Terms. The following terms used herein have the meanings given to them as follows:

“Secured Swap Agreement” any Swap Agreement entered into by the Borrower, the Shipowner or any Subsidiary permitted by the terms of Section 9.17 of the Credit Agreement.

“Secured Swap Provider” means any Lender or Agent (or Affiliate of any Lender or Agent) party to any Secured Swap Agreement with the Borrower or any Subsidiary while such Lender or Agent (or in the case of its Affiliate, the Person affiliated therewith) is a Lender or an Agent under the Credit Agreement.

Section 1.02 Payment and Performance of Obligations. The Shipowner agrees that it will promptly and faithfully pay or cause to be paid the Obligations secured hereby and that it will perform and observe all agreements, covenants and conditions on its part to be performed or observed, contained herein, in the Credit Agreement and each other Loan Document to which it is a party.

Section 1.03 Legal Existence; Citizenship; Authorization. The Shipowner is duly organized and validly existing as a limited liability company under the laws of the State of Delaware; it is duly qualified to engage in the trade in which the Vessel operates; it is duly authorized to mortgage the Vessel; all limited liability company action necessary as required by law for the execution and delivery of this Mortgage has been duly and effectively taken; it has full power and authority to own and mortgage the Vessel, the Mortgage, the Credit Agreement, and the Obligations hereby secured are and will be valid and enforceable obligations of the Shipowner enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles. All necessary consents and approvals of any Governmental Authority or any other entity to the entering into and performance of this Mortgage have been duly obtained or given and the entering into and performance of this Mortgage does not and will not contravene the terms of or constitute a default under (with or without giving of notice or lapse of time or both) any material agreement, instrument or document to which the Shipowner is a party or by which it or its properties are bound or affected.

Section 1.04 Ownership of Vessel; Warranty and Defense of Title. The Shipowner lawfully owns and is lawfully possessed of the whole of the Vessel free from any lien or encumbrance whatsoever (other than Liens permitted by Section 9.03 of the Credit Agreement (“Permitted Liens”)) and will warrant and defend the title and possession thereto and to every part thereof for the benefit of the Mortgagee against the claims and demands of all persons

Exhibit E-5 - 4

whomsoever, provided, however, that notwithstanding anything herein to the contrary, no intention to subordinate the first priority security interest and Lien granted in favor of the Mortgagee herein is to be hereby implied or expressed by the permitted existence of the Permitted Liens. The Shipowner is the sole owner of the whole of the Vessel.

Section 1.05 Registry. The Vessel is, and during the term of this Mortgage shall continue to be, duly and lawfully registered under the laws and flag of the Republic of Panama, and the Shipowner will comply with and satisfy all of the provisions of applicable law of the Republic of Panama in order to establish and maintain this Mortgage as a first naval mortgage thereunder upon the Vessel and upon all renewals, replacements and improvements made in or to the same.

Section 1.06 Operation of Vessel. The Shipowner will not cause or permit the Vessel to be operated in any manner contrary to applicable law, engage in any unlawful trade or operations or violate any applicable law or carry any cargo, in the case of any of the foregoing, that will unreasonably expose the Vessel to penalty, forfeiture or capture and will not do, or suffer or permit to be done, anything which can or may injuriously affect the registration of the Vessel under the laws and regulations of the Republic of Panama and will at all times keep the Vessel duly documented thereunder.

Section 1.07 Claims, Taxes, Fees etc. The Shipowner will pay and discharge or cause to be paid and discharged prior to delinquency, all claims and demands in respect of, and all taxes, assessments, governmental charges, levies, fees, fines and penalties imposed on the Vessel, its cargoes or any income or profits therefrom, in each case on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge upon the Vessel or any income therefrom not constituting a Permitted Lien; provided that the Shipowner shall not be required to pay any such claim, demand, fee, tax, assessment, charge, fine, levy or penalty which is being contested in good faith and by proper proceedings if the Shipowner has maintained adequate reserves with respect thereto in accordance with GAAP, and the Vessel shall not have been arrested or detained therefor, and provided further that such contest shall not subject the Vessel, or any part thereof, to forfeiture or loss.

Section 1.08 Liens. Neither the Shipowner, any charterer, the Master of the Vessel nor any other Person has or shall have any right, power or authority to, and shall not, create, incur or permit to be placed or imposed or continued upon the Vessel, its freights, profits or hire, any Lien whatsoever other than Permitted Liens.

Exhibit E-5 - 5

Section 1.09 Notice of Mortgage. The Shipowner will place, and at all times and places will retain, a properly certified copy of this Mortgage on board the Vessel with her papers and will cause such certified copy and the Vessel’s marine document to be exhibited to any and all persons having business therewith which might give rise to any lien thereon other than liens for crew’s wages and salvage, and to any representative of the Mortgagee; and will place and prominently display in the chart room and in the Master’s cabin of the Vessel a framed printed notice in plain type reading as follows:

“NOTICE OF MORTGAGE”

This Vessel is owned by Hercules Drilling Company, LLC (“the Owner”) and is subject to a First Naval Mortgage (the “Mortgage”) in favor of Comerica Bank, as Administrative Agent, Mortgagee. Under the terms of said Mortgage neither the Owner, any Charterer, the Master of this Vessel nor any other person has any right, power or authority to create, incur or permit to be placed or imposed or continued upon this Vessel any lien whatsoever other than said Mortgage and liens permitted by said Mortgage.”

Section 1.10 Libel or Attachment. If a libel or complaint be filed against the Vessel or the Vessel is otherwise attached, levied upon or taken into custody or sequestered by virtue of any legal proceeding in any court or by a government or other authority, the Shipowner will promptly notify the Mortgagee thereof by facsimile, telex, cable or telegram, as appropriate, confirmed by letter, at its office, and within thirty (30) days of any arrest arising out of such libel or complaint will cause such Vessel to be released and all Liens thereon (other than Permitted Liens) to be discharged and will promptly notify the Mortgagee thereof in the manner aforesaid. In the event that the Shipowner does not appear in such action by filing a claim of owner or similar pleading within such thirty (30) day period, the Shipowner does hereby authorize and empower the Mortgagee, in the name of the Shipowner, or its successor or assigns, to apply for and receive possession of and to take possession of the Vessel with all the rights and powers that the Shipowner, or its successors or assigns, might have, possess or exercise in any such event; and this power of attorney shall be irrevocable and may be exercised not only by the Mortgagee hereinabove named but also by any one such appointee or the appointees of the Mortgagee, with full power of substitution, to the same extent as if the said appointee or appointees had been named as one of the attorneys above named by express designation. The Shipowner will notify the Mortgagee within three (3) Business Days after it has become known to the Shipowner of any average or salvage incurred by the Vessel.

Section 1.11 Maintenance of Vessel.

(a) (a) Except while the Vessel is undergoing repairs, maintenance or is stacked or in lay up, the Shipowner will at all times and without cost or expense to the Mortgagee maintain and preserve, or cause to be maintained and preserved, the Vessel in good running order and repair, so that the Vessel shall be, insofar as due diligence can make it so, tight, staunch, strong and well and sufficiently tackled, appareled, furnished, equipped and in every respect seaworthy and in good operating condition and fit for its intended service; and will keep the Vessel, or cause it to be kept in such condition as will entitle it to at least the current classification and rating for the Vessel in the American Bureau of Shipping, or other classification society of like standing. The Shipowner will at all times keep the Vessel (other than when such Vessel is stacked or in lay up) in such condition to ensure that it maintains its current classification rating from the American Bureau of Shipping, and the Shipowner shall furnish to the Mortgagee annually, commencing July 30, 2005, a certificate from the American Bureau of Shipping confirming that such classification has been maintained. The Vessel shall, and the Shipowner covenants that it will, at all times comply in all material respects with all applicable laws, treaties and conventions to which the United States of America is a party, and rules and regulations issued thereunder, and shall have on board as and when required thereby

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valid certificates showing compliance therewith. The Shipowner will not make, or permit to be made, any substantial change in the structure, rig or type of the Vessel that would materially diminish the value of the Vessel without first receiving the written consent of the Mortgagee, which consent shall not be unreasonably withheld.

(b) So long as any of the Obligations are outstanding, the Shipowner will cause the Vessel (other than when the Vessel is stacked or in lay up) to be repaired and overhauled as the need arises in order to keep the Vessel well maintained and in seaworthy condition.

(c) The Shipowner will promptly, but in any event within forty-eight (48) hours thereof, give notice to the Mortgagee if the Vessel is put into the possession of any yard for the purpose of repairs in an amount exceeding or likely to exceed ten percent (10%) of the insured total loss value of the Vessel at any time.

Section 1.12 Inspection. Subject to the terms of the Credit Agreement, the Shipowner will at all reasonable times afford the Mortgagee or its authorized representatives at their risk and expense full and complete access to the Vessel during normal business hours for the purpose of inspecting the Vessel, its cargoes and its papers, and the Shipowner will deliver for inspection copies of such contracts and documents relating to the Vessel, whether on board or not, as the Mortgagee may request, provided however, that (a) non public information obtained by the Mortgagee pursuant to any Loan Document concerning the Shipowner, the Vessel, any other assets of the Shipowner or the Shipowner’s financial condition and prospects shall be kept confidential by the Mortgagee in accordance with Section 12.11 of the Credit Agreement (subject to the exceptions contained therein), unless such non governmental parties shall agree prior thereto to be bound by this Section 1.12 and (b) any inspection of the Vessel and its papers shall be subject to the requirements of any operators of the Vessel and any applicable Governmental Authority.

Section 1.13 No Change in Registry. The Shipowner will not transfer or change the flag or port of documentation of the Vessel without the written consent of the Mortgagee first had and obtained, and any such written consent to any one transfer or change of flag or port of documentation shall not be construed to be a waiver of this provision with respect to any subsequent proposed transfer or change of flag or port of documentation for the Vessel.

Section 1.14 Sale or other Dispositions. Except as permitted by the Credit Agreement, the Shipowner will not sell, mortgage, bareboat charter, transfer or in any other way dispose of all or any part of the Vessel, provided, however, that Shipowner may bareboat charter the Vessel in the ordinary course of business.

Section 1.15 Insurance.

(a) Types and Coverage. The Shipowner will, at its own expense, when and so long as this Mortgage shall be outstanding, insure or cause to be insured the Vessel against the risks indicated below, in addition to such other risks which would be covered by experienced, prudent, and responsible owners of similar vessels engaged in similar operations in places and under conditions comparable to those in which the Vessel is employed from time to

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time and possessing financial and operating characteristics similar to the Shipowner (“Similar Companies”) in accordance with the usual and customary practices of Similar Companies, and keep it insured, in the aggregate, in lawful money of the United States, for not less than the higher of (i) the full commercial value of the Vessel as reasonably determined by the Shipowner, (ii) the amount of coverage that would be obtained by Similar Companies on the Vessel, or (iii) an amount with respect to such Vessel when aggregated with the coverage on all other Drilling Rigs and Lift Boats equals at least USD 190,000,000. The Vessel shall in no event be insured for an amount less than the agreed valuations as set forth in the applicable marine and war risk policies. Such insurance shall be on the basis of “new for old” with no deduction for depreciation and shall cover marine and war risk perils, on hull and machinery (including excess value), and shall be maintained in the broadest forms available in the American, British or equivalent insurance markets for vessels of the same type as the Vessel, provided that war risk insurance shall only be required if the Vessel operates outside of the United States territorial waters in the Gulf of Mexico. The Shipowner shall also obtain such workmen’s compensation or longshoremen’s and harbor worker’s insurance as shall be required by applicable law, including endorsements for Outer Continental Shelf operations, borrowed servant, voluntary compensation, and in rem claims. In addition, the Shipowner shall maintain or cause to be maintained protection and indemnity insurance, including coverage for contractual liability, contractual and legal wreck removal, crew coverage, excess collision, salvage, general average, care, pollution, custody and control coverage through underwriters or associations reasonably acceptable to the Mortgagee in an amount equal to the higher of (i) the full commercial value of the Vessel as reasonably determined by the Shipowner, (ii) the amount of coverage that would be obtained by Similar Companies on the Vessel, and (iii) an amount with respect to the Vessel when aggregated with the coverage on all other Drilling Rigs and Lift Boats equals at least USD 190,000,000, provided, however, that war risk protection and indemnity insurance shall be in an amount not less than the amount of insurance against total loss. The Shipowner shall at all times during which the Vessel is operating within the jurisdiction of the United States of America, maintain or cause to be maintained insurance or post bond or maintain or cause to be maintained approved evidence of financial responsibility with respect to the Vessel to cover the actual cost of removal of discharged oil for which the Shipowner or the Vessel may be held strictly liable (or held liable due to the negligence of the Shipowner, any charterer or any other Person) under the Clean Water Act of 1977, OPA or the Outer Continental Shelf Lands Act, or under any other federal or state law which, in the future, may apply to the Vessel or to the Shipowner; and the Shipowner shall maintain insurance covering similar pollution risks or liabilities incident thereto under any law, regulation, or judicial decision of any foreign jurisdiction or jurisdictions or political subdivision thereof applicable to the Shipowner, the Vessel, or its operations.

(b) Deductibles. No insurance required to be carried by the Shipowner pursuant to this Section 1.15 shall include a deductible or self-insured retention in excess of USD 2,000,000 per occurrence.

(c) Insurers; Provisions. The policy or policies of insurance shall be issued by responsible underwriters reasonably acceptable to the Mortgagee, shall contain conditions, terms, stipulations and insuring covenants reasonably satisfactory to the Mortgagee and shall be kept in full force and effect by the Shipowner so long as this Mortgage shall be outstanding. All insurance policies, binders and other interim insurance contracts (with the exception of Workers’ Compensation, U.S. Longshoremen & Harbor Workers Compensation and Maritime Employers

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Liability) shall be executed and issued in the name of the Shipowner, shall name the Mortgagee and the Lenders in a manner such that they are afforded the stature of additional insureds, and shall provide that loss shall be payable to the Mortgagee for distribution by it to itself and the Shipowner as their interests may appear. The Mortgagee shall permit all insurance proceeds to be applied in the manner set forth in this Mortgage and in the Credit Agreement. All insurance policies shall provide (i) for at least thirty (30) days’ prior notice to be given to the Mortgagee by the underwriters or association in the event of (A) cancellation or reduction in amount or material change in coverage or (B) the failure of the Shipowner to pay any premium or call which would suspend coverage under the policy or the payment of a claim thereunder and (ii) that (A) there shall be no recourse against the Mortgagee (or its assignee) for the payment of premiums or commissions and (B) if such policies provide for the payment of club calls, assessments or advances, there shall be no recourse against the Mortgagee (or its assignee) for the payment thereof.

(d) Compliance. The Shipowner shall not do any act, nor voluntarily suffer nor permit any act to be done, whereby any insurance required by this Section 1.15 shall or may be suspended, impaired or defeated, or suffer or permit the Vessel to undertake any drilling operations, carry any cargoes or proceed into an area then excluded by trading warranties under its marine and war risk policies (including protection and indemnity) without obtaining all necessary additional coverage, satisfactory in form and substance, and evidence of which shall be furnished, to the Mortgagee.

(e) Loss. In the event of an actual or constructive total loss or a compromised constructive total loss or requisition of the Vessel, (i) all insurance payments therefor shall be paid to the Mortgagee, and at the Shipowner’s option, shall be applied to the Obligations in the manner required by the Credit Agreement or turned over to the Shipowner in accordance with Section 3.04(c)(iv) of the Credit Agreement, and (ii) the Mortgagee shall retain out of the insurance payments received on account of such loss and held by the Mortgagee, any sum or sums that shall be or become owing to the Mortgagee under this Mortgage for the cost, if any, of collecting the insurance, which sum or sums shall become the sole property of the Mortgagee. The Shipowner shall not declare or agree with underwriters that the Vessel is a constructive or compromised, agreed or arranged constructive total loss without the prior written consent of the Mortgagee.

(f) Policies. The Shipowner upon execution of this Mortgage, shall deliver to the Mortgagee a broker’s certificate evidencing the insurance maintained under this Section 1.15. If the Shipowner executes any new or renewal policies of insurance under this Section 1.15, the Shipowner will promptly, but in any event within 5 days thereafter, deliver to the Mortgagee a true and complete copy of a broker’s certificate with respect to such policies. Upon the request of the Mortgagee, but so long as no Event of Default has occurred and is continuing not more than once in each calendar year, the Shipowner shall provide to the Mortgagee copies of all insurance policies, binders and other evidences of the insurances on the Vessel.

(g) Certificates. Annually, commencing July 30, 2005, the Shipowner shall furnish to the Mortgagee, a certificate of a reputable insurance broker, in form and substance reasonably satisfactory to the Mortgagee as to the insurance maintained by the Shipowner pursuant to this Section 1.15, specifying the respective policies of insurance covering the same

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and attaching certificates of confirmation evidencing the same and stating with regard to the insurance maintained by the Shipowner pursuant to this Section 1.15 the amounts, deductibles, and the risks against which such insurance is issued.

(h) Obligation to Collect. The Shipowner shall, at no cost or expense to the Mortgagee, have the duty and responsibility to make all proofs of loss and take any and all other steps necessary to effect collections from underwriters for any loss under any insurance on or in respect of the Vessel or the operation thereof.

Section 1.16 Reimbursement. The Shipowner will reimburse the Mortgagee promptly with interest at the rate provided for in Section 3.02(c) of the Credit Agreement, for any and all expenditures which the Mortgagee may, from time to time, make, lay out or expend in providing such protection in respect of insurance, discharge or purchase of liens, taxes, dues, assessments, governmental charges, fines and penalties lawfully imposed, repairs, attorneys’ fees, translation fees for documents made in a language other than English and other matters as the Shipowner is obligated herein to provide, but fails to provide. Such obligation of the Shipowner to reimburse the Mortgagee shall be an additional indebtedness due from the Shipowner, secured by this Mortgage, and shall be payable by the Shipowner on demand. The Mortgagee, though privileged so to do, shall be under no obligation to the Shipowner to make any such expenditures, nor shall the making thereof relieve the Shipowner of any default in that respect.

Section 1.17 Contracts. The Shipowner will use its commercially reasonable efforts to fully perform any and all charter parties or drilling contracts which are or may be entered into with respect to the Vessel.

Section 1.18 Taxes. If at any time taxes should be levied anywhere on the principal or the interest in respect of or arising out of this Mortgage or any other instruments to be effected thereunder or in any other manner whatsoever as a consequence of or in connection with the Obligations, such taxes shall be borne and paid by the Shipowner. If by the provisions of the relevant law such an arrangement cannot be legally made, the Mortgagee may require immediate payment of all sums secured under this Mortgage.

Section 1.19 Further Assurances.

(a) In the event that this Mortgage or any provision hereof shall be deemed invalidated in whole or in part by reason of any present or future law or any decision of any authoritative court, or if the documents at any time held by the Mortgagee shall be deemed by the Mortgagee for any reason insufficient to carry out the true intent and spirit of this Mortgage, then from time to time, the Shipowner will execute, on its own behalf, such other and further assurances and documents as in the reasonable opinion of the Mortgagee may be required more effectively to subject the Vessel to the payment of the Obligations, as in this Mortgage provided, and the performance of the terms and provisions of this Mortgage, the Notes and the Credit Agreement.

(b) From time to time on the request of the Mortgagee, the Shipowner will furnish to the Mortgagee: (i) such favorable opinions of counsel, including Panamanian and United States legal opinions, in form and substance reasonably satisfactory to the Mortgagee and

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(ii) such instruments executed by the Shipowner or on its behalf or by any or all officers, members, managers or directors of the Shipowner, in each case, relating to this Mortgage or any of the transactions contemplated hereby, as the Mortgage may reasonably request.

ARTICLE II

EVENTS OF DEFAULT AND REMEDIES

Section 2.01 Events of Default. The occurrence and continuation of an Event of Default under the Credit Agreement shall constitute an “Event of Default” hereunder.

Section 2.02 Remedies. Upon the occurrence and during the continuance of any Event of Default, the Mortgagee may, at the Mortgagee’s option, and by or through itself or otherwise, do any one or more of the following:

(a) exercise all of the rights and remedies in foreclosure and otherwise given to mortgagees by the laws and regulations of the Republic of Panama or of any country where the Vessel may be found or of any other applicable jurisdiction.

(b) bring suit at law, in equity or in admiralty, in any court of any nation of the world, or initiate and prosecute such other judicial, extrajudicial, or administrative proceedings, as it may be advised, to recover judgment for the Obligations, and collect the same out of any and all of the properties of the Shipowner, whether covered by this Mortgage or otherwise.

(c) take and enter into possession of the Vessel, at any time, wherever the same may be, without legal process and without being responsible for loss or damage, and the Shipowner or other person in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of the Vessel.

(d) without being responsible for loss or damage, the Mortgagee may hold, lay up, lease, charter, operate or otherwise use the Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, day rates, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of the Vessel or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from the use of the Vessel or from the sale thereof by court proceedings or pursuant to Section 2.02(e), all costs, expenses, charges, damages or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given it to take the Vessel, the Mortgagee shall have the right to dock the Vessel, for a reasonable time at any dock, pier or other premises of the Shipowner without charge, or to dock her at any other place at the cost and expense of the Shipowner.

(e) sell the Vessel without judicial process and without being responsible for any loss or damage arising therefrom, except as may be directly and proximately caused by its willful misconduct, recklessness or gross negligence, in such place, time and manner as the Mortgagee may, in its sole judgment, deem fit. In the event that the Vessel shall be offered for sale by private sale, reasonable notice must be given to the Shipowner but need not be more than twenty (20) days before the private sale, and no newspaper publication of notice shall be

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required, nor notice of adjournment of sale; sale may be held at such place and at such time as the Mortgagee by notice may have specified, or may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and without further notice or publication the Mortgagee may make any such sale at the time and place to which the same shall be so adjourned. At the sale, the Mortgagee may acquire the Vessel in satisfaction of all or a portion of the outstanding Obligations.

Section 2.03 Finality of Sale. It is expressly agreed that upon payment of the purchase price, the purchaser shall acquire good and peaceful title to the Vessel, and shall not be affected by any claim or potential claim of the Shipowner, whether or not such claim or potential claim comes to the knowledge of the purchaser. Any sale of the Vessel made in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Shipowner therein and thereto, and shall bar the Shipowner, its successors and assigns, and all persons claiming by, through or under them, from asserting any claim or right, title or interest therein or thereto. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof.

Section 2.04 Place of Sale; Conveyance. Any sale may be conducted without bringing the Vessel to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage. The Shipowner hereby irrevocably constitutes and appoints the Mortgagee and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Shipowner or in the Mortgagee’s own name, to make in the name and on behalf of the Shipowner, all necessary transfers of the Vessel in accordance with this Article II for a good conveyance of the title to the Vessel, and for that purpose the Mortgagee shall execute all necessary instruments of assignment and transfer (including bills of sale), the Shipowner hereby ratifying and confirming all that its said attorney shall lawfully do by virtue hereof. Nevertheless, the Shipowner shall, if so requested by the Mortgagee, ratify and confirm any sale of the Vessel by executing and delivering to the purchaser thereof such proper bills of sale, conveyances, instruments of transfer and releases as may be designated in such request.

Section 2.05 Revenues and Proceeds of Vessel; Prior Liens.

(a) The Shipowner hereby irrevocably constitutes and appoints the Mortgagee and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Shipowner or in the Mortgagee’s own name, to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freights, hire, earnings, issues, revenues, income and profits of the Vessel and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due in respect of the Vessel or in respect of any insurance thereon from any person whomsoever, and to make, give and execute in the name of the Shipowner acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, all checks, notes, drafts, warrants, agreements and other instruments in writing with respect to the foregoing. To the extent permitted by law, the Shipowner hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney

Exhibit E-5 - 12

is a power coupled with an interest and is irrevocable. The powers conferred on the Mortgagee hereunder are solely to protect its interests in the Vessel and shall not impose any duty upon it to exercise any such powers. THE MORTGAGEE SHALL BE ACCOUNTABLE ONLY FOR THE AMOUNTS THAT IT ACTUALLY RECEIVES AS A RESULT OF THE EXERCISE OF SUCH POWERS, AND NEITHER IT NOR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS SHALL BE RESPONSIBLE TO THE SHIPOWNER FOR ANY ACT OR FAILURE TO ACT, EXCEPT FOR THE MORTGAGEE’S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Notwithstanding the foregoing, the Mortgagee agrees that it will not exercise any rights under the power of attorney provided for in this Section 2.05(a) unless an Event of Default shall have occurred and be continuing.

(b) The Mortgagee is hereby irrevocably authorized to pay or furnish indemnity in the proper amounts against any Liens which have or may (in the opinion of the Mortgagee) have priority over the Lien of this Mortgage and which are not permitted under this Mortgage or the Credit Agreement.

Section 2.06 Delivery of Vessel. Whenever any right to enter and take possession of the Vessel accrues to the Mortgagee, it may require the Shipowner to deliver, and the Shipowner shall on demand, at its own cost and expense, deliver to the Mortgagee the Vessel at the location reasonably designated by the Mortgagee.

Section 2.07 Additional Rights. The Shipowner covenants and agrees that in addition to any and all other rights, powers and remedies elsewhere in this Mortgage granted to and conferred upon the Mortgagee, the Mortgagee in any suit to enforce any of its rights, powers or remedies shall be entitled as a matter of right and not as a matter of discretion (a) to seek the appointment of a receiver or receivers of the Vessel and any receiver or receivers so appointed shall have full right and power to use and operate the Vessel as shall be ordered by the federal court, and (b) to a decree ordering and directing the sale and disposal of the Vessel, and the Mortgagee may become the purchaser at such sale and shall have the right to credit against the purchase price any and all sums of money due hereunder.

Section 2.08 Judgment. The Shipowner covenants that upon the occurrence of and continuance of any one or more of the Events of Default, upon written demand of the Mortgagee, the Shipowner will pay to the Mortgagee the whole amount due and payable on the Obligations hereby secured together with any other amounts due hereunder or under any other Loan Document; and in case the Shipowner shall fail to pay same forthwith upon such demand, the Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with such further amounts as shall be sufficient to cover the reasonable fees and expenses of the Mortgagee’s or the Lenders’ agents, attorneys and counsel and any necessary advances, expenses and liabilities made or incurred by any of them hereunder. All moneys collected by the Mortgagee under this Section 2.08 shall be applied by the Mortgagee in accordance with the provisions of Section 2.11.

Section 2.09 Acceptance of Cure. If at any time after an Event of Default and prior to any foreclosure action having been taken by the Mortgagee under any of the Loan Documents to realize upon the security provided by such documents, the Shipowner offers completely to cure all Events of Default and to pay all expenses, advances and damages to the Mortgagee

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consequent to such Events of Default, with interest at the rate provided for late payments in the Credit Agreement, then the Mortgagee may, but shall not be required to, accept such offer and payment and restore the Shipowner to its former position, but such action shall not affect any subsequent Event of Default or impair any rights consequent thereon.

Section 2.10 Restoration of Position. In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Shipowner and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

Section 2.11 Application of Proceeds. The proceeds of any sale or other disposition of the Vessel received by the Mortgagee and the net earnings of any charter operation or other use of the Vessel received by the Mortgagee under any of the rights, powers or remedies herein specified and any and all other moneys received by the Mortgagee pursuant to or under the terms of this Mortgage or in any proceeding hereunder, the application of which has not elsewhere herein been specifically provided for, shall be applied as follows: (i) first, to the payment of all reasonable expenses and charges, including the expense of sale, the expenses of retaking, attorney’s fees, court costs, and any other expenses or advances made or incurred by the Mortgagee in the protection of its rights or the pursuance of its remedies hereunder; and (ii) second, in accordance with Section 10.02(c) of the Credit Agreement.

Section 2.12 Deficiency. To the extent the proceeds of the sale of the Vessel are not sufficient to pay the aggregate amount of the Obligations, any Person liable for the Obligations (including without limitation, the Shipowner, the Borrower and any Subsidiary to the extent such Persons are liable) shall remain jointly and severally liable for such deficiency. Without limiting the generality of the foregoing, the rights and remedies of the Mortgagee under this Mortgage and the other agreements, documents and instruments securing or guarantying any of the Obligations shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any right or remedy.

ARTICLE III

GENERAL POWERS OF MORTGAGEE

Section 3.01 Arrest or Detention of Vessel. In the event that the Vessel shall be arrested or detained by a marshal or other officer of any court of law, equity or admiralty jurisdiction in any country or nation of the world or by any government or other entity and shall not be released from arrest or detention within thirty (30) days from the date of arrest or detention, the Shipowner does hereby authorize and empower the Mortgagee, in the name of the Shipowner, or its successors or assigns, to apply for and receive possession of and to take possession of the Vessel with all the rights and powers that the Shipowner, or its successors or assigns, might have, possess or exercise in any such event; and this power of attorney shall be irrevocable and may be exercised not only by the Mortgagee but also by its appointee or appointees, with full power of substitution, to the same extent as if the said appointee or appointees had been named as the attorney above named by express designation. All

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expenditures made or incurred by them or any of them for the purpose of the foregoing shall be a debt due from the Shipowner, its successors and assigns, to the Mortgagee and shall be secured by the Lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

Section 3.02 Suits. The Shipowner also authorizes and empowers the Mortgagee or its appointees or any of them to appear in the name of the Shipowner, its successors or assigns, in any court of any country or nation of the world where a suit is pending against the Vessel because of or on account of any alleged Lien against the Vessel from which the Vessel has not been released and to take such proceedings as to it may seem proper towards the defense of such suit and the discharge of such Lien, and all expenditures made or incurred by them or any of them for the purpose of such defense or purchaser or discharge shall be a debt due from the Shipowner, its successors and assigns, to the Mortgagee and shall be secured by the Lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

Section 3.03 Performance of Shipowner’s Obligations. If the Shipowner fails to perform any obligation or covenant under this Mortgage, the Mortgagee shall have the right, but not the obligation, to perform or take such actions to comply with the terms of this Mortgage, and all amounts reasonably expended in connection with such conduct shall be a demand obligation of the Shipowner owing to Mortgagee at the post-default rate of interest specified in Section 3.02(b) of the Credit Agreement and shall be secured by the Lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

ARTICLE IV

SUNDRY PROVISIONS

Section 4.01 Mortgagee/Shipowner Information. The names, surnames, civil status, occupation and domicile of the Mortgagee and Shipowner are as follows:

MORTGAGEE:

Name:	Comerica Bank, as Administrative Agent for the Lenders
Civil Status:	Corporation organized under the laws of the State of New York, United States of America
Occupation:	Lending Institution and Administrative Agent
Domicile:	910 Louisiana, Suite 410, Houston, Texas, 77002
Fax:	713-220-5651

SHIPOWNER:

Name:	Hercules Drilling Company, LLC
Civil Status:	Limited liability company organized under the laws of Delaware, United States of America
Occupation:	Shipowner
Domicile:	2929 Briarpark Drive, Suite 435, Houston, Texas 77042, USA
Fax:	713-952-7990

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Section 4.02 Successors and Assigns. All of the covenants, promises, stipulations and agreements of the Shipowner in this Mortgage contained shall bind the Shipowner and its successors and assigns and shall inure to the benefit of the Mortgagee and its successors and assigns. In the event of any assignment of this Mortgage, the term “Mortgagee”, as used in this Mortgage, shall be deemed to mean any such assignee.

Section 4.03 Agents. Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of the Mortgagee hereunder.

Section 4.04 Severability. In the event that any provision of this Mortgage or the Credit Agreement shall be deemed invalid or unenforceable by reason of any present or future law or any decision of any authoritative court, the validity and enforceability of the other provisions hereof or thereof shall not be affected thereby.

Section 4.05 Expenses. The Shipowner agrees to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of the Credit Agreement, the Notes, this Mortgage, and any other instrument contemplated thereby (including the reasonable fees and out-of-pocket expenses of counsel to the Mortgagee and of local counsel selected by said counsel in any jurisdiction involved in the transactions contemplated by the Credit Agreement and this Mortgage) and costs and expenses, including counsel fees, in connection with the enforcement of the Credit Agreement, the Notes, this Mortgage and any other instrument contemplated thereby, as well as costs for translations and any and all stamp and other taxes of every character, if any, now or hereafter in effect, whether foreign or domestic, not including taxes imposed on the income or assets (including franchise and bank shares taxes) of the Mortgagee or the Lenders by the United States of America or any political subdivisions thereof, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of the Credit Agreement, the Notes and this Mortgage, and any other instrument contemplated thereby and the payments to be made thereunder, whether any such tax be imposed upon the Mortgagee or the Lenders and to save the Lenders and the Mortgagee harmless from any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

Section 4.06 INDEMNIFICATION. THE SHIPOWNER AGREES (a) TO INDEMNIFY AND HOLD HARMLESS THE MORTGAGEE, EACH LENDER AND EACH AGENT AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS, EMPLOYEES, AGENTS AND AFFILIATES (INDIVIDUALLY AN “INDEMNITEE,” AND COLLECTIVELY, THE “INDEMNITEES”) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LOSSES, JUDGMENTS AND LIABILITIES (INCLUDING LIABILITIES FOR PENALTIES) OF WHATSOEVER KIND OR NATURE, AND (b) TO REIMBURSE EACH INDEMNITEE FOR ALL REASONABLE COSTS AND EXPENSES, INCLUDING REASONABLE ATTORNEYS’ FEES, IN EACH CASE ARISING OUT OF OR RESULTING FROM THIS MORTGAGE OR THE EXERCISE BY ANY INDEMNITEE OF ANY RIGHT OR REMEDY GRANTED TO IT HEREUNDER (BUT EXCLUDING ANY CLAIMS, DEMANDS, LOSSES, JUDGMENTS AND LIABILITIES OR EXPENSES TO THE EXTENT INCURRED BY REASON OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE (AS

Exhibit E-5 - 16

DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE DECISION)). IN NO EVENT SHALL THE MORTGAGEE BE LIABLE, IN THE ABSENCE OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON ITS PART, FOR ANY MATTER OR THING IN CONNECTION WITH THIS MORTGAGE OTHER THAN TO ACCOUNT FOR MONIES ACTUALLY RECEIVED BY IT IN ACCORDANCE WITH THE TERMS HEREOF. IF AND TO THE EXTENT THAT THE OBLIGATIONS OF THE SHIPOWNER UNDER THIS SECTION 4.06 ARE UNENFORCEABLE FOR ANY REASON, THE SHIPOWNER HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF SUCH OBLIGATIONS WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. THE INDEMNITY OBLIGATIONS OF THE SHIPOWNER CONTAINED IN THIS SECTION 4.06 SHALL CONTINUE IN FULL FORCE AND EFFECT NOTWITHSTANDING THE FULL PAYMENT OF ALL OF THE NOTES AND THE PAYMENT OF ALL OTHER OBLIGATIONS AND NOTWITHSTANDING THE DISCHARGE THEREOF.

Section 4.07 Counterparts. This Mortgage may be executed in any number of counterparts, and all such counterparts executed and delivered each as an original shall constitute but one and the same instrument. In case of any discrepancy between an English counterpart and the Spanish and the Notarial version thereof in Spanish, as between the parties hereto, the English counterpart shall control.

Section 4.08 Amendments. None of the terms and conditions of this Mortgage may be changed, waived, modified or varied in any manner whatsoever except in accordance with the terms of the Credit Agreement.

Section 4.09 Notices.

(a) Any notice or other communication to be given pursuant hereto shall be sent by hand or by postage prepaid letter or by facsimile confirmed by letter and addressed:

To the Shipowner:

Hercules Drilling Company, LLC

2929 Briarpark Drive, Suite 435

Houston, Texas 77042

Attention: Don Rodney

Telefax No.: 713-952-7977

To the Mortgagee:

Comerica Bank, as Administrative Agent

910 Louisiana, Suite 410

Houston, Texas 77002

Attention: Mona Foch.

Telecopy No. 713-220-5651

Exhibit E-5 - 17

(b) Any notice of communication sent by postage prepaid letter shall be deemed to be received three days after mailing. Any notice or communication sent by facsimile shall be deemed received at the opening of business the day after transmission. Any notice or communication sent by hand shall be deemed to be received on the day sent if sent during normal business hours and otherwise at the opening of business on the day following delivery.

Section 4.10 Right of Peaceful Enjoyment. Subject in all respects to the terms and conditions of the Credit Agreement and the other Loan Documents, so long as no Event of Default shall have occurred and be continuing, the Shipowner (a) shall be suffered and permitted to retain actual possession and use of the Vessel and (b) if permitted by Section 9.12 of the Credit Agreement, shall have the right, from time to time, in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings or equipment, drilling equipment, pumps, drill pipes, collars, racking, housing, spare parts and supporting inventory, vehicles and living quarters or any other appurtenances of the Vessel that are no longer useful, necessary, profitable or advantageous in the operation of the Vessel, first or simultaneously having provided for the replacement thereof by new boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings, equipment, drilling equipment, pumps, drill pipes, collars, racking, housing, spare parts and supporting inventory, vehicles and living quarters or other appurtenances of substantially equal value to the Shipowner, which shall forthwith become subject to the lien of this Mortgage as a first naval mortgage thereon.

Section 4.11 Termination.

(a) At such time as the Obligations shall have been paid in full, all Letters of Credit shall have terminated, and the Commitments have been terminated, then the Mortgagee, at the request and sole expense of the Shipowner, shall forthwith cause reconveyance, satisfaction and discharge of this Mortgage to be entered upon the record, without recourse and without any representation or warranty of any kind, and shall execute and deliver or cause to be executed and delivered such instruments of reconveyance, satisfaction and reassignment as may be appropriate. Otherwise, this Mortgage shall remain and continue in full force and effect.

(b) If the Vessel shall be sold by the Shipowner in a transaction permitted by Section 9.12 of the Credit Agreement, then the Mortgagee, at the request and sole expense of the Shipowner, shall promptly execute and deliver to the Shipowner all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on the Vessel, without recourse and without any representation or warranty; provided that the Shipowner shall have delivered to the Mortgagee, at least five (5) Business Days prior to the date of the proposed release, a written request of a Responsible Officer of the Shipowner for release identifying the Shipowner and the Vessel and the terms of the sale in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Shipowner stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents. Any such action taken by the Mortgagee shall be without warranty by or recourse.

Section 4.12 Rights Cumulative. Each and every right, power and remedy herein given to the Mortgagee and/or the Lenders shall be cumulative and shall be in addition to every other

Exhibit E-5 - 18

right, power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every right, power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee and/or the Lenders, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Mortgagee or by any Lender in the exercise of any right or power or in the pursuance of any remedy accruing upon any Event of Default shall impair any such right, power or remedy or be construed to be a waiver of any such Event of Default or to be an acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of the Obligations hereby secured maturing after any Event of Default or of any payment on account of any past default be construed to be a waiver of any right to take advantage of any future Event of Default or of any past Event of Default not completely cured thereby.

Section 4.13 GOVERNING LAW. THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AND THE GENERAL MARITIME LAW OF THE UNITED STATES OF AMERICA; PROVIDED, HOWEVER, THAT WITH RESPECT TO THE CREATION AND PERFECTION OF LIENS ON THE VESSEL OR AS OTHERWISE REQUIRED BY THE LAWS OF THE REPUBLIC OF PANAMA, THIS MORTGAGE SHALL BE GOVERNED BY THE LAWS OF THE REPUBLIC OF PANAMA.

Section 4.14 No Waiver of Preferred Status. No provision of this Mortgage or the Credit Agreement shall be deemed to constitute a waiver by the Mortgagee of the preferred status of this Mortgage given to foreign flag vessels by 46 U.S.C. § 31325 and 31326, of the United States of America or comparable legislation of any other jurisdiction where this Mortgage may be enforced, and any provision of or incorporated in this Mortgage which would otherwise constitute such a waiver shall to such extent be of no force or effect.

Section 4.15 Defined Terms. All capitalized terms used in this Mortgage and not defined herein shall have the meanings given to them in the Credit Agreement.

FIFTH: The Mortgagee hereby accepts all of the terms and conditions set forth in this First Naval Mortgage and the first naval mortgage granted hereby.

SIXTH: The Mortgagee and the Shipowner declare that they hereby confer a special Power of Attorney on Messrs. Benedetti & Benedetti, lawyers of Panama, Republic of Panama, empowering each of them individually to take all necessary steps to file and register this First Naval Mortgage in the appropriate registries of the Republic of Panama.

Exhibit E-5 - 19

IN WITNESS WHEREOF, the parties hereto have executed this Mortgage as a deed as of this          day of June, 2005.

HERCULES DRILLING COMPANY, LLC

By:
Name:
Title:

NOTARIAL CERTIFICATION

On this          day of June, 2005 before me personally appeared                      known to me to be the                      of Hercules Drilling Company, LLC, a Delaware limited liability company, and that                      did further produce to me sufficient proof that he was duly authorized by the Sole Manager of Hercules Drilling Company, LLC to execute the foregoing Mortgage, and I, the Notary, hereby certify that the signature of the said                      on the foregoing Mortgage was placed thereon in my presence and is therefore authentic.

Notary Public

(Seal)

(AUTHENTICATION)

Exhibit E-5 - 20

ACCEPTANCE OF MORTGAGE

The undersigned,                      of Comerica Bank, as Administrative Agent (the “Mortgagee”), having been duly appointed and authorized by the Mortgagee, referred to in the before written Mortgage, DOES HEREBY ACCEPT, on behalf of the Mortgagee, Mortgage executed to the Mortgagee by HERCULES DRILLING COMPANY, LLC, covering the Panamanian vessel HERCULES 21 and DOES HEREBY ACCEPT, on behalf of the Mortgagee, the said Mortgage in all respects and agrees to all terms and conditions of the said Mortgage.

IN WITNESS WHEREOF, the said Mortgagee has caused this Acceptance of Mortgage to be executed this          day of June, 2005, to be effective as of June         , 2005.

For and on behalf of
COMERICA BANK, as Administrative Agent

By:
Name:
Title:

NOTARIAL CERTIFICATION TO THE ACCEPTANCE OF MORTGAGE

On this              day of June, 2005 before me personally appeared                      known to me to be the Authorized Signatory of Comerica Bank the party described in and that executed the foregoing instrument on behalf of said corporation and acknowledged to me that              signed              name thereto by authority of said corporation and I, the Notary, hereby certify that the signature of the said                      on the foregoing Acceptance of Mortgage was placed thereon in my presence and is therefore authentic.

Notary Public

(Seal)

(AUTHENTICATION)

Exhibit E-5 - 21

Exhibit A

Credit Agreement and Notes

(See Attached)

Exhibit E-5

Exhibit A

EXHIBIT E-6

FORM OF FIRST PREFERRED FLEET MORTGAGE

by

HERCULES DRILLING COMPANY, LLC,

as Shipowner,

to

COMERICA BANK

as Administrative Agent,

as Mortgagee

FIRST PREFERRED FLEET MORTGAGE dated June 28, 2005, to be effective as of June 29, 2005, by HERCULES DRILLING COMPANY, LLC, a limited liability company organized and existing under the laws of the State of Delaware, with offices at 2929 Briarpark Drive, Suite 435, Houston, Texas 77042 (the “Shipowner”), to COMERICA BANK., with offices at 910 Louisiana, Suite 410, Houston, Texas, 77002, as administrative agent (in such capacity, together with its successors in such capacity, the “Mortgagee”) for (i) the lenders (the “Lenders”) from time to time parties to the Credit Agreement referred to below, and (ii) the Secured Swap Providers under the Secured Swap Agreements (each as defined below).

R E C I T A L S

A. The Shipowner is the sole owner of the whole of the vessels identified in Exhibit A hereto (the “Vessels”).

B. Hercules Offshore, LLC, a Delaware limited liability company (the “Borrower”), has entered into that certain Credit Agreement dated as of June 29, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Mortgagee and the Lenders, a copy of which is attached hereto as Exhibit B and incorporated herein by reference, providing for the making of the Loans to the Borrower, all as contemplated therein.

C. The Shipowner is a wholly-owned subsidiary of the Borrower, and the Shipowner will derive substantial benefits from the making of the Loans to the Borrower.

D. It is a condition precedent to the obligation of the Lenders to make the Loans to the Borrower under the Credit Agreement that the Shipowner shall have executed and delivered this Mortgage to the Mortgagee.

E. Pursuant to the Credit Agreement, the Mortgagee has agreed to act as Administrative Agent on behalf of the Lenders with respect to this Mortgage.

Exhibit E-6

F. The Shipowner has heretofore agreed to execute and deliver this First Preferred Fleet Mortgage (the “Mortgage”) on the Vessels to secure, inter alia, the Borrower’s indebtedness pursuant to the Credit Agreement in the original principal amount of USD 190,000,000 and interest thereon and premium, if any, and all other amounts payable hereunder and under the other Loan Documents and the Secured Swap Agreements and to secure the full and punctual performance and observance of all agreements, covenants and conditions contained herein and contained in the Credit Agreement, the Notes and the other Loan Documents. The formula for the calculation of interest, premium and the terms of their payment together with the terms of the repayment and prepayment of principal, as well as certain agreements, covenants and conditions, are provided in the Credit Agreement.

In consideration of the premises and the additional covenants herein contained and for other good and valuable consideration, the receipt and accuracy of which are hereby acknowledged, and for the purpose of securing as a priority in favor of the Mortgagee, for the benefit of the Lenders, the due and punctual payment and performance of the Obligations (as defined below), the Shipowner has granted, conveyed, mortgaged, pledged, confirmed, assigned, transferred and set over and by these presents does grant, convey, mortgage, pledge, confirm, assign, transfer and set over, unto the Mortgagee, for the benefit of the Lenders, and its successors and assigns, the whole 100% of the Vessels owned by the Shipowner and described in Exhibit A hereto, including, without limitation, all of the boilers, engines, machinery, masts, spars, boats, anchors, cables, chains, rigging, tackle, capstans, outfit, tools, pumps and pumping equipment, apparel, furniture equipment, drilling equipment, drill pipes, drilling masts, rotary tables, substructures, draw work, drill bits, blowout prevention equipment, collars, racking, housing, spare parts and supporting inventory, vehicles and living quarters (excluding equipment aboard the Vessels which is not owned by the Shipowner) and all other appurtenances to said Vessels appertaining or belonging, whether now owned or hereafter acquired, whether on board or not, and also any and all additions, improvements and replacements in general effected subsequently on or to the Vessels, or any part thereof, or appurtenance thereto;

TO HAVE AND TO HOLD all and singular the above mortgaged and described property unto the Mortgagee and its successors and assigns, to its and to its successors’ and assigns’ own use, benefit and behoof forever;

PROVIDED, HOWEVER, and these presents are upon the condition, if the Shipowner or the other Obligors (as defined below) or their successors or assigns shall pay or cause to be paid to the Mortgagee and the Lenders the Obligations (as defined below), as and when the same shall become due and payable in accordance with the terms of the Credit Agreement, the other Loan Documents and this Mortgage, and shall duly perform the agreements, covenants and conditions herein and in the Credit Agreement and other Loan Documents, then this Mortgage and the rights hereby granted shall cease and be void, otherwise to remain in full force and effect.

Exhibit E-6

This Mortgage secures and enforces the following (collectively, the “Obligations”, it being acknowledged and agreed that the “Obligations” shall include extensions of credit and amounts owing of the types described below, whether outstanding on the date hereof or extended or owing from time to time after the date hereof):

(a) all indebtedness, liabilities, obligations and undertakings of every kind or description of the Shipowner, the Borrower and its Subsidiaries (collectively, the “Obligors”), (including, without limitation, all Indebtedness) to the Administrative Agent, the Lenders, or any Secured Swap Provider, arising out of or outstanding or owing under, advanced or issued pursuant to, or evidenced by, the Credit Agreement, the Notes and each other Loan Document to which any of them is a party or the Secured Swap Agreements to which any Secured Swap Provider is a party, including, without limitation, the unpaid principal of and interest and premium on the Loans and all other obligations and liabilities of the Obligors (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Obligor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, arising out of or outstanding under, advanced or issued pursuant to, or evidenced by, the Credit Agreement, the Notes, any other Loan Document or any Secured Swap Agreement, and whether on account of principal, interest, premium, reimbursement obligations, amounts owing upon liquidation, acceleration of obligations under, or termination (including early termination) of any Secured Swap Agreement, fees, indemnities, costs, expenses or otherwise (including, without limitation, all costs, fees and disbursements of counsel to the Mortgagor or any Agent, Lender or Secured Swap Provider that are required to be paid by the Obligors pursuant to the terms of the Credit Agreement, the Notes, any other Loan Document or any Secured Swap Agreement):

(b) the prompt and complete payment when due of any and all additional loans or advances made by the Lenders to or for the benefit of the Borrower or any other Obligor pursuant to the Credit Agreement or any other Loan Document (it being contemplated that the Lenders may lend additional sums to the Obligors pursuant to the Credit Agreement or the other Loan Documents from time to time, but shall not be obligated to do so except as expressly set forth in the Credit Agreement or such other Loan Document, and the Shipowner and the Mortgagee agree that the payment of any such additional loans shall be secured by this Mortgage);

(c) the prompt and complete payment when due of any and all sums which may be advanced or paid by the Mortgagee or the Lenders under the terms hereof or of the Credit Agreement or other Loan Documents on account of the failure of the Shipowner to comply with the covenants of the Shipowner contained herein, or the failure of the Shipowner or any other Obligor to comply with the covenants of the Shipowner or any other Obligor contained in the Credit Agreement or any other Loan Documents; and all other indebtedness of the Shipowner arising pursuant to the provisions of this Mortgage, including penalties, indemnities, legal and other fees, charges and expenses, and amounts advanced by and expenses incurred in order to preserve any collateral or security interest, whether due after acceleration or otherwise;

(d) the timely and complete performance of all agreements, covenants and conditions contained in this Mortgage, the Credit Agreement, the Notes and the other Loan Documents; and

Exhibit E-6

(g) all renewals, modifications, amendments, restatements, rearrangements, consolidations, substitutions, replacements, enlargements, and extensions of all or any part of the Obligations.

The Shipowner certifies that true forms of the Credit Agreement (including the Notes) are attached to this Mortgage as Exhibit B, and that the terms and conditions of the Credit Agreement and the Notes are incorporated by reference into this Mortgage and form a part hereof.

The Shipowner for itself, its successors and assigns, hereby represents, warrants, covenants, declares and agrees with the Mortgagee and its successors and assigns that the Vessels are to be held subject to the further covenants, conditions, terms and uses hereinafter set forth.

ARTICLE I

DEFINED TERMS; REPRESENTATIONS & WARRANTIES; COVENANTS

Section 1.01 Certain Defined Terms. The following terms used herein have the meanings given to them as follows:

“Secured Swap Agreement” any Swap Agreement entered into by the Borrower, the Shipowner or any Subsidiary permitted by the terms of Section 9.17 of the Credit Agreement.

“Secured Swap Provider” means any Lender or Agent (or Affiliate of any Lender or Agent) party to any Secured Swap Agreement with the Borrower or any Subsidiary while such Lender or Agent (or in the case of its Affiliate, the Person affiliated therewith) is a Lender or an Agent under the Credit Agreement.

Section 1.02 Payment and Performance of Obligations. The Shipowner agrees that it will promptly and faithfully pay or cause to be paid the Obligations secured hereby and that it will perform and observe all agreements, covenants and conditions, on its part to be performed or observed, contained herein, in the Credit Agreement and each other Loan Document to which it is a party.

Section 1.03 Legal Existence; Citizenship; Authorization. The Shipowner is duly organized and validly existing as a limited liability company under the laws of the State of Delaware; it is duly qualified to engage in the trade in which each Vessel operates; it is duly authorized to mortgage the Vessels; all limited liability company action necessary as required by law for the execution and delivery of this Mortgage has been duly and effectively taken; it has full power and authority to own and mortgage the Vessels; the Mortgage, the Credit Agreement and the Obligations hereby secured are and will be valid and enforceable obligations of the Shipowner enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles. All necessary consents and approvals of any Governmental Authority or any other entity to the entering into and performance of this Mortgage have been duly obtained or given and the entering into and performance of this Mortgage does not and will not contravene the terms of or constitute a default under (with or without giving of notice or lapse of time or both) any material

Exhibit E-6

agreement, instrument or document to which the Shipowner is a party or by which it or its properties are bound or affected. The Shipowner is now, and shall so remain until this Mortgage is discharged, a citizen of the United States pursuant to Section 2 of the Shipping Act of 1916, as amended (46 USC §802), and is fully qualified to own and operate vessels documented under the laws of the United States.

Section 1.04 Ownership of Vessels; Warranty and Defense of Title. The Shipowner lawfully owns and is lawfully possessed of the whole of the Vessels free from any lien or encumbrance whatsoever (other than Liens permitted by Section 9.03 of the Credit Agreement (“Permitted Liens”)) and will warrant and defend the title and possession thereto and to every part thereof for the benefit of the Mortgagee against the claims and demands of all persons whomsoever, provided, however, that notwithstanding anything herein to the contrary, no intention to subordinate the first priority security interest and Lien granted in favor of the Mortgagee herein is to be hereby implied or expressed by the permitted existence of the Permitted Liens. The Shipowner is the sole owner of the whole of the Vessels.

Section 1.05 Registry. The Vessels are, and during the term of this Mortgage shall continue to be, duly and lawfully registered under the laws and flag of the United States of America, and the Shipowner will cause this Mortgage to be duly recorded at the U.S. Coast Guard National Vessel Documentation Center in accordance with the provisions of 46 U.S.C. §31321, and will otherwise comply with and satisfy all of the provisions of the U.S. Code, Tit. 46, Ch. 301 and 313, as amended in order to establish and maintain this Mortgage as a first preferred mortgage lien thereunder upon the Vessels and upon all renewals, replacements and improvements made in or to the same for the amount of the Obligations hereby secured.

Section 1.06 Operation of Vessels. The Shipowner will not cause or permit the Vessels to be operated in any manner contrary to applicable law, engage in any unlawful trade or operations or violate any applicable law or carry any cargo, in the case of any of the foregoing, that will unreasonably expose the Vessels to penalty, forfeiture or capture and will not do, or suffer or permit to be done, anything which can or may injuriously affect the registration of the Vessels under the laws and regulations of the United States of America and will at all times keep the Vessels duly documented thereunder.

Section 1.07 Claims, Taxes, Fees etc. The Shipowner will pay and discharge or cause to be paid and discharged prior to delinquency, all claims and demands in respect of, and all taxes, assessments, governmental charges, levies, fees, fines and penalties imposed on any Vessel, its cargoes or any income or profits therefrom, in each case on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge upon such Vessel or any income therefrom not constituting a Permitted Lien; provided that the Shipowner shall not be required to pay any such claim, demand, fee, tax, assessment, charge, fine, levy, or penalty which is being contested in good faith and by proper proceedings if the Shipowner has maintained adequate reserves with respect thereto in accordance with GAAP, and such Vessel shall not have been arrested or detained therefor, and provided further that such contest shall not subject such Vessel, or any part thereof, to forfeiture or loss.

Section 1.08 Liens. Neither the Shipowner, any charterer, the Master of any Vessel nor any other Person has or shall have any right, power or authority to, and shall not, create, incur or

Exhibit E-6

permit to be placed or imposed or continued upon any Vessel, its freights, profits or hire, any Lien whatsoever other than Permitted Liens.

Section 1.09 Notice of Mortgage. The Shipowner will place, and at all times and places will retain, a properly certified copy of this Mortgage on board each Vessel with her papers and will cause such certified copy and such Vessel’s marine document to be exhibited to any and all persons having business therewith which might give rise to any lien thereon other than liens for crew’s wages and salvage, and to any representative of the Mortgagee; and will place and prominently display in the chart room and in the Master’s cabin of such Vessel a framed printed notice in plain type reading as follows:

“NOTICE OF MORTGAGE

This Vessel is owned by Hercules Drilling Company, LLC (“the Owner”) and is subject to a First Preferred Fleet Mortgage (the “Mortgage”) in favor of Comerica Bank, as Administrative Agent, Mortgagee. Under the terms of said Mortgage neither the Owner, any Charterer, the Master of this Vessel nor any other person has any right, power or authority to create, incur or permit to be placed or imposed or continued upon this Vessel any lien whatsoever other than said Mortgage and liens permitted by said Mortgage.”

Section 1.10 Libel or Attachment. If a libel or complaint be filed against any Vessel or any Vessel is otherwise attached, levied upon or taken into custody or sequestered by virtue of any legal proceeding in any court or by a government or other authority, the Shipowner will promptly notify the Mortgagee thereof by facsimile, telex, cable or telegram, as appropriate, confirmed by letter, at its office, and within thirty (30) days of any arrest arising out of such libel or complaint will cause such Vessel to be released and all Liens thereon (other than Permitted Liens) to be discharged and will promptly notify the Mortgagee thereof in the manner aforesaid. In the event that the Shipowner does not appear in such action by filing a claim of owner or similar pleading within such thirty (30) day period, the Shipowner does hereby authorize and empower the Mortgagee, in the name of the Shipowner, or its successor or assigns, to apply for and receive possession of and to take possession of such Vessel with all the rights and powers that the Shipowner, or its successors or assigns, might have, possess or exercise in any such event; and this power of attorney shall be irrevocable and may be exercised not only by the Mortgagee hereinabove named but also by any one such appointee or the appointees of the Mortgagee, with full power of substitution, to the same extent as if the said appointee or appointees had been named as one of the attorneys above named by express designation. The Shipowner will notify the Mortgagee within three (3) Business Days after it has become known to the Shipowner of any average or salvage incurred by any Vessel.

Section 1.11 Maintenance of Vessels.

(a) Except while such Vessel is undergoing repairs, maintenance or is stacked or in lay up, the Shipowner will at all times and without cost or expense to the Mortgagee maintain and preserve, or cause to be maintained and preserved, each Vessel in good running order and repair, so that each Vessel shall be, insofar as due diligence can make it so, tight, staunch, strong and well and sufficiently tackled, appareled, furnished, equipped and in every respect seaworthy and in good operating condition and fit for its intended service; and will keep

Exhibit E-6

each Vessel, or cause it to be kept in such condition as will entitle it to at least the current classification and rating for each Vessel in the American Bureau of Shipping, or other classification society of like standing. The Shipowner will at all times keep each Vessel (other than a Vessel that is stacked or in lay up) in such condition to ensure that it maintains its current classification rating from the American Bureau of Shipping, and the Shipowner shall furnish to the Mortgagee annually, commencing July 30, 2005, a certificate from the American Bureau of Shipping confirming that such classification has been maintained. Each Vessel shall, and the Shipowner covenants that it will, at all times comply in all material respects with all applicable laws, treaties and conventions to which the United States of America is a party, and rules and regulations issued thereunder, and shall have on board as and when required thereby valid certificates showing compliance therewith. The Shipowner will not make, or permit to be made, any substantial change in the structure, rig or type of any Vessel that would materially diminish the value of such Vessel without first receiving the written consent of the Mortgagee, which consent shall not be unreasonably withheld.

(b) So long as any of the Obligations are outstanding, the Shipowner will cause each Vessel (other than any Vessel that is then stacked or in lay up) to be repaired and overhauled as the need arises in order to keep such Vessel well maintained and in seaworthy condition.

(c) The Shipowner will promptly, but in any event within forty-eight (48) hours thereof, give notice to the Mortgagee if any Vessel is put into the possession of any yard for the purpose of repairs in an amount exceeding or likely to exceed ten percent (10%) of the insured total loss value of such Vessel at any time.

Section 1.12 Inspection. Subject to the terms of the Credit Agreement, the Shipowner will at all reasonable times afford the Mortgagee or its authorized representatives at their risk and expense full and complete access to each Vessel during normal business hours for the purpose of inspecting such Vessel, its cargoes and its papers, and the Shipowner will deliver for inspection copies of such contracts and documents relating to such Vessel, whether on board or not, as the Mortgagee may request, provided however, that (a) non public information obtained by the Mortgagee pursuant to any Loan Document concerning the Shipowner, any Vessel, any other assets of the Shipowner or the Shipowner’s financial condition and prospects shall be kept confidential by the Mortgagee in accordance with Section 12.11 of the Credit Agreement (subject to the exceptions contained therein), unless such non governmental parties shall agree prior thereto to be bound by this Section 1.11 and (b) any inspection of any Vessel and its papers shall be subject to the requirements of any operators of such Vessel and any applicable Governmental Authority.

Section 1.13 No Change in Registry. The Shipowner will not transfer or change the flag or port of documentation of any Vessel without the written consent of the Mortgagee first had and obtained, and any such written consent to any one transfer or change of flag or port of documentation shall not be construed to be a waiver of this provision with respect to any subsequent proposed transfer or change of flag or port of documentation for any Vessel.

Section 1.14 Sale or other Dispositions. Except as permitted by the Credit Agreement, the Shipowner will not sell, mortgage, bareboat charter, transfer or in any other way dispose of

Exhibit E-6

all or any part of any Vessel, provided, however, the Shipowner may bareboat charter any Vessel in the ordinary course of business.

Section 1.15 Insurance.

(a) Types and Coverage. The Shipowner will, at its own expense, when and so long as this Mortgage shall be outstanding, insure or cause to be insured each Vessel against the risks indicated below, in addition to such other risks which would be covered by experienced, prudent, and responsible owners of similar vessels engaged in similar operations in places and under conditions comparable to those in which such Vessel is employed from time to time and possessing financial and operating characteristics similar to the Shipowner (“Similar Companies”) in accordance with the usual and customary practices of Similar Companies, and keep it insured, in the aggregate, in lawful money of the United States, for not less than the higher of (i) the full commercial value of such Vessel as reasonably determined by the Shipowner, (ii) the amount of coverage that would be obtained by Similar Companies on such Vessel, or (iii) an amount with respect to such Vessel when aggregated with the coverage on all other Drilling Rigs and Lift Boats equals at least USD 190,000,000. Each Vessel shall in no event be insured for an amount less than the agreed valuations as set forth in the applicable marine and war risk policies. Such insurance shall be on the basis of “new for old” with no deduction for depreciation and shall cover marine and war risk perils, on hull and machinery (including excess value), and shall be maintained in the broadest forms available in the American, British or equivalent insurance markets for vessels of the same type as such Vessel, provided that war risk insurance shall only be required if such Vessel operates outside of the United States territorial waters in the Gulf of Mexico. The Shipowner shall also obtain such workmen’s compensation or longshoremen’s and harbor worker’s insurance as shall be required by applicable law, including endorsements for Outer Continental Shelf operations, borrowed servant, voluntary compensation, and in rem claims. In addition, the Shipowner shall maintain or cause to be maintained protection and indemnity insurance, including coverage for contractual liability, contractual and legal wreck removal, crew coverage, excess collision, salvage, general average, care, pollution, custody and control coverage through underwriters or associations reasonably acceptable to the Mortgagee in an amount equal to the higher of (i) the full commercial value of each Vessel as reasonably determined by the Shipowner, (ii) the amount of coverage that would be obtained by Similar Companies on each Vessel, and (iii) an amount with respect to each Vessel when aggregated with the coverage on all other Drilling Rigs and Lift Boats equals at least USD 190,000,000, provided, however, that war risk protection and indemnity insurance shall be in an amount not less than the amount of insurance against total loss. The Shipowner shall at all times during which any Vessel is operating within the jurisdiction of the United States of America, maintain or cause to be maintained insurance or post bond or maintain or cause to be maintained approved evidence of financial responsibility with respect to such Vessel to cover the actual cost of removal of discharged oil for which the Shipowner or such Vessel may be held strictly liable (or held liable due to the negligence of the Shipowner, any charterer or any other Person) under the Clean Water Act of 1977, OPA or the Outer Continental Shelf Lands Act, or under any other federal or state law which, in the future, may apply to such Vessel or to the Shipowner; and the Shipowner shall maintain insurance covering similar pollution risks or liabilities incident thereto under any law, regulation, or judicial decision of any foreign jurisdiction or jurisdictions or political subdivision thereof applicable to the Shipowner, such Vessel, or its operations.

Exhibit E-6

(b) Deductibles. No insurance required to be carried by the Shipowner pursuant to this Section 1.15 shall include a deductible or self-insured retention in excess of USD 2,000,000 per occurrence.

(c) Insurers; Provisions. The policy or policies of insurance shall be issued by responsible underwriters reasonably acceptable to the Mortgagee, shall contain conditions, terms, stipulations and insuring covenants reasonably satisfactory to the Mortgagee and shall be kept in full force and effect by the Shipowner so long as this Mortgage shall be outstanding. All insurance policies, binders and other interim insurance contracts (with the exception of Workers’ Compensation, U.S. Longshoremen & Harbor Workers Compensation and Maritime Employers Liability) shall be executed and issued in the name of the Shipowner, shall name the Mortgagee and the Lenders in a manner such that they are afforded the stature of additional insureds, and shall provide that loss shall be payable to the Mortgagee for distribution by it to itself and the Shipowner as their interests may appear. The Mortgagee shall permit all insurance proceeds to be applied in the manner set forth in this Mortgage and in the Credit Agreement. All insurance policies shall provide (i) for at least thirty (30) days’ prior notice to be given to the Mortgagee by the underwriters or association in the event of (A) cancellation or reduction in amount or material change in coverage or (B) the failure of the Shipowner to pay any premium or call which would suspend coverage under the policy or the payment of a claim thereunder and (ii) that (A) there shall be no recourse against the Mortgagee (or its assignee) for the payment of premiums or commissions and (B) if such policies provide for the payment of club calls, assessments or advances, there shall be no recourse against the Mortgagee (or its assignee) for the payment thereof.

(d) Compliance. The Shipowner shall not do any act, nor voluntarily suffer nor permit any act to be done, whereby any insurance required by this Section 1.15 shall or may be suspended, impaired or defeated, or suffer or permit any Vessel to undertake any drilling operations, carry any cargoes or proceed into an area then excluded by trading warranties under its marine and war risk policies (including protection and indemnity) without obtaining all necessary additional coverage, satisfactory in form and substance, and evidence of which shall be furnished, to the Mortgagee.

(e) Loss. In the event of an actual or constructive total loss or a compromised constructive total loss or requisition of any Vessel, (i) all insurance payments therefor shall be paid to the Mortgagee and, at the Shipowner’s option, shall be applied to the Obligations in the manner required by the Credit Agreement or turned over to the Shipowner in accordance with Section 3.04(c)(iv) of the Credit Agreement, and (ii) the Mortgagee shall retain out of the insurance payments received on account of such loss and held by the Mortgagee, any sum or sums that shall be or become owing to the Mortgagee under this Mortgage for the cost, if any, of collecting the insurance, which sum or sums shall become the sole property of the Mortgagee. The Shipowner shall not declare or agree with underwriters that any Vessel is a constructive or compromised, agreed or arranged constructive total loss without the prior written consent of the Mortgagee.

(f) Policies. The Shipowner upon execution of this Mortgage, shall deliver to the Mortgagee a broker’s certificate evidencing the insurance maintained under this Section 1.15. If the Shipowner executes any new or renewal policies of insurance under this Section 1.15, the

Exhibit E-6

Shipowner will promptly, but in any event within 5 days thereafter, deliver to the Mortgagee a true and complete copy of a broker’s certificate with respect to such policies. Upon the request of the Mortgagee, but so long as no Event of Default has occurred and is continuing not more than once in each calendar year, the Shipowner shall provide to the Mortgagee copies of all insurance policies, binders and other evidences of the insurances on each Vessel.

(g) Certificates. Annually, commencing July 30, 2005, the Shipowner shall furnish to the Mortgagee, a certificate of a reputable insurance broker, in form and substance reasonably satisfactory to the Mortgagee as to the insurance maintained by the Shipowner pursuant to this Section 1.15, specifying the respective policies of insurance covering the same and attaching certificates of confirmation evidencing the same and stating with regard to the insurance maintained by the Shipowner pursuant to this Section 1.15 the amounts, deductibles, and the risks against which such insurance is issued.

(h) Obligation to Collect. The Shipowner shall, at no cost or expense to the Mortgagee, have the duty and responsibility to make all proofs of loss and take any and all other steps necessary to effect collections from underwriters for any loss under any insurance on or in respect of any Vessel or the operation thereof.

Section 1.16 Reimbursement. The Shipowner will reimburse the Mortgagee promptly with interest at the rate provided for in Section 3.02(c) of the Credit Agreement, for any and all expenditures which the Mortgagee may, from time to time, make, lay out or expend in providing such protection in respect of insurance, discharge or purchase of liens, taxes, dues, assessments, governmental charges, fines and penalties lawfully imposed, repairs, attorneys’ fees, translation fees for documents made in a language other than English and other matters as the Shipowner is obligated herein to provide, but fails to provide. Such obligation of the Shipowner to reimburse the Mortgagee shall be an additional indebtedness due from the Shipowner, secured by this Mortgage, and shall be payable by the Shipowner on demand. The Mortgagee, though privileged so to do, shall be under no obligation to the Shipowner to make any such expenditures, nor shall the making thereof relieve the Shipowner of any default in that respect.

Section 1.17 Contracts. The Shipowner will use its commercially reasonable efforts to fully perform any and all charter parties or drilling contracts which are or may be entered into with respect to each Vessel.

Section 1.18 Taxes. If at any time taxes should be levied anywhere on the principal or the interest in respect of or arising out of this Mortgage or any other instruments to be effected thereunder or in any other manner whatsoever as a consequence of or in connection with the Obligations, such taxes shall be borne and paid by the Shipowner. If by the provisions of the relevant law such an arrangement cannot be legally made, the Mortgagee may require immediate payment of all sums secured under this Mortgage.

Section 1.19 Further Assurances.

(a) In the event that this Mortgage or any provision hereof shall be deemed invalidated in whole or in part by reason of any present or future law or any decision of any authoritative court, or if the documents at any time held by the Mortgagee shall be deemed by the

Exhibit E-6

Mortgagee for any reason insufficient to carry out the true intent and spirit of this Mortgage, then from time to time, the Shipowner will execute, on its own behalf, such other and further assurances and documents as in the reasonable opinion of the Mortgagee may be required more effectively to subject each Vessel to the payment of the Obligations, as in this Mortgage provided, and the performance of the terms and provisions of this Mortgage, the Notes and the Credit Agreement.

(b) From time to time on the request of the Mortgagee, the Shipowner will furnish to the Mortgagee: (i) such favorable opinions of counsel, including United States legal opinions, in form and substance reasonably satisfactory to the Mortgagee and (ii) such instruments executed by the Shipowner or on its behalf or by any or all officers, members, managers or directors of the Shipowner, in each case, relating to this Mortgage or any of the transactions contemplated hereby, as the Mortgage may reasonably request.

ARTICLE II

EVENTS OF DEFAULT AND REMEDIES

Section 2.01 Events of Default. The occurrence and continuation of an Event of Default under the Credit Agreement shall constitute an “Event of Default” hereunder.

Section 2.02 Remedies. Upon the occurrence and during the continuance of any Event of Default, the Mortgagee may, at the Mortgagee’s option, and by or through itself or otherwise, do any one or more of the following:

(a) exercise all of the rights and remedies in foreclosure and otherwise given to mortgagees by the laws and regulations of the United States of America or of any country where any Vessel may be found or of any other applicable jurisdiction.

(b) bring suit at law, in equity or in admiralty, in any court of any nation of the world, or initiate and prosecute such other judicial, extrajudicial, or administrative proceedings, as it may be advised, to recover judgment for the Obligations, and collect the same out of any and all of the properties of the Shipowner, whether covered by this Mortgage or otherwise.

(c) take and enter into possession of any Vessel, at any time, wherever the same may be, without legal process and without being responsible for loss or damage, and the Shipowner or other person in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of such Vessel.

(d) without being responsible for loss or damage, the Mortgagee may hold, lay up, lease, charter, operate or otherwise use any Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, day rates, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of such Vessel or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of such Vessel and charging upon all receipts from the use of such Vessel or from the sale thereof by court proceedings or pursuant to Section 2.02(e), all costs, expenses, charges, damages or losses by reason of such use; and if at

Exhibit E-6

any time the Mortgagee shall avail itself of the right herein given it to take any Vessel, the Mortgagee shall have the right to dock such Vessel, for a reasonable time at any dock, pier or other premises of the Shipowner without charge, or to dock her at any other place at the cost and expense of the Shipowner.

(e) sell any Vessel without judicial process and without being responsible for any loss or damage arising therefrom, except as may be directly and proximately caused by its willful misconduct, recklessness or gross negligence, in such place, time and manner as the Mortgagee may, in its sole judgment, deem fit. In the event that any Vessel shall be offered for sale by private sale, reasonable notice must be given to the Shipowner but need not be more than twenty (20) days before the private sale, and no newspaper publication of notice shall be required, nor notice of adjournment of sale; sale may be held at such place and at such time as the Mortgagee by notice may have specified, or may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and without further notice or publication the Mortgagee may make any such sale at the time and place to which the same shall be so adjourned. At the sale, the Mortgagee may acquire such Vessel in satisfaction of all or a portion of the outstanding Obligations.

Section 2.03 Finality of Sale. It is expressly agreed that upon payment of the purchase price, the purchaser shall acquire good and peaceful title to the Vessel subject of such sale, and shall not be affected by any claim or potential claim of the Shipowner, whether or not such claim or potential claim comes to the knowledge of the purchaser. Any sale of any Vessel made in pursuance of this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Shipowner therein and thereto, and shall bar the Shipowner, its successors and assigns, and all persons claiming by, through or under them, from asserting any claim or right, title or interest therein or thereto. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof.

Section 2.04 Place of Sale; Conveyance. Any sale may be conducted without bringing the Vessel subject of such sale to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage. The Shipowner hereby irrevocably constitutes and appoints the Mortgagee and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Shipowner or in the Mortgagee’s own name, to make in the name and on behalf of the Shipowner, all necessary transfers of a Vessel in accordance with this Article II for a good conveyance of the title to such Vessel, and for that purpose the Mortgagee shall execute all necessary instruments of assignment and transfer (including bills of sale), the Shipowner hereby ratifying and confirming all that its said attorney shall lawfully do by virtue hereof. Nevertheless, the Shipowner shall, if so requested by the Mortgagee, ratify and confirm any sale of a Vessel by executing and delivering to the purchaser thereof such proper bills of sale, conveyances, instruments of transfer and releases as may be designated in such request.

Exhibit E-6

Section 2.05 Revenues and Proceeds of Vessels; Prior Liens.

(a) The Shipowner hereby irrevocably constitutes and appoints the Mortgagee and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Shipowner or in the Mortgagee’s own name, to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freights, hire, earnings, issues, revenues, income and profits of each Vessel and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due in respect of such Vessel or in respect of any insurance thereon from any person whomsoever, and to make, give and execute in the name of the Shipowner acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, all checks, notes, drafts, warrants, agreements and other instruments in writing with respect to the foregoing. To the extent permitted by law, the Shipowner hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and is irrevocable. The powers conferred on the Mortgagee hereunder are solely to protect its interests in the Vessels and shall not impose any duty upon it to exercise any such powers. THE MORTGAGEE SHALL BE ACCOUNTABLE ONLY FOR THE AMOUNTS THAT IT ACTUALLY RECEIVES AS A RESULT OF THE EXERCISE OF SUCH POWERS, AND NEITHER IT NOR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS SHALL BE RESPONSIBLE TO THE SHIPOWNER FOR ANY ACT OR FAILURE TO ACT, EXCEPT FOR THE MORTGAGEE’S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Notwithstanding the foregoing, the Mortgagee agrees that it will not exercise any rights under the power of attorney provided for in this Section 2.05(a) unless an Event of Default shall have occurred and be continuing.

(b) The Mortgagee is hereby irrevocably authorized to pay or furnish indemnity in the proper amounts against any Liens which have or may (in the opinion of the Mortgagee) have priority over the Lien of this Mortgage and which are not permitted under this Mortgage or the Credit Agreement.

Section 2.06 Delivery of Vessels. Whenever any right to enter and take possession of any Vessel accrues to the Mortgagee, it may require the Shipowner to deliver, and the Shipowner shall on demand, at its own cost and expense, deliver to the Mortgagee such Vessel at the location reasonably designated by the Mortgagee.

Section 2.07 Additional Rights. The Shipowner covenants and agrees that in addition to any and all other rights, powers and remedies elsewhere in this Mortgage granted to and conferred upon the Mortgagee, the Mortgagee in any suit to enforce any of its rights, powers or remedies shall be entitled as a matter of right and not as a matter of discretion (a) to seek the appointment of a receiver or receivers of any Vessel and any receiver or receivers so appointed shall have full right and power to use and operate such Vessel as shall be ordered by the federal court, and (b) to a decree ordering and directing the sale and disposal of any Vessel, and the Mortgagee may become the purchaser at such sale and shall have the right to credit against the purchase price any and all sums of money due hereunder.

Section 2.08 Judgment. The Shipowner covenants that upon the occurrence of and continuance of any one or more of the Events of Default, upon written demand of the Mortgagee, the Shipowner will pay to the Mortgagee the whole amount due and payable on the Obligations

Exhibit E-6

hereby secured together with any other amounts due hereunder or under any other Loan Document; and in case the Shipowner shall fail to pay same forthwith upon such demand, the Mortgagee shall be entitled to recover judgment for the whole amount so due and unpaid, together with such further amounts as shall be sufficient to cover the reasonable fees and expenses of the Mortgagee’s or the Lenders’ agents, attorneys and counsel and any necessary advances, expenses and liabilities made or incurred by any of them hereunder. All moneys collected by the Mortgagee under this Section 2.08 shall be applied by the Mortgagee in accordance with the provisions of Section 2.11.

Section 2.09 Acceptance of Cure. If at any time after an Event of Default and prior to any foreclosure action having been taken by the Mortgagee under any of the Loan Documents to realize upon the security provided by such documents, the Shipowner offers completely to cure all Events of Default and to pay all expenses, advances and damages to the Mortgagee consequent to such Events of Default, with interest at the rate provided for late payments in the Credit Agreement, then the Mortgagee may, but shall not be required to, accept such offer and payment and restore the Shipowner to its former position, but such action shall not affect any subsequent Event of Default or impair any rights consequent thereon.

Section 2.10 Restoration of Position. In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Shipowner and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

Section 2.11 Application of Proceeds. The proceeds of any sale or other disposition of any Vessel received by the Mortgagee and the net earnings of any charter operation or other use of any Vessel received by the Mortgagee under any of the rights, powers or remedies herein specified and any and all other moneys received by the Mortgagee pursuant to or under the terms of this Mortgage or in any proceeding hereunder, the application of which has not elsewhere herein been specifically provided for, shall be applied as follows: (i) first, to the payment of all reasonable expenses and charges, including the expense of sale, the expenses of retaking, attorney’s fees, court costs, and any other expenses or advances made or incurred by the Mortgagee in the protection of its rights or the pursuance of its remedies hereunder; and (ii) second, in accordance with Section 10.02(c) of the Credit Agreement.

Section 2.12 Deficiency. To the extent the proceeds of the sale of any Vessel are not sufficient to pay the aggregate amount of the Obligations, any Person liable for the Obligations (including without limitation, the Shipowner, the Borrower and any Subsidiary to the extent such Persons are liable) shall remain jointly and severally liable for such deficiency. Without limiting the generality of the foregoing, the rights and remedies of the Mortgagee under this Mortgage and the other agreements, documents and instruments securing or guarantying any of the Obligations shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any right or remedy.

Exhibit E-6

ARTICLE III

GENERAL POWERS OF MORTGAGEE

Section 3.01 Arrest or Detention of Vessel. In the event that any Vessel shall be arrested or detained by a marshal or other officer of any court of law, equity or admiralty jurisdiction in any country or nation of the world or by any government or other entity and shall not be released from arrest or detention within thirty (30) days from the date of arrest or detention, the Shipowner does hereby authorize and empower the Mortgagee, in the name of the Shipowner, or its successors or assigns, to apply for and receive possession of and to take possession of such Vessel with all the rights and powers that the Shipowner, or its successors or assigns, might have, possess or exercise in any such event; and this power of attorney shall be irrevocable and may be exercised not only by the Mortgagee but also by its appointee or appointees, with full power of substitution, to the same extent as if the said appointee or appointees had been named as the attorney above named by express designation. All expenditures made or incurred by them or any of them for the purpose of the foregoing shall be a debt due from the Shipowner, its successors and assigns, to the Mortgagee and shall be secured by the Lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

Section 3.02 Suits. The Shipowner also authorizes and empowers the Mortgagee or its appointees or any of them to appear in the name of the Shipowner, its successors or assigns, in any court of any country or nation of the world where a suit is pending against any Vessel because of or on account of any alleged Lien against such Vessel from which such Vessel has not been released and to take such proceedings as to it may seem proper towards the defense of such suit and the discharge of such Lien, and all expenditures made or incurred by them or any of them for the purpose of such defense or purchaser or discharge shall be a debt due from the Shipowner, its successors and assigns, to the Mortgagee and shall be secured by the Lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

Section 3.03 Performance of Shipowner’s Obligations. If the Shipowner fails to perform any obligation or covenant under this Mortgage, the Mortgagee shall have the right, but not the obligation, to perform or take such actions to comply with the terms of this Mortgage, and all amounts reasonably expended in connection with such conduct shall be a demand obligation of the Shipowner owing to Mortgagee at the post-default rate of interest specified in Section 3.02(b) of the Credit Agreement and shall be secured by the Lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein.

ARTICLE IV

SUNDRY PROVISIONS

Section 4.01 Successors and Assigns. All of the covenants, promises, stipulations and agreements of the Shipowner in this Mortgage contained shall bind the Shipowner and its successors and assigns and shall inure to the benefit of the Mortgagee and its successors and assigns. In the event of any assignment of this Mortgage, the term “Mortgagee”, as used in this Mortgage, shall be deemed to mean any such assignee.

Exhibit E-6

Section 4.02 Agents. Wherever and whenever herein any right, power or authority is granted or given to the Mortgagee, such right, power or authority may be exercised in all cases by the Mortgagee or such agent or agents as it may appoint, and the act or acts of such agent or agents when taken shall constitute the act of the Mortgagee hereunder.

Section 4.03 Severability. In the event that any provision of this Mortgage or the Credit Agreement shall be deemed invalid or unenforceable by reason of any present or future law or any decision of any authoritative court, the validity and enforceability of the other provisions hereof or thereof shall not be affected thereby.

Section 4.04 Expenses. The Shipowner agrees to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of the Credit Agreement, the Notes, this Mortgage, and any other instrument contemplated thereby (including the reasonable fees and out-of-pocket expenses of counsel to the Mortgagee and of local counsel selected by said counsel in any jurisdiction involved in the transactions contemplated by the Credit Agreement and this Mortgage) and costs and expenses, including counsel fees, in connection with the enforcement of the Credit Agreement, the Notes, this Mortgage and any other instrument contemplated thereby, as well as costs for translations and any and all stamp and other taxes of every character, if any, now or hereafter in effect, whether foreign or domestic, not including taxes imposed on the income or assets (including franchise and bank shares taxes) of the Mortgagee or the Lenders by the United States of America or any political subdivisions thereof, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of the Credit Agreement, the Notes and this Mortgage, and any other instrument contemplated thereby and the payments to be made thereunder, whether any such tax be imposed upon the Mortgagee or the Lenders and to save the Lenders and the Mortgagee harmless from any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

Section 4.05 INDEMNIFICATION. THE SHIPOWNER AGREES (a) TO INDEMNIFY AND HOLD HARMLESS THE MORTGAGEE, EACH LENDER AND EACH AGENT AND THEIR RESPECTIVE SUCCESSORS, ASSIGNS, EMPLOYEES, AGENTS AND AFFILIATES (INDIVIDUALLY AN “INDEMNITEE,” AND COLLECTIVELY, THE “INDEMNITEES”) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LOSSES, JUDGMENTS AND LIABILITIES (INCLUDING LIABILITIES FOR PENALTIES) OF WHATSOEVER KIND OR NATURE, AND (b) TO REIMBURSE EACH INDEMNITEE FOR ALL REASONABLE COSTS AND EXPENSES, INCLUDING REASONABLE ATTORNEYS’ FEES, IN EACH CASE ARISING OUT OF OR RESULTING FROM THIS MORTGAGE OR THE EXERCISE BY ANY INDEMNITEE OF ANY RIGHT OR REMEDY GRANTED TO IT HEREUNDER (BUT EXCLUDING ANY CLAIMS, DEMANDS, LOSSES, JUDGMENTS AND LIABILITIES OR EXPENSES TO THE EXTENT INCURRED BY REASON OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE (AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE DECISION)). IN NO EVENT SHALL THE MORTGAGEE BE LIABLE, IN THE ABSENCE OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON ITS PART, FOR ANY MATTER OR THING IN CONNECTION WITH THIS MORTGAGE OTHER THAN TO ACCOUNT FOR MONIES ACTUALLY RECEIVED BY IT IN ACCORDANCE WITH THE TERMS HEREOF. IF AND TO THE EXTENT

Exhibit E-6

THAT THE OBLIGATIONS OF THE SHIPOWNER UNDER THIS SECTION 4.05 ARE UNENFORCEABLE FOR ANY REASON, THE SHIPOWNER HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF SUCH OBLIGATIONS WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. THE INDEMNITY OBLIGATIONS OF THE SHIPOWNER CONTAINED IN THIS SECTION 4.05 SHALL CONTINUE IN FULL FORCE AND EFFECT NOTWITHSTANDING THE FULL PAYMENT OF ALL OF THE NOTES AND THE PAYMENT OF ALL OTHER OBLIGATIONS AND NOTWITHSTANDING THE DISCHARGE THEREOF.

Section 4.06 Counterparts. This Mortgage may be executed in any number of counterparts, and all such counterparts executed and delivered each as an original shall constitute but one and the same instrument.

Section 4.07 Amendments. None of the terms and conditions of this Mortgage may be changed, waived, modified or varied in any manner whatsoever except in accordance with the terms of the Credit Agreement.

Section 4.08 Notices.

(a) Any notice or other communication to be given pursuant hereto shall be sent by hand or by postage prepaid letter or by facsimile confirmed by letter and addressed:

To the Shipowner:

Hercules Drilling Company, LLC

2929 Briarpark Drive, Suite 435

Houston, Texas 77042

Attention: Don Rodney

Telefax No.: 713-952-7977

To the Mortgagee:

Comerica Bank, as Administrative Agent

910 Louisiana, Suite 410

Houston, TX 77002

Attention: Mona Foch

(b) Any notice of communication sent by postage prepaid letter shall be deemed to be received three days after mailing. Any notice or communication sent by facsimile shall be deemed received at the opening of business the day after transmission. Any notice or communication sent by hand shall be deemed to be received on the day sent if sent during normal business hours and otherwise at the opening of business on the day following delivery.

Section 4.09 Right of Peaceful Enjoyment. Subject in all respects to the terms and conditions of the Credit Agreement and the other Loan Documents, so long as no Event of Default shall have occurred and be continuing, the Shipowner (a) shall be suffered and permitted

Exhibit E-6

to retain actual possession and use of each Vessel and (b) if permitted by Section 9.12 of the Credit Agreement, shall have the right, from time to time, in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings or equipment, drilling equipment, pumps, drill pipes, collars, racking, housing, spare parts and supporting inventory, vehicles and living quarters or any other appurtenances of each Vessel that are no longer useful, necessary, profitable or advantageous in the operation of such Vessel, first or simultaneously having provided for the replacement thereof by new boilers, engines, machinery, masts, spars, sails, rigging, boats, anchors, chains, tackle, apparel, furniture, fittings, equipment, drilling equipment, pumps, drill pipes, collars, racking, housing, spare parts and supporting inventory, vehicles and living quarters or other appurtenances of substantially equal value to the Shipowner, which shall forthwith become subject to the lien of this Mortgage as a first preferred mortgage lien thereon.

Section 4.10 Termination.

(a) At such time as the Obligations shall have been paid in full, all Letters of Credit shall have terminated, and the Commitments have been terminated, then the Mortgagee, at the request and sole expense of the Shipowner, shall forthwith cause reconveyance, satisfaction and discharge of this Mortgage to be entered upon the record, without recourse and without any representation or warranty of any kind, and shall execute and deliver or cause to be executed and delivered such instruments of reconveyance, satisfaction and reassignment as may be appropriate. Otherwise, this Mortgage shall remain and continue in full force and effect.

(b) If any Vessel shall be sold by the Shipowner in a transaction permitted by Section 9.12 of the Credit Agreement, then the Mortgagee, at the request and sole expense of the Shipowner, shall promptly execute and deliver to the Shipowner all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Vessel, without recourse and without any representation or warranty; provided that the Shipowner shall have delivered to the Mortgagee, at least five (5) Business Days prior to the date of the proposed release, a written request of a Responsible Officer of the Shipowner for release identifying the Shipowner and such Vessel and the terms of the sale in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Shipowner stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents. Any such action taken by the Mortgagee shall be without warranty by or recourse.

Section 4.11 Rights Cumulative. Each and every right, power and remedy herein given to the Mortgagee and/or the Lenders shall be cumulative and shall be in addition to every other right, power and remedy herein given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every right, power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee and/or the Lenders, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Mortgagee or by any Lender in the exercise of any right or power or in the pursuance of any remedy accruing upon any Event of Default shall impair any such right, power or remedy or be construed to be a waiver of any such Event of Default or to be an acquiescence therein; nor shall

Exhibit E-6

the acceptance by the Mortgagee of any security or of any payment of or on account of the Obligations hereby secured maturing after any Event of Default or of any payment on account of any past default be construed to be a waiver of any right to take advantage of any future Event of Default or of any past Event of Default not completely cured thereby.

Section 4.12 GOVERNING LAW. THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AND THE GENERAL MARITIME LAW OF THE UNITED STATES OF AMERICA.

Section 4.13 No Waiver of Preferred Status. No provision of this Mortgage or the Credit Agreement shall be deemed to constitute a waiver by the Mortgagee of the preferred status of this Mortgage given by the laws of the United States of America or comparable legislation of any other jurisdiction where this Mortgage may be enforced, and any provision of or incorporated in this Mortgage which would otherwise constitute such a waiver shall to such extent be of no force or effect.

Section 4.14 Recordation. The maximum principal amount that may be outstanding under this Mortgage is One Hundred Ninety Million United States Dollars (USD 190,000,000.00) and for the purpose of recording this Mortgage, the total amount of this First Preferred Fleet Mortgage is One Hundred Ninety Million United States Dollars (USD 190,000,000.00), and interest, expenses and performance of mortgage covenants. The discharge amount is the same as the total amount.

Section 4.15 Defined Terms. All capitalized terms used in this Mortgage and not defined herein shall have the meanings given to them in the Credit Agreement.

The Mortgagee hereby accepts all of the terms and conditions set forth in this First Preferred Fleet Mortgage and the first preferred mortgage lien granted hereby.

[Remainder of page intentionally left blank.]

Exhibit E-6

IN WITNESS WHEREOF, the Shipowner has caused this Mortgage to be duly executed this          day of June, 2005.

HERCULES DRILLING COMPANY, LLC

By:
Name:
Title:

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

On this          day of June, 2005, before me personally appeared                                                                                   , to me known, who, being by me duly sworn, did depose and say that he resides at                              that he is the                      of Hercules Drilling Company, LLC, the limited liability company described in the foregoing instrument; that he signed his name thereto by order of the Sole Manager of said limited liability company and that the foregoing instrument is the act and deed of said limited liability company.

Notary Public

Agreed to and accepted by:

COMERICA BANK, as Administrative Agent

By:
Name:
Title:

Exhibit E-6

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

On this          day of June, 2005, before me personally appeared                                     , to me known, who, being by me duly sworn, did depose and say that                      resides at                                          that                      is the                      of Comerica Bank, the Mortgagee described in the foregoing instrument; that he signed his name thereto by order of said Mortgagee and that the foregoing instrument is the act and deed of said Mortgagee.

Notary Public

Exhibit E-6

Exhibit A

Description of Vessels

Vessel	Official No.	Flag
HERCULES 11 (formerly PARKER DRILLING 11-J)	617208	U.S.

HERCULES 15 (formerly PARKER DRILLING 15-J)	650830	U.S.

HERCULES 20 (formerly PARKER DRILLING 20-J)	619440	U.S.

HERCULES 25 (formerly PARKER DRILLING 25-J)	625086	U.S.

Exhibit E-6

Exhibit B

Credit Agreement and Notes

(See Attached)

Exhibit E-6

EXHIBIT F-1

FORM OF GUARANTY AND PLEDGE AGREEMENT

DATED AS OF

JUNE 29, 2005

MADE BY

HERCULES OFFSHORE, LLC

AND

EACH OF THE OTHER OBLIGORS (AS DEFINED HEREIN)

IN FAVOR OF

COMERICA BANK,

AS ADMINISTRATIVE AGENT

Exhibit F-1

TABLE OF CONTENTS

		Page
ARTICLE I
DEFINITIONS

Section 1.01	Definitions	1
Section 1.02	Other Definitional Provisions	4
Section 1.03	Rules of Interpretation	5

ARTICLE II
GUARANTEE

Section 2.01	Guarantee	5
Section 2.02	Right of Contribution	5
Section 2.03	No Subrogation	6
Section 2.04	Amendments, Etc. with respect to the Borrower Obligations	6
Section 2.05	Guarantee Absolute and Unconditional	7
Section 2.06	Reinstatement	8
Section 2.07	Payments	8

ARTICLE III
GRANT OF SECURITY INTEREST

Section 3.01	Grant of Security Interest	8
Section 3.02	Transfer of Pledged Securities	9

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.01	Representations in Credit Agreement	9
Section 4.02	Title; No Other Liens	9
Section 4.03	Perfected First Priority Liens	10
Section 4.04	Obligor Information	10
Section 4.05	Pledged Securities	10
Section 4.06	Benefit to the Guarantor	11
Section 4.07	Solvency	11

ARTICLE V
COVENANTS

Section 5.01	Covenants in Credit Agreement	11
Section 5.02	Maintenance of Perfected Security Interest; Further Documentation	11
Section 5.03	Changes in Locations, Name, Etc.	12
Section 5.04	Pledged Securities	12

ARTICLE VI
REMEDIAL PROVISIONS

Section 6.01	Pledged Securities	14
Section 6.02	Code and Other Remedies	15

Exhibit F-1

i

Exhibit F-1

ii

ANNEXES:

I	Form of Assumption Agreement
II	Form of Supplement

EXHIBITS:

Exhibit A	Form of Acknowledgment and Consent

SCHEDULES:

1	Notice Addresses of Obligors
2	Description of Pledged Securities
3	Filings and Other Actions Required to Perfect Security Interests
4	Location of Jurisdiction of Organization and Chief Executive Office

Exhibit F-1

iii

This GUARANTY AND PLEDGE AGREEMENT dated as of June 29, 2005 is made by HERCULES OFFSHORE, LLC, a Delaware limited liability company (the “Borrower”), and each of the signatories hereto (the Borrower and each of the signatories hereto, together with any other Affiliate of the Borrower that becomes a party hereto from time to time after the date hereof, the “Obligors”), in favor of COMERICA BANK, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), for (i) the lenders (the “Lenders”) from time to time parties to the Credit Agreement dated as of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Administrative Agent and the Lenders, and (ii) the Guaranteed Swap Providers under the Guaranteed Swap Agreements (each as defined below).

R E C I T A L S

A. The Borrower has requested that the Lenders provide certain revolving credit, term loan, and letter of credit facilities to the Borrower.

B. The Lenders have agreed to make such facilities available subject to the terms and conditions of the Credit Agreement.

C. The Guaranteed Swap Providers shall from time to time enter into Swap Agreements with the Borrower and its Subsidiaries to be secured by the security interests granted hereby.

D. It is a condition precedent to the obligation of the Lenders to make the loans to the Borrower under the Credit Agreement that the Obligors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders.

E. NOW, THEREFORE, in consideration of the premises herein and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make the loans to the Borrower thereunder, each Obligor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

ARTICLE I

Definitions

Section 1.01 Definitions.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement, and all uncapitalized terms which are defined in the UCC on the date hereof are used herein as so defined.

(b) The following terms have the following meanings:

“Agreement” means this Guaranty and Pledge Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Bankruptcy Code” means Title 11, United States Code, as amended from time to time.

Exhibit F-1

“Borrower Obligations” means

(i) the collective reference to all indebtedness, liabilities, obligations and undertakings of every kind or description of the Borrower and its Subsidiaries (including, without limitation, all Indebtedness) to the Guaranteed Creditors arising out of or outstanding or owing under, advanced or issued pursuant to, or evidenced by, the Guaranteed Documents, including, without limitation, the unpaid principal of and interest and premium on the Loans and all other obligations and liabilities of the Obligors (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Obligor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, arising out of or outstanding under, advanced or issued pursuant to, or evidenced by, the Guaranteed Documents, and whether on account of principal, interest, premium, reimbursement obligations, amounts owing upon liquidation, acceleration of obligations under, or termination (including early termination) of any Guaranteed Swap Agreements, fees, indemnities, costs, expenses or otherwise (including, without limitation, all costs, fees and disbursements of counsel to the Guaranteed Creditors that are required to be paid by the Obligors pursuant to the terms of any Guaranteed Documents);

(ii) the prompt and complete payment when due of any and all additional loans or advances made by the Lenders to or for the benefit of the Borrower or any other Obligor pursuant to the Credit Agreement or any other Loan Document (it being contemplated that the Lenders may lend additional sums to the Obligors pursuant to the Credit Agreement or the other Loan Documents from time to time, but shall not be obligated to do so except as expressly set forth in the Credit Agreement or such other Loan Document, and the Borrower, the Obligors and the Administrative Agent agree that the payment of any such additional loans shall be secured by the Liens and security interests granted hereby);

(iii) the prompt and complete payment when due of any and all sums which may be advanced or paid by the Administrative Agent or the Lenders under the terms hereof or of the Credit Agreement or other Loan Documents on account of the failure of the Borrower or any Obligor to comply with the covenants of the Borrower or any Obligor contained herein, or the failure of the Borrower or any other Obligor to comply with the covenants of the Borrower or any other Obligor contained in the Credit Agreement or any other Loan Documents; and all other indebtedness of the Borrower or any Obligor arising hereunder, including penalties, indemnities, legal and other fees, charges and expenses, and amounts advanced by and expenses incurred in order to preserve any collateral or security interest, whether due after acceleration or otherwise;

(iv) the timely and complete performance of all agreements, covenants and conditions contained herein, in the Credit Agreement, the other Loan Documents and the Secured Swap Agreements; and

Exhibit F-1

2

(v) all renewals, modifications, amendments, restatements, rearrangements, consolidations, substitutions, replacements, enlargements, and extensions of all or any part of the Borrower Obligations.

“Collateral” has the meaning assigned such term in Section 3.01.

“Guaranteed Creditors” means the collective reference to the Administrative Agent, the Lenders and the Guaranteed Swap Providers.

“Guaranteed Documents” means the collective reference to the Credit Agreement, the Notes, the other Loan Documents, the Guaranteed Swap Agreements and any other document made, delivered or given in connection with any of the foregoing.

“Guarantor Obligations” means with respect to any Guarantor, the collective reference to (a) the Borrower Obligations and (b) all obligations and liabilities of such Guarantor which may arise under or in connection with any Guaranteed Document to which such Guarantor is a party, in each case, whether on account of principal, interest, premium, guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Guaranteed Creditors that are required to be paid by such Guarantor under any Guaranteed Document).

“Guaranteed Swap Agreement” means any Swap Agreement entered into by the Borrower or any Subsidiary permitted by the terms of Section 9.17 of the Credit Agreement with a Guaranteed Swap Provider.

“Guaranteed Swap Providers” means any Lender or Agent (or Affiliate of any Lender or Agent) party to any Guaranteed Swap Agreement with the Borrower or any Subsidiary while such Lender or Agent (or in the case of its Affiliate, the Person affiliated therewith) is a Lender or an Agent under the Credit Agreement.

“Guarantors” means the collective reference to each Obligor other than the Borrower.

“Issuers” means the collective reference to each issuer of a Pledged Security.

“LLC” means, with respect to each Pledgor, each limited liability company described or referred to in Schedule 2 in which such Pledgor has an interest.

“LLC Agreement” means each operating agreement relating to an LLC, as each agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified from time to time.

“Obligations” means: (a) in the case of the Borrower, the Borrower Obligations and (b) in the case of each Guarantor, its Guarantor Obligations.

“Obligor Claims” has the meaning assigned to such term in Section 8.01.

“Partnership” means, with respect to each Pledgor, each partnership described or referred to in Schedule 2 in which such Pledgor has an interest.

Exhibit F-1

3

“Partnership Agreement” means each partnership agreement governing a Partnership, as each such agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified.

“Pledged LLC Interests” means, with respect to each Pledgor, all right, title and interest of such Pledgor as a member of each LLC and all right, title and interest of any Pledgor in, to and under each LLC Agreement.

“Pledged Partnership Interests” means, with respect to each Pledgor, all right, title and interest of such Pledgor as a limited or general partner in all Partnerships and all right, title and interest of any Pledgor in, to and under the Partnership Agreements.

“Pledged Securities” means: (a) the Equity Interests described or referred to in Schedule 2 (as the same may be supplemented from time to time pursuant to a Supplement in substantially the form of Annex II); and (b) (i) the certificates or instruments, if any, representing such Equity Interests, (ii) all dividends (cash, Equity Interests or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such securities, (iii) all replacements, additions to and substitutions for any of the Property referred to in this definition, including, without limitation, claims against third parties, (iv) the proceeds, interest, profits and other income of or on any of the Property referred to in this definition, (v) all security entitlements in respect of any of the foregoing, if any and (vi) all books and records relating to any of the Property referred to in this definition.

“Pledgor” means any Obligor that now or hereafter pledges Pledged Securities hereunder.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(64) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Administrative Agent’s and the Guaranteed Creditors’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, the effect thereof or priority and for purposes of definitions related to such provisions.

Section 1.02 Other Definitional Provisions. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Pledgor, refer to such Pledgor’s Collateral or the relevant part thereof.

Exhibit F-1

4

Section 1.03 Rules of Interpretation. Section 1.04 and Section 1.05 of the Credit Agreement are hereby incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

ARTICLE II

Guarantee

Section 2.01 Guarantee.

(a) Each of the Guarantors hereby jointly and severally, unconditionally and irrevocably, guarantees to the Guaranteed Creditors and each of their respective successors, indorsees, transferees and assigns, the prompt and complete payment in cash and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations. This is a guarantee of payment and not collection and the liability of each Guarantor is primary and not secondary.

(b) Anything herein or in any other Guaranteed Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Guaranteed Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in Section 2.02).

(c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this ARTICLE II or affecting the rights and remedies of any Guaranteed Creditor hereunder.

(d) Each Guarantor agrees that if the maturity of the Borrower Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this guarantee without demand or notice to such Guarantor. The guarantee contained in this ARTICLE II shall remain in full force and effect until all the Borrower Obligations shall have been satisfied by payment in full in cash and all of the Commitments are terminated.

(e) No payment made by any Obligor, any other guarantor or any other Person or received or collected by any Guaranteed Creditor from any Obligor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full in cash and all of the Commitments are terminated.

Section 2.02 Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each

Exhibit F-1

5

Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.03. The provisions of this Section 2.02 shall in no respect limit the obligations and liabilities of any Guarantor to the Guaranteed Creditors, and each Guarantor shall remain liable to the Guaranteed Creditors for the full amount guaranteed by such Guarantor hereunder.

Section 2.03 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Guaranteed Creditor, no Guarantor shall be entitled to be subrogated to any of the rights of any Guaranteed Creditor against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by any Guaranteed Creditor for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Guaranteed Creditors on account of the Borrower Obligations are irrevocably and indefeasibly paid in full in cash and all of the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights or other rights at any time when all of the Borrower Obligations shall not have been irrevocably and indefeasibly paid in full in cash or any of the Commitments are in effect, such amount shall be held by such Guarantor in trust for the Guaranteed Creditors, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in accordance with Section 10.02(c) of the Credit Agreement.

Section 2.04 Amendments, Etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder, and such Guarantor’s obligations hereunder shall not be released, discharged or otherwise affected, notwithstanding that, without any reservation of rights against any Guarantor and without notice to, demand upon or further assent by any Guarantor (which notice, demand and assent requirements are hereby expressly waived by such Guarantor), (a) any demand for payment of any of the Borrower Obligations made by any Guaranteed Creditor may be rescinded by such Guaranteed Creditor or otherwise and any of the Borrower Obligations continued; (b) the Borrower Obligations, the liability of any other Person upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, any Guaranteed Creditor; (c) any Guaranteed Document may be amended, modified, supplemented or terminated, in whole or in part, as the Guaranteed Creditors may deem advisable from time to time; (d) any collateral security, guarantee or right of offset at any time held by any Guaranteed Creditor for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released; (e) any additional guarantors, makers or endorsers of the Borrower Obligations may from time to time be obligated on the Borrower Obligations or any additional security or collateral for the payment and performance of the Borrower Obligations may from time to time secure the Borrower Obligations; (f) any change in applicable law, rule or regulation or any event affecting any term of the Borrower Obligations, and (i) any other event shall occur which constitutes a defense or release of sureties generally (other than the defense of payment). No Guaranteed Creditor shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as

Exhibit F-1

6

security for the Borrower Obligations or for the guarantee contained in this ARTICLE II or any Property subject thereto.

Section 2.05 Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Guaranteed Creditor upon the guarantee contained in this ARTICLE II or acceptance of the guarantee contained in this ARTICLE II; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this ARTICLE II and no notice of creation of the Borrower Obligations or any extension of credit already or hereafter contracted by or extended to the Borrower need be given to any Guarantor; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Guaranteed Creditors, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this ARTICLE II. Each Guarantor waives diligence, presentment, protest, demand for payment, notice of intent to accelerate, notice of acceleration and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. To the maximum extent permitted by applicable law, each Guarantor understands and agrees that the guarantee contained in this ARTICLE II shall be construed as a continuing, completed, absolute and unconditional guarantee of payment without regard to, and each Guarantor hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of, and hereby agrees that its obligations hereunder shall not be discharged or otherwise affected as a result of, any of the following: (a) the validity or enforceability of any Guaranteed Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Guaranteed Creditor; (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against any Guaranteed Creditor; (c) the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of the Borrower or any other Guarantor or any other Person at any time liable for the payment of all or part of the Obligations; or any sale, lease or transfer of any or all of the assets of the Borrower or any other Guarantor, or any changes in the shareholders of the Borrower or the Guarantor; (d) any change in the corporate existence (including its constitution, laws, rules, regulations or power), structure or ownership of any Obligor; (e) the fact that any Collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by each of the Guarantors that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the Collateral for the Obligations; (f) the absence of any attempt to collect the Obligations or any part of them from any Obligor; (g) (A) any Guaranteed Creditor’s election, in any proceeding instituted under Chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code; (B) any borrowing or grant of a Lien by the Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code; (C) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Guaranteed Creditor’s claim (or claims) for repayment of the Obligations; (D) any use of cash collateral under Section 363 of the Bankruptcy Code; (E) any agreement or stipulation as to the provision

Exhibit F-1

7

of adequate protection in any bankruptcy proceeding; (F) the avoidance of any Lien in favor of the Guaranteed Creditors or any of them for any reason; or (G) failure by any Guaranteed Creditor to file or enforce a claim against the Borrower or its estate in any bankruptcy or insolvency case or proceeding; or (h) any other circumstance or act whatsoever, including any action or omission of the type described in Section 2.04 (with or without notice to or knowledge of the Borrower or such Guarantor), which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this ARTICLE II, in bankruptcy or in any other instance (other than the defense of payment). When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Guaranteed Creditor may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Guaranteed Creditor to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Guaranteed Creditor against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

Section 2.06 Reinstatement. The guarantee contained in this ARTICLE II shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Guaranteed Creditor upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its Property, or otherwise, all as though such payments had not been made.

Section 2.07 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, without set-off, deduction or counterclaim in dollars, in immediately available funds, at the offices of the Administrative Agent specified in Section 12.01 of the Credit Agreement.

ARTICLE III

Grant of Security Interest

Section 3.01 Grant of Security Interest. Each Pledgor hereby pledges, assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, a first priority continuing security interest in, lien on and right of setoff against, all of the following Property now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the

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prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Pledgor’s Obligations:

(1) all Pledged Securities;

(2) all books and records pertaining to the Collateral; and

(3) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Section 3.02 Transfer of Pledged Securities. All certificates or instruments representing or evidencing the Pledged Securities shall be delivered to and held pursuant hereto by the Administrative Agent or a Person designated by the Administrative Agent and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, and accompanied by any required transfer tax stamps to effect the pledge of the Pledged Securities to the Administrative Agent. Notwithstanding the preceding sentence, at the Administrative Agent’s discretion, all Pledged Securities must be delivered or transferred in such manner as to permit the Administrative Agent to be a “protected purchaser” to the extent of its security interest as provided in Section 8-303 of the UCC (if the Administrative Agent otherwise qualifies as a protected purchaser). During the continuance of an Event of Default, the Administrative Agent shall have the right, at any time in its discretion and without notice, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Pledged Securities. In addition, during the continuance of an Event of Default, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Securities for certificates or instruments of smaller or larger denominations.

ARTICLE IV

Representations and Warranties

To induce the Guaranteed Creditors to enter into the Guaranteed Documents and to induce the Lenders to make the Loans to the Borrower, each Obligor hereby represents and warrants to the Administrative Agent and each Lender that:

Section 4.01 Representations in Credit Agreement. In the case of each Guarantor, the representations and warranties set forth in Article VII of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party are true and correct, provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.01, be deemed to be a reference to such Guarantor’s knowledge.

Section 4.02 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Guaranteed Creditors pursuant to this Agreement, such Pledgor is the record and beneficial owner of its respective items of the Collateral free and clear of any and all Liens except for Liens permitted by the Credit Agreement and has the power to transfer each item of the Collateral in which a Lien is granted by it hereunder, free and clear of any Lien except for Liens permitted by the Credit Agreement,

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provided, however, that notwithstanding anything herein to the contrary, no intention to subordinate the first priority security interest and Lien granted in favor of the Guaranteed Creditors herein is to be hereby implied or expressed by the permitted existence of such Liens No effective financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, pursuant to this Agreement or the Security Instruments.

Section 4.03 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon the completion of the filings and the other actions specified on Schedule 3 constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Guaranteed Creditors, as collateral security for such Pledgor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Pledgor and any Persons purporting to purchase any Collateral from such Pledgor and (b) are prior to all other Liens on the Collateral in existence on the date hereof.

Section 4.04 Obligor Information. On the date hereof, the correct legal name of such Obligor, all names and trade names that such Obligor has used in the last five years, such Obligor’s jurisdiction of organization and each jurisdiction of organization of such Obligor over the last five years, organizational number, taxpayer identification number and the location(s) of such Obligor’s chief executive office or sole place of business over the last five years are specified on Schedule 4.

Section 4.05 Pledged Securities.

(a) The shares of Pledged Securities pledged by such Pledgor hereunder constitute all the issued and outstanding shares of all classes of the Equity Interests of each Issuer. All the shares of the Pledged Securities have been duly and validly issued and are fully paid and nonassessable; and such Pledgor is the record and beneficial owner of, and has good title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement and Liens permitted by the Credit Agreement.

(b) There are no restrictions on transfer (that have not been waived or otherwise consented to) in the applicable LLC Agreement governing any Pledged LLC Interest and the applicable Partnership Agreement governing any Pledged Partnership Interest or any other agreement relating thereto which would limit or restrict (i) the grant of a security interest in the Pledged LLC Interests and the Pledged Partnership Interests, (ii) the perfection of such security interest or (iii) the exercise of remedies in respect of such perfected security interest in the Pledged LLC Interests and the Pledged Partnership Interests, in each case, as contemplated by this Agreement. Upon the exercise of remedies in respect of the Pledged LLC Interests and the Pledged Partnership Interests, a transferee or assignee of a membership interest or partnership interest, as the case may be, of such LLC or Partnership, as the case may be, shall become a member or partner, as the case may be, of such LLC or Partnership, as the case may be, entitled to participate in the management thereof and, upon the transfer of the entire interest of such Pledgor, such Pledgor ceases to be a member or partner, as the case may be.

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Section 4.06 Benefit to the Guarantor. The Borrower is a member of an affiliated group of companies that includes each Guarantor and the Borrower and the other Guarantors are engaged in related businesses. Each Guarantor is a Subsidiary of the Borrower and each such Person’s guaranty and surety obligations pursuant to this Agreement reasonably may be expected to benefit, directly or indirectly, it; and it has determined that this Agreement is necessary and convenient to the conduct, promotion and attainment of the business of such Guarantor and the Borrower.

Section 4.07 Solvency. Each Obligor (a) is not insolvent as of the date hereof and will not be rendered insolvent as a result of this Agreement (after giving effect to Section 2.02), (b) is not engaged in business or a transaction, or about to engage in a business or a transaction, for which any Property remaining with it constitute unreasonably small capital, and (c) does not intend to incur, or believe it will incur, Debt that will be beyond its ability to pay as such Debt matures.

ARTICLE V

Covenants

Each Obligor covenants and agrees with the Administrative Agent and the Lenders that, from and after the Effective Date until the Borrower Obligations shall have been paid in full in cash and all of the Commitments shall have terminated:

Section 5.01 Covenants in Credit Agreement. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

Section 5.02 Maintenance of Perfected Security Interest; Further Documentation. In the case of each Pledgor, such Pledgor agrees that:

(a) it shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.03 (other than the creation of Liens permitted by the Credit Agreement) and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b) it will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

(c) at any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Pledgor, it will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably deem necessary for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the delivery of certificated securities and the filing of any financing

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or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

Section 5.03 Changes in Locations, Name, Etc. Such Obligor recognizes that financing statements pertaining to the Collateral have been or may be filed where such Obligor is organized. Without limitation of Section 8.01(l) of the Credit Agreement or any other covenant herein, such Obligor will not cause or permit any change in its (a) corporate name, (b) the location of its chief executive office or principal place of business, (c) its identity or corporate structure or in the jurisdiction in which it is incorporated or formed, (d) its jurisdiction of organization or its organizational identification number in such jurisdiction of organization or (e) its federal taxpayer identification number, unless, in each case, such Obligor shall have first (i) notified the Administrative Agent of such change at least thirty (3) Business Days prior to the effective date of such change, and (ii) taken all action reasonably requested by the Administrative Agent for the purpose of maintaining the perfection and priority of the Administrative Agent’s security interests under this Agreement.

Section 5.04 Pledged Securities. In the case of each Pledgor, such Pledgor agrees that:

(a) if such Pledgor shall become entitled to receive or shall receive any share certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Securities, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Guaranteed Creditors, hold the same in trust for the Guaranteed Creditors, segregated from other Property of such Pledgor, and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Pledgor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Pledgor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations.

(b) without the prior written consent of the Administrative Agent, such Pledgor will not (i) unless otherwise expressly permitted hereby or under the other Loan Documents or such actions are taken in accordance with Section 5.04(a), vote to enable, or take any other action to permit, any Issuer to issue any Equity Interests of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement and Liens permitted by the Credit Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Pledgor or the Administrative Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

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(c) in the case of each Pledgor that is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.04(a) with respect to the Pledged Securities issued by it and (iii) the terms of Section 6.01 and Section 6.03 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.01 or Section 6.03 with respect to the Pledged Securities issued by it. In the case of any Issuer that is not a Pledgor hereunder, such Pledgor shall promptly cause such Issuer to execute and deliver to the Administrative Agent an Acknowledgment and Consent in substantially the form of Exhibit A.

(d) in the case of each Pledgor that is a partner in a Partnership, such Pledgor hereby consents to the extent required by the applicable Partnership Agreement to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Partnership Interests in such Partnership and to the transfer of such Pledged Partnership Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted partner in such Partnership with all the rights, powers and duties of a general partner or a limited partner, as the case may be. In the case of each Pledgor that is a member of an LLC, such Pledgor hereby consents to the extent required by the applicable LLC Agreement to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged LLC Interests in such LLC and to the transfer of such Pledged LLC Interests to the Administrative Agent or its nominee and to the substitution of the Administrative Agent or its nominee as a substituted member of the LLC with all the rights, powers and duties of a member of such LLC.

(e) such Pledgor shall not agree to any amendment of a Partnership Agreement or LLC Agreement that in any way adversely affects the perfection of the security interest of the Administrative Agent in the Pledged Partnership Interests or Pledged LLC Interests pledged by such Pledgor hereunder. Each Pledgor will cause the LLC Agreement to include at all times an election to treat the membership interest or partnership interest of such Pledgor as a security under Section 8-103 of the UCC.

(f) such Pledgor shall furnish to the Administrative Agent such stock powers and other instruments as may be required by the Administrative Agent to assure the transferability of the Pledged Securities when and as often as may be reasonably requested by the Administrative Agent.

(g) the Pledged Securities will at all times constitute not less than 100% of the Equity Interests of the Issuer thereof owned by any Pledgor. Such Pledgor will not permit any Issuer of any of the Pledged Securities to issue any new shares of any class of Equity Interests of such Issuer without the prior written consent of the Administrative Agent, except as otherwise permitted in the Loan Documents.

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ARTICLE VI

Remedial Provisions

Section 6.01 Pledged Securities.

(a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Pledgor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.01(b), each Pledgor shall be permitted to receive all dividends paid in respect of the Pledged Securities (other than liquidating or distributing dividends), to the extent permitted in the Credit Agreement, and to exercise all voting and corporate, partnership or limited liability rights with respect to the Pledged Securities; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Pledgor that would enable or permit any issuer of Pledged Securities to issue any Equity Interest or to issue any other securities convertible into or granting the right to purchase or exchange for any Equity Interest of any issuer of Pledged Securities other than as permitted herein or by the Credit Agreement. Any sums paid upon or in respect of any Pledged Securities upon the liquidation or dissolution of any issuer of any Pledged Securities, any distribution of capital made on or in respect of any Pledged Securities or any property distributed upon or with respect to any Pledged Securities pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Securities or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations.

(b) Upon the occurrence and during the continuance of an Event of Default, upon notice by the Administrative Agent of its intent to exercise such rights to the relevant Pledgor or Pledgors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments, Property or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Borrower Obligations in accordance with Section 10.02(c) of the Credit Agreement, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and (iii) the Administrative Agent or its nominee may exercise (A) all voting, consent, corporate, partnership or limited liability company and other rights pertaining to such Pledged Securities at any meeting of shareholders, partners or members (or other equivalent body) of the relevant Issuer or Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Issuer, or upon the exercise by any Pledgor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for Property actually received by it, but the Administrative Agent shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) In order to permit the Administrative Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend payment orders and other instruments as the Administrative

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Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Pledgor hereby grants to the Administrative Agent an irrevocable proxy to vote all or any part of the Pledged Securities and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Securities would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Securities on the record books of the Issuer thereof) by any other Person (including the Issuer of such Pledged Securities or any officer or agent thereof) upon the occurrence and during the continuance of an Event of Default and which proxy shall only terminate upon the cure or waiver of all Events of Default then existing.

(d) Each Pledgor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Pledgor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

(e) Upon the occurrence and during the continuance of an Event of Default, if the Issuer of any Pledged Securities is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any Governmental Authority, then all rights of the Pledgor in respect thereof to exercise the voting and other consensual rights which such Pledgor would otherwise be entitled to exercise with respect to the Pledged Securities issued by such Issuer shall cease, and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right to exercise such voting and other consensual rights, but the Administrative Agent shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.

Section 6.02 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Guaranteed Creditors, may exercise, in addition to all other rights and remedies granted to them in this Agreement, the other Loan Documents and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other applicable law or otherwise available at law or equity. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, notice of intent to accelerate, notice of acceleration, advertisement or notice of any kind (except any notice required by law referred to below, which cannot be waived by law) to or upon any Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Guaranteed

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Creditor or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Guaranteed Creditor shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby waived and released. If an Event of Default shall occur and be continuing, each Pledgor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Pledgor’s premises or elsewhere. Any such sale or transfer by the Administrative Agent either to itself or to any other Person shall be absolutely free from any claim of right by Pledgor, including any equity or right of redemption, stay or appraisal which Pledgor has or may have under any rule of law, regulation or statute now existing or hereafter adopted. Upon any such sale or transfer, the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.02, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Guaranteed Creditors hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with Section 10.02(c) of the Credit Agreement, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615 of the UCC, need the Administrative Agent account for the surplus, if any, to any Pledgor. To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent or any Guaranteed Creditor arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

In the event that the Administrative Agent elects not to sell the Collateral, the Administrative Agent retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations. To the extent permitted by applicable law, each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner.

The Administrative Agent may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.

Section 6.03 Private Sales of Pledged Securities. Each Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms

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less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner if such sale was made in accordance with applicable law. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so. Each Pledgor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may reasonably be necessary to make such sale or sales of all or any portion of the Pledged Securities pursuant to this Section 6.03 valid and binding and in compliance with any and all other applicable Governmental Requirements. Each Pledgor further agrees that a breach of any of the covenants contained in this Section 6.03 will cause irreparable injury to the Administrative Agent and the Guaranteed Creditors, that the Administrative Agent and the Guaranteed Creditors have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.03 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default exists under the Credit Agreement.

Section 6.04 Waiver; Deficiency. Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Guaranteed Creditor to collect such deficiency.

Section 6.05 Non-Judicial Enforcement. The Administrative Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, each Pledgor expressly waives any and all legal rights which might otherwise require the Administrative Agent to enforce its rights by judicial process.

ARTICLE VII

The Administrative Agent

Section 7.01 Administrative Agent’s Appointment as Attorney-in-Fact, Etc.

(a) Each Pledgor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Pledgor hereby gives the Administrative Agent the power and right, on behalf of such Pledgor, without notice to or assent by such Pledgor, to do any or all of the following:

(i) unless being disputed under Section 8.04 of the Credit Agreement, pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement or any other Loan Document and pay all or any part of the premiums therefor and the costs thereof;

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(ii) execute, in connection with any sale provided for in Section 6.02 or Section 6.03, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iii) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) in the name of such Pledgor or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due with respect to any Collateral and commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (D) defend any suit, action or proceeding brought against such Pledgor with respect to any Collateral; (E) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (F) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Pledgor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Guaranteed Creditors’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Pledgor might do.

Anything in this Section 7.01(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.01(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Obligor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.01, together with interest thereon at a rate per annum equal to the post-default rate specified in Section 3.02(b) of the Credit Agreement, but in no event to exceed the Highest Lawful Rate, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Obligor, shall be payable by such Obligor to the Administrative Agent on demand.

(d) Each Obligor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue and in compliance hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

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Section 7.02 Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar Property for its own account and shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. Neither the Administrative Agent, any Guaranteed Creditor nor any of their Related Parties shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof (other than any such action required by the immediately preceding sentence). The powers conferred on the Administrative Agent and the Guaranteed Creditors hereunder are solely to protect the Administrative Agent’s and the Guaranteed Creditors’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Guaranteed Creditor to exercise any such powers. The Administrative Agent and the Guaranteed Creditors shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their Related Parties shall be responsible to any Obligor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. To the fullest extent permitted by applicable law, the Administrative Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice (except as otherwise specified in any Loan Document) or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against any Pledgor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. Each Obligor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Administrative Agent or any Guaranteed Creditor to proceed against any Obligor or other Person, exhaust any Collateral or enforce any other remedy which the Administrative Agent or any Guaranteed Creditor now has or may hereafter have against each Obligor, any Obligor or other Person.

Section 7.03 Filing of Financing Statements. Pursuant to the UCC and any other applicable law, each Pledgor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. To the extent permitted by applicable law, a photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

Section 7.04 Authority of Administrative Agent. Each Obligor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the

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Guaranteed Creditors, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Obligors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Guaranteed Creditors with full and valid authority so to act or refrain from acting, and no Obligor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE VIII

Subordination of Indebtedness

Section 8.01 Subordination of All Obligor Claims. As used herein, the term “Obligor Claims” shall mean all debts and obligations of the Borrower or any other Obligor to any other Obligor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by.

Section 8.02 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving any Obligor, the Administrative Agent on behalf of the Administrative Agent and the Guaranteed Creditors shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Obligor Claims. Each Obligor hereby assigns such dividends and payments to the Administrative Agent for the benefit of the Administrative Agent and the Guaranteed Creditors for application against the Borrower Obligations as provided under Section 10.02(c) of the Credit Agreement. Should any Agent or Guaranteed Creditor receive, for application upon the Obligations, any such dividend or payment which is otherwise payable to any Obligor, and which, as between such Obligors, shall constitute a credit upon the Obligor Claims, then upon payment in full in cash of the Borrower Obligations and the termination of all of the Commitments, the intended recipient shall become subrogated to the rights of the Administrative Agent and the Guaranteed Creditors to the extent that such payments to the Administrative Agent and the Lenders on the Obligor Claims have contributed toward the liquidation of the Obligations, and such subrogation shall be with respect to that proportion of the Obligations which would have been unpaid if the Administrative Agent and the Guaranteed Creditors had not received dividends or payments upon the Obligor Claims.

Section 8.03 Payments Held in Trust. In the event that notwithstanding Section 8.01 and Section 8.02, any Obligor should receive any funds, payments, claims or distributions which is prohibited by such Sections, then it agrees: (a) to hold in trust for the Administrative Agent and the Guaranteed Creditors an amount equal to the amount of all funds, payments, claims or distributions so received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Administrative Agent, for the benefit of the Guaranteed Creditors; and each Obligor covenants promptly to pay the same to the Administrative Agent.

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Section 8.04 Liens Subordinate. Each Obligor agrees that, until the Borrower Obligations are paid in full in cash and the termination of all of the Commitments, any Liens securing payment of the Obligor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Obligations, regardless of whether such encumbrances in favor of such Obligor, the Administrative Agent or any Guaranteed Creditor presently exist or are hereafter created or attach. Without the prior written consent of the Administrative Agent, no Obligor, during the period in which any of the Borrower Obligations are outstanding or the Commitments are in effect, shall (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Obligor Claims, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it that secures any Obligor Claim.

Section 8.05 Notation of Records. Upon the request of the Administrative Agent, all promissory notes and all accounts receivable ledgers or other evidence of the Obligor Claims accepted by or held by any Obligor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.

ARTICLE IX

Miscellaneous

Section 9.01 Waiver. No failure on the part of the Administrative Agent or any Guaranteed Creditor to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, privilege or remedy or any abandonment or discontinuance of steps to enforce such right, power, privilege or remedy under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, privilege or remedy under this Agreement or any other Loan Document preclude or be construed as a waiver of any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. The remedies provided herein are cumulative and not exclusive of any remedies provided by law or equity.

Section 9.02 Notices. All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 12.01 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

Section 9.03 Payment of Expenses, Indemnities, Etc.

(a) Each Guarantor agrees to pay or reimburse each Guaranteed Creditor and the Administrative Agent (and each Related Party of the foregoing) for all out-of-pocket expenses incurred by such Person, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Guaranteed Creditor, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including, without limitation, all costs and expenses incurred in collecting against such Guarantor under the guarantee contained in ARTICLE II or otherwise enforcing or preserving

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any rights under this Agreement and the other Loan Documents to which such Guarantor is a party.

(b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Guaranteed Creditors (and each Related Party of the foregoing) harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all Other Taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) Each Guarantor agrees to pay, and to save the Administrative Agent and the Guaranteed Creditors (and each Related Party of the foregoing) harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 12.03 of the Credit Agreement.

Section 9.04 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 12.02 of the Credit Agreement.

Section 9.05 Successors and Assigns. The provisions of this Agreement shall be binding upon the Obligors and their successors and assigns and shall inure to the benefit of the Administrative Agent and the Guaranteed Creditors and their respective successors and assigns; provided that except as set forth in Sections 9.11 and 9.12 of the Credit Agreement, no Obligor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and the Lenders, and any such purported assignment, transfer or delegation shall be null and void.

Section 9.06 Survival; Revival; Reinstatement.

(a) All covenants, agreements, representations and warranties made by any Obligor herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document to which it is a party shall be considered to have been relied upon by the Administrative Agent, the other Agents and the Lenders and shall survive the execution and delivery of this Agreement and the making of the Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the other Agents or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest or premium on the Loans or any fee or any other amount payable under the Credit Agreement or any other Loan Document is outstanding and so long as the Commitments have not terminated. The provisions of Section 9.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the termination of the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.

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22

(b) To the extent that any payments on the Guarantor Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Guarantor Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Guaranteed Creditors’ Liens, security interests, rights, powers and remedies under this Agreement and each other Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Guaranteed Creditors to effect such reinstatement.

Section 9.07 Counterparts; Integration; Effectiveness.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b) This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Agreement and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

(c) This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto, the Lenders and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.08 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.09 Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitation, obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of any Obligor against any of and all the

Exhibit F-1

23

obligations of the Obligor owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.09 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.

Section 9.10 Governing Law; Submission to Jurisdiction.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c) EACH OBLIGOR HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS AND HEREBY CONFERS AN IRREVOCABLE SPECIAL POWER, AMPLE AND SUFFICIENT, TO CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 111 EIGHTH AVENUE, THIRTEENTH FLOOR, NEW YORK, NEW YORK, 10011 AS ITS DESIGNEE, APPOINTEE AND AGENT WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING IN NEW YORK TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH PROCEEDING AND AGREES THAT THE FAILURE OF SUCH AGENT TO GIVE ANY ADVICE OF ANY SUCH SERVICE OF PROCESS TO SUCH OBLIGOR SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY CLAIM BASED THEREON. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH OF THE OBLIGORS AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION. EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN

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24

SECTION 12.01 OF THE CREDIT AGREEMENT (OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 OF THE CREDIT AGREEMENT) OR SCHEDULE 1 HERETO, AS APPLICABLE, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d) EACH PARTY HEREBY (1) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (2) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (3) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (4) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 9.10.

Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12 Acknowledgments. Each Obligor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) neither the Administrative Agent nor any Guaranteed Creditor has any fiduciary relationship with or duty to any Obligor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Obligors, on the one hand, and the Administrative Agent and Guaranteed Creditors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guaranteed Creditors or among the Obligors and the Guaranteed Creditors.

(d) Each of the parties hereto specifically agrees that it has a duty to read this Agreement, the Security Instruments and the other Loan Documents and agrees that it is charged

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25

with notice and knowledge of the terms of this Agreement, the Security Instruments and the other Loan Documents; that it has in fact read this Agreement, the Security Instruments and the other Loan Documents and is fully informed and has full notice and knowledge of the terms, conditions and effects thereof; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the Security Instruments; and has received the advice of its attorney in entering into this Agreement and the Security Instruments; and that it recognizes that certain of the terms of this Agreement and the Security Instruments result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

Section 9.13 Additional Obligors and Pledgors. Each Person that is required to become a party to this Agreement pursuant to Section 8.12 of the Credit Agreement shall become a party hereto as an Obligor for all purposes of this Agreement upon execution and delivery by such Person of (a) an Assumption Agreement in substantially the form of Annex I, in the case of any Person that is required to guarantee the Borrower’s Obligations hereunder and pledge Equity Interests and (b) a Supplement in substantially the form of Annex II, in the case of any Person that is required to pledge Equity Interests of a Subsidiary; whereupon, in each case, such Person shall have the same rights, benefits and obligations as an Obligor party hereto on the date hereof.

Section 9.14 Releases.

(a) Release Upon Payment in Full. At such time as the Borrower Obligations shall have been paid in full, all Letters of Credit shall have terminated, and the Commitments have been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Pledgors hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Pledgors. At the request and expense of the Pledgors following any such termination, the Administrative Agent shall deliver to the Pledgors any Collateral held by the Administrative Agent hereunder, and execute and deliver to the Pledgors such documents as the Pledgors shall reasonably request to evidence such termination.

(b) Partial Releases. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Pledgor in a transaction permitted by Section 9.12 of the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Pledgor, shall promptly execute and deliver to such Pledgor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral and the Equity Interests of the Issuer thereof. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by Section 9.12 of the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least five (5) Business Days prior to the date of the

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proposed release, a written request of a Responsible Officer of the Borrower for release identifying the relevant Guarantor and the terms of the sale in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

(c) Retention in Satisfaction. Except as may be expressly applicable pursuant to Section 9-620 of the UCC, no action taken or omission to act by the Administrative Agent or the Guaranteed Creditors hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until the Administrative Agent and the Guaranteed Creditors shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is provided in Section 9.14(a).

Section 9.15 Acceptance. Each Obligor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Administrative Agent and the Guaranteed Creditors being conclusively presumed by their request for this Agreement and delivery of the same to the Administrative Agent.

[Remainder of page intentionally left blank]

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27

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty and Pledge Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	HERCULES OFFSHORE LLC

By:
Name:
Title:

GUARANTORS:	HERCULES LIFTBOAT HOLDINGS, LLC

By:
Name:
Title:

HERCULES LIFTBOAT COMPANY, LLC

By:
Name:
Title:

HERCULES DRILLING HOLDINGS, LLC

By:
Name:
Title:

HERCULES DRILLING COMPANY, LLC

By:
Name:
Title:

Exhibit F-1

S-1

Acknowledged and Agreed to as of the date hereof by:

ADMINISTRATIVE AGENT:	COMERICA BANK, as Administrative Agent

By:
Name:
Title:

Exhibit F-1

S-1

Annex I

ASSUMPTION AGREEMENT

ASSUMPTION AGREEMENT, dated as of [                    ], 200[  ], made by [                    ], a [                    ] (the “Additional Obligor”), in favor of COMERICA BANK, as administrative agent (in such capacity, the “Administrative Agent”) for the financial institutions (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in the Guaranty and Pledge Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Hercules Offshore, LLC, a Delaware corporation (the “Borrower”), the Administrative Agent and the Lenders entered into the Credit Agreement, dated as of June [    ], 2005 (as the same has heretofore been, and may from time to time hereafter be, amended, supplemented or otherwise modified, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Obligors) entered into the Guaranty and Pledge Agreement, dated as of June [    ], 2005 (as the same has heretofore been, and may from time to time hereafter be, amended, supplemented or otherwise modified, the “Guaranty and Pledge Agreement”) in favor of the Administrative Agent for the benefit of the Guaranteed Creditors;

WHEREAS, the Credit Agreement requires the Additional Obligor to become a party to the Guaranty and Pledge Agreement; and

WHEREAS, the Additional Obligor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guaranty and Pledge Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Guaranty and Pledge Agreement. By executing and delivering this Assumption Agreement, the Additional Obligor, as provided in Section 9.13 of the Guaranty and Pledge Agreement, hereby becomes a party to the Guaranty and Pledge Agreement as an Obligor thereunder with the same force and effect as if originally named therein as an Obligor and, without limiting the generality of the foregoing, hereby expressly (a) assumes all obligations and liabilities of an Obligor under the Guaranty and Pledge Agreement, becomes a party to, and agrees to be bound by the provisions of, the Guaranty and Pledge Agreement; (b) guarantees the Borrower Obligations pursuant to Article II of the Guaranty and Pledge Agreement [and (c) pledges, assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the benefit of the Guaranteed Creditors, to secure all of the Additional Obligor’s Obligations (as provided in Section 3.01 of the Guaranty and Pledge Agreement), a security interest in (whether now owned or at any time hereafter acquired or in which the Additional Obligor now has or at any time in the future may acquire any right, title or interest): (i) the Equity Interests described or referred to in Annex A hereto (as the same may be supplemented from time to time) and (ii) (A) the certificates or instruments, if any, representing such Equity Interests, (B) all dividends (cash, Equity Interests or otherwise), cash, instruments,

Exhibit F-1

rights to subscribe, purchase or sell and all other rights and Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such securities, (C) all replacements, additions to and substitutions for any of the Property referred to in clauses (i) and (ii) hereof, including, without limitation, claims against third parties, (D) the proceeds, interest, profits and other income of or on any of the Property referred to in clauses (i) and (ii) hereof, (E) all security entitlements in respect of any of the foregoing, if any, (F) all books and records relating to any of the Property referred to in clauses (i) and (ii) hereof, (G) all proceeds of any of the foregoing and (H) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing. Upon execution of this Assumption Agreement, such securities will constitute “Pledged Securities” for purposes of the Guaranty and Pledge Agreement with the same force and effect as if originally listed on Schedule 2 thereto and, without limiting the generality of the foregoing, the Additional Obligor hereby expressly assumes all obligations and liabilities of a Pledgor thereunder]. The information set forth in Annex A hereto is hereby added to the information set forth in Schedule 2 to the Guaranty and Pledge Agreement. The information set forth in Annex B hereto is hereby added to the information set forth in Schedules 1, 3 and 4 to the Guaranty and Pledge Agreement. Each Additional Obligor hereby represents and warrants that each of the representations and warranties contained in ARTICLE IV of the Guaranty and Pledge Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. Governing Law. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

3. Miscellaneous. This Assumption Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Any provision of this Assumption Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Exhibit F-1

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ ]

By:
Name:
Title:

Exhibit F-1

ANNEX A

DESCRIPTION OF PLEDGED SECURITIES

Owner	Issuer	Percentage Owned	Percentage Pledged	Class of Stock	No. of Shares	Certificate No.

Exhibit F-1

Annex II

SUPPLEMENT

SUPPLEMENT, dated as of [            ], 200[    ], made by [                    ], a [            ] (the “Additional Pledgor”), in favor of COMERICA BANK, as administrative agent (in such capacity, the “Administrative Agent”) for the financial institutions (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in the Guaranty and Pledge Agreement referred to below.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and the Lenders entered into the Credit Agreement, dated as of June [        ], 2005 (as the same has heretofore been, and may from time to time hereafter be, amended, supplemented or otherwise modified, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Additional Pledgor, entered into the Guaranty and Pledge Agreement, dated as of June [        ], 2005 (as the same has heretofore been, and may from time to time hereafter be, amended, supplemented or otherwise modified, the “Guaranty and Pledge Agreement”) in favor of the Administrative Agent for the benefit of the Guaranteed Creditors;

WHEREAS, the Credit Agreement requires the Additional Pledgor to pledge the Equity Interests described hereto on Schedule 1; and

WHEREAS, the Additional Pledgor has agreed to execute and deliver this Supplement in order to pledge such Equity Interests;

NOW, THEREFORE, IT IS AGREED:

1. Guaranty and Pledge Agreement. By executing and delivering this Supplement, the Additional Pledgor, as provided in Section 9.13 of the Guaranty and Pledge Agreement, hereby becomes a party to the Guaranty and Pledge Agreement as an Obligor thereunder (if not already a party thereto as an Obligor thereunder) with the same force and effect as if originally named as an Obligor therein, and without limiting the generality of the foregoing, the Additional Pledgor hereby pledges, assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the benefit of the Guaranteed Creditors, to secure all of the Additional Obligor’s Obligations (as provided in Section 3.01 of the Guaranty and Pledge Agreement), a security interest in (whether now owned or at any time hereafter acquired or in which the Additional Pledgor now has or at any time in the future may acquire any right, title or interest): (a) the Equity Interests described or referred to in Schedule 1 hereto and (b) (i) the certificates or instruments, if any, representing such Equity Interests, (ii) all dividends (cash, Equity Interests or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and Property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such securities, (iii) all replacements, additions to and substitutions for any of the Property referred to in clauses (a) and (b) hereof, including, without limitation, claims against third parties, (iv) the proceeds, interest, profits and other income of or

Exhibit F-1

on any of the Property referred to in clauses (a) and (b) hereof, (v) all security entitlements in respect of any of the foregoing, if any, (vi) all books and records relating to any of the Property referred to in clauses (a) and (b) hereof, (vii) all proceeds of any of the foregoing and (viii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing. Upon execution of this Supplement, such securities will constitute “Pledged Securities” for purposes of the Guaranty and Pledge Agreement with the same force and effect as if originally listed on Schedule 2 thereto and, without limiting the generality of the foregoing, the Additional Pledgor hereby expressly assumes all obligations and liabilities of a Pledgor thereunder. The information set forth in Schedule 1 hereto is hereby added to the information set forth in Schedule 2 to the Guaranty and Pledge Agreement. The Additional Pledgor hereby represents and warrants that each of the representations and warranties contained in ARTICLE IV of the Guaranty and Pledge Agreement is true and correct on and as the date hereof (after giving effect to this Supplement) as if made on and as of such date.

2. Governing Law. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

3. Miscellaneous. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Exhibit F-1

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed and delivered as of the date first above written.

[                                         ]

By:
Name:
Title:

Exhibit F-1

SCHEDULE 1

DESCRIPTION OF PLEDGED SECURITIES

Owner	Issuer	Percentage Owned	Percentage Pledged	Class of Stock	No. of Shares	Certificate No.

Exhibit F-1

Exhibit A

Acknowledgment and Consent

The undersigned hereby acknowledges receipt of a copy of the Guaranty and Pledge Agreement dated as of June [    ], 2005 (the “Guaranty Agreement”), made by the Obligors parties thereto for the benefit of Comerica Bank, as Administrative Agent and others. The undersigned agrees for the benefit of the Administrative Agent and the Guaranteed Creditors as follows:

1. The undersigned will be bound by the terms of the Guaranty Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The terms of Section 6.01 and Section 6.03 of the Guaranty Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.01 or Section 6.03 of the Guaranty Agreement.

[NAME OF ISSUER]

By:
Title:

Address for Notices:

Fax:

*	This consent is necessary only with respect to any Issuer which is not also a Obligor. This consent may be modified or eliminated with respect to any Issuer that is not controlled by a Obligor.

Exhibit F-1

Schedule 1

NOTICE ADDRESSES OF OBLIGORS

Hercules Offshore, LLC

2929 Briarpark Drive, Suite 435

Houston, Texas 77042

Fax: 713-952-4342

Hercules Liftboat Holdings, LLC

5319 Port Road

New Iberia, LA 70560

Fax: 337-560-8010

Hercules Drilling Holdings, LLC

2929 Briarpark Drive, Suite 400

Houston, Texas 77042

Fax: 713-952-7990

Hercules Liftboat Company, LLC

5319 Port Road

New Iberia, LA 70560

Fax: 337-560-8010

Hercules Drilling Company, LLC

2929 Briarpark Drive, Suite 400

Houston, Texas 77042

Fax: 713-952-7990

Exhibit F-1

Schedule 2

DESCRIPTION OF PLEDGED SECURITIES

Pledgor	Issuer	Percentage Owned	Percentage Pledged	Class	No. of Units	Certificate No.
Hercules Liftboat Holdings, LLC	Hercules Liftboat Holdings, LLC	100%	100%	Membership Interest Units	100	1
Hercules Drilling Holdings, LLC	Hercules Drilling Holdings, LLC	100%	100%	Membership Interest Units	100	1
Hercules Offshore, LLC	Hercules Liftboat Holdings, LLC	100%	100%	Membership Interest Units
Hercules Offshore, LLC	Hercules Drilling Holdings, LLC	100%	100%	Membership Interest Units

Exhibit F-1

Schedule 3

FILINGS AND OTHER ACTIONS

REQUIRED TO PERFECT SECURITY INTERESTS

1.	Filing of UCC-1 Financing Statement with respect to the Collateral with the Secretary of State of the State of Delaware.

2.	Delivery to the Administrative Agent of all Pledged Securities consisting of certificated securities, in each case, properly endorsed for transfer or in blank.

Exhibit F-1

Schedule 4

LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

Hercules Offshore, LLC

2929 Briarpark Drive, Suite 435

Houston, Texas 77042

Fax: 713-952-4342

All names and trade names used in the last five years: Mercules Holdings, LLC

Organizational Number is 3834166

Taxpayer Identification Number is 83-0402575

Location of chief executive office or sole place of business over the last five years: Same as above.

Hercules Liftboat Holdings, LLC

5319 Port Road

New Iberia, LA 70560

Fax: 337-560-8010

All names and trade names used in the last five years: Mercury Offshore Holdings LLC

Organizational Number is 3840344

Taxpayer Identification Number is 43-2060789

Location of chief executive office or sole place of business over the last five years: Same as above.

Hercules Drilling Holdings, LLC

2929 Briarpark Drive, Suite 400

Houston, Texas 77042

Fax: 713-952-7990

All names and trade names used in the last five years: Hercules Holdings LLC

Organizational Number is 3824699

Taxpayer Identification Number is 01-0817585

Location of chief executive office or sole place of business over the last five years: Same as above.

Hercules Liftboat Company, LLC

5319 Port Road

New Iberia, LA 70560

Fax: 337-560-8010

All names and trade names used in the last five years: Mercury Offshore Assets, LLC

Organizational Number is 3840343

Taxpayer Identification Number is 43-2060791

Location of chief executive office or sole place of business over the last five years: Same as above.

Exhibit F-1 - 1

Hercules Drilling Company, LLC

2929 Briarpark Drive, Suite 400

Houston, Texas 77042

Fax: 713-952-7990

All names and trade names used in the last five years: Hercules Assets, LLC

Organizational Number is 3824702

Taxpayer Identification Number is 81-652771

Location of chief executive office or sole place of business over the last five years: Same as above.

Exhibit F-1 - 2

EXHIBIT F-2

FORM OF SECURITY AGREEMENT

DATED AS OF

JUNE 29, 2005

BETWEEN

HERCULES OFFSHORE, LLC

AND

COMERICA BANK

AS ADMINISTRATIVE AGENT

Exhibit F-2

TABLE OF CONTENTS

ARTICLE I
DEFINITIONS; TERMS GENERALLY

Section 1.01	Definitions	1
Section 1.02	Rules of Construction	3

ARTICLE II
GRANT OF SECURITY INTEREST

Section 2.01	Grant of Security Interest	4
Section 2.02	Authorization to File Financing Statements	4
Section 2.03	Other Actions	4

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01	Debtor’s Legal Status	6
Section 3.02	Concerning Collateral, Etc.	6

ARTICLE IV
COVENANTS

Section 4.01	Debtor’s Legal Status	7
Section 4.02	Concerning Collateral, Etc.	7
Section 4.03	Further Assurances	8

ARTICLE V
RIGHTS AND REMEDIES

Section 5.01	Rights and Remedies	9
Section 5.02	Securities and Deposits	11
Section 5.03	Notification to Account Debtors and Other Persons Obligated on Collateral	11
Section 5.04	Standards for Exercising Rights and Remedies	11
Section 5.05	No Retention in Satisfaction	12
Section 5.06	Performance by Secured Party	12
Section 5.07	Secured Party’s Appointment as Attorney-in-Fact, Etc.	13
Section 5.08	Waiver	14
Section 5.09	No Release	15
Section 5.10	Duty of Secured Party	16
Section 5.11	Payment of Expenses, INDEMNITIES, Etc.	17
Section 5.12	Overdue Amounts; No Setoff	18

ARTICLE VI
MISCELLANEOUS

Section 6.01	Notices	18
Section 6.02	Amendments	18
Section 6.03	No Waiver	18
Section 6.04	Remedies Cumulative: Non-Exclusive; Etc.	18

Exhibit F-2

i

Exhibit A -	Form of Perfection Certificate

Exhibit F-2

ii

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of June [29], 2005, is between HERCULES OFFSHORE, LLC, a Delaware limited liability company (the “Debtor”), and COMERICA BANK, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Secured Party”) for (i) the lenders (the “Lenders”) from time to time parties to the Credit Agreement dated of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Debtor, as borrower, the Lenders and the Secured Party, and (ii) the Secured Swap Providers under the Secured Swap Agreements (each as defined below).

R E C I T A L S

WHEREAS, the Debtor has requested that the Lenders provide certain revolving credit, term loan and letter of credit facilities to the Debtor;

WHEREAS, the Lenders have agreed to make such facilities available subject to the terms of the Credit Agreement;

WHEREAS, the Secured Swap Providers shall from time to time enter into Swap Agreements with the Borrower and its Subsidiaries to be secured by the security interests granted hereby;

WHEREAS, it is a condition precedent to the obligations of the Lenders to make the loans under the Credit Agreement that the Debtor execute and deliver this Agreement;

NOW, THEREFORE, in consideration of the premises herein and to induce the Lenders to enter into the Credit Agreement and to make the loans thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; TERMS GENERALLY

Section 1.01 Definitions. As used herein:

(a) terms defined above have the meanings given such terms above;

(b) unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement;

(c) unless otherwise defined herein, terms defined in the Uniform Commercial Code (as defined herein) and used herein have the same meanings herein as specified therein; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article of the Uniform Commercial Code, then such term has the meaning specified in Article 9; and

Exhibit F-2

(d) the following terms have the following meanings:

“Agreement” means this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Collateral” has the meaning given such term in Section 2.01.

“Event of Default” means an “Event of Default” under the Credit Agreement.

“Obligations” means

(i) the collective reference to all indebtedness, liabilities, obligations and undertakings of every kind or description of the Obligors (including, without limitation, all Indebtedness) to the Secured Creditors arising out of or outstanding or owing under, advanced or issued pursuant to, or evidenced by, the Secured Documents, including, without limitation, the unpaid principal of and interest and premium on the Loans and all other obligations and liabilities of the Obligors (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Obligor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, arising out of or outstanding under, advanced or issued pursuant to, or evidenced by, the Secured Documents, and whether on account of principal, interest, premium, reimbursement obligations, amounts owing upon liquidation, acceleration of obligations under, or termination (including early termination) of any Secured Swap Agreement, fees, indemnities, costs, expenses or otherwise (including, without limitation, all costs, fees and disbursements of counsel to the Secured Creditors that are required to be paid by the Obligors pursuant to the terms of any Secured Documents), and any and all renewals, modifications, amendments, restatements, rearrangements, consolidations, substitutions, replacements, enlargements, and extensions thereof.

(ii) the prompt and complete payment when due of any and all additional loans or advances made by the Lenders to or for the benefit of the Borrower or any of its Subsidiaries pursuant to the Credit Agreement or any other Loan Document (it being contemplated that the Lenders may lend additional sums to the Borrower pursuant to the Credit Agreement or the other Loan Documents from time to time, but shall not be obligated to do so except as expressly set forth in the Credit Agreement or such other Loan Documents, and the Borrower and the Secured Party agree that the payment of any such additional loans shall be secured by the Liens and security interests granted hereby);

(iii) the prompt and complete payment when due of any and all sums which may be advanced or paid by the Secured Party or the Lenders under the terms hereof or of the Credit Agreement or other Loan Documents on account of the failure of the Borrower or any Subsidiary to comply with the covenants of the Borrower or any Subsidiary contained herein, or the failure of the Borrower or any Subsidiary to comply with the covenants of the Borrower or any Subsidiary contained in the Credit Agreement or any other Loan Documents; and all other indebtedness of the Borrower or any Subsidiary arising hereunder, including penalties, indemnities, legal and other fees, charges and expenses, and amounts advanced by and expenses

Exhibit F-2

2

incurred in order to preserve any collateral or security interest, whether due after acceleration or otherwise;

(iv) the timely and complete performance of all agreements, covenants and conditions contained herein, in the Credit Agreement, the other Loan Documents and the Secured Swap Agreements; and

(v) all renewals, modifications, amendments, restatements, rearrangements, consolidations, substitutions, replacements, enlargements, and extensions of all or any part of the Obligations.

“Obligors” means the collective reference to the Debtor and its Subsidiaries.

“Post Default Rate” means the rate of interest specified in Section 3.02(c) of the Credit Agreement.

“Secured Creditors” means the collective reference to the Secured Party, the Lenders and the Secured Swap Providers.

“Secured Swap Agreement” means any Swap Agreement entered into by the Borrower or any Subsidiary permitted by the terms of Section 9.17 of the Credit Agreement with a Secured Swap Provider.

“Secured Swap Providers” means any Lender or Agent (or Affiliate of any Lender or Agent) party to any Secured Swap Agreement with the Borrower or any Subsidiary while such Lender or Agent (or in the case of its Affiliate, the Person affiliated therewith) is a Lender or an Agent under the Credit Agreement.

“Secured Documents” means the collective reference to the Credit Agreement, the Notes, the other Loan Documents, the Secured Swap Agreements and any other document made, delivered or given in connection with any of the foregoing.

“Uniform Commercial Code” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, the effect thereof or priority and for purposes of definitions related to such provisions.

Section 1.02 Rules of Construction. Section 1.04 and Section 1.05 of the Credit Agreement are hereby incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

Exhibit F-2

3

ARTICLE II

GRANT OF SECURITY INTEREST

Section 2.01 Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Debtor hereby pledges, assigns and transfers to the Secured Party, and hereby grants to the Secured Party, a first priority continuing security interest in, lien on and right of setoff against, all of the following Property, wherever located, whether now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right, title or interest, and all proceeds and products thereof (collectively, the “Collateral”): all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables and a right to the payment of a monetary obligation, whether or not earned by performance for the use or hire of a vessel under a charter or other contract), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, fixtures, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles) and the proceeds of all of the foregoing; provided that, notwithstanding the foregoing, if the granting of a Lien in any specific item of the Collateral is restricted or prohibited (a “Restriction”) by, or would cause a breach or default under or termination, avoidance or forfeiture, or right of termination, avoidance or forfeiture (a “Remedy”), of, any contract, license, law or regulation, then the Lien created hereby is ineffective with respect to such specific item of Collateral, except that the granting of such Lien of such specific item of the Collateral nonetheless remains effective to the extent (i) the granting of such security interest or pledge is allowed by such contract, license, law or regulation or (ii) such Restriction or Remedy is rendered ineffective under the Uniform Commercial Code or other applicable law. The Secured Party acknowledges that the attachment of its security interest in any additional commercial tort claim as original collateral is subject to the Debtor’s compliance with Section 2.03(g).

Section 2.02 Authorization to File Financing Statements. The Debtor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office in any relevant jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Debtor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code or such jurisdiction or (ii) as being of an equal or lesser scope or with greater detail; and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Debtor is an organization, the type of organization and any organizational identification number issued to the Debtor and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. The Debtor agrees to furnish any such information to the Secured Party promptly upon the Secured Party’s request. The Debtor also ratifies its authorization for the Secured Party to have filed in any relevant jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

Section 2.03 Other Actions. To further the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in the Collateral, and without limitation on the Debtor’s other obligations in this Agreement, the Debtor

Exhibit F-2

4

agrees, in each case at the Debtor’s expense, to take the following actions with respect to the following Collateral:

(a) Promissory Notes and Tangible Chattel Paper. If the Debtor shall at any time hold or acquire any promissory notes or tangible chattel paper that individually have a value greater than $500,000, the Debtor shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify.

(b) [Intentionally omitted].

(c) Investment Property. If the Debtor shall at any time hold or acquire any certificated securities, the Debtor shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify. If any securities now or hereafter acquired by the Debtor are uncertificated and are issued to the Debtor or its nominee directly by the issuer thereof, the Debtor shall immediately notify the Secured Party thereof and, at the Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (i) cause the issuer to agree to comply with instructions from the Secured Party as to such securities, without further consent of the Debtor or such nominee, or (ii) arrange for the Secured Party to become the registered owner of the securities.

(d) Collateral in the Possession of a Bailee. If any Collateral is at any time in the possession of a bailee, the Debtor shall promptly notify the Secured Party thereof and, at the Secured Party’s request and option, shall use its commercially reasonably efforts to obtain an acknowledgement from the bailee, in form and substance satisfactory to the Secured Party, that the bailee holds such Collateral for the benefit of the Secured Party, and that such bailee agrees to comply, without further consent of the Debtor, with instructions from the Secured Party as to such Collateral.

(e) Electronic Chattel Paper and Transferable Records. If the Debtor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Debtor shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, shall take such action as the Secured Party may reasonably request to vest in the Secured Party control, under Section 9-105 of the Uniform Commercial Code, of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

(f) Letter-of-Credit Rights. If the Debtor is at any time a beneficiary under a letter of credit with a face amount in excess of $500,000, the Debtor shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, the Debtor shall, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (i) arrange for the issuer and any confirmer or other nominated Person of such letter of credit to

Exhibit F-2

5

consent to an assignment to the Secured Party of the proceeds of the letter of credit or (ii) arrange for the Secured Party to become the transferee beneficiary of the letter of credit, with the Secured Party agreeing, in each case, that the proceeds of the letter to credit are to be applied as provided in the Credit Agreement.

(g) Commercial Tort Claims. If the Debtor shall at any time hold or acquire a commercial tort claim with a claimed amount in excess of $500,000, the Debtor shall immediately notify the Secured Party in a writing signed by the Debtor of the particulars thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Secured Party.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Debtor hereby represents and warrants to the Secured Party, as of the date hereof and at all times during the terms of this Agreement, as follows:

Section 3.01 Debtor’s Legal Status.

(a) The Debtor has previously delivered to the Secured Party a certificate signed by the Debtor and entitled “Perfection Certificate” in substantially the form attached hereto as Exhibit A (the “Perfection Certificate”);

(b) as of the Effective Date, the Debtor’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof;

(c) as of the Effective Date, the Debtor is an organization of the type, and is organized in the jurisdiction set forth in the Perfection Certificate;

(d) as of the Effective Date, the Perfection Certificate accurately sets forth the Debtor’s organizational identification number or accurately states that the Debtor has none;

(e) as of the Effective Date, the Perfection Certificate accurately sets forth the Debtor’s place of business or, if more than one, its chief executive office, as well as the Debtor’s mailing address, if different; and

(f) as of the Effective Date, all other information set forth on the Perfection Certificate pertaining to the Debtor is accurate and complete in all material respects.

Section 3.02 Concerning Collateral, Etc.

(a) The Debtor is the owner of or has other rights in or power to transfer the Collateral, free from any right or claim or any Person or any adverse lien, security interest or other encumbrance, except for the Liens permitted by the Credit Agreement; provided, however, that notwithstanding any contrary provision herein, no intention to subordinate the first priority Lien granted in favor of the Secured Parties is to be hereby implied or expressed by the permitted existence of such Liens.

Exhibit F-2

6

(b) no dispute, right of setoff (other than by operation of law or pursuant to the Loan Documents), counterclaim or defense exists with respect to all or any part of the Collateral, except such that could not reasonably be expected to result in a Material Adverse Effect;

(c) [Intentionally omitted];

(d) the performance by the Debtor of its obligations hereunder will not result in the creation of any security interest or lien on any Collateral other than the security interest and lien granted hereunder;

(e) none of the Collateral constitutes, or is the proceeds of, “farm products” as defined in Section 9-102(a)(34) of the Uniform Commercial Code;

(f) none of the account debtors or other Persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral; and

(g) the Debtor holds no commercial tort claim except as indicated on the Perfection Certificate or disclosed to the Secured Party pursuant to Section 2.03(g) of this Agreement;

ARTICLE IV

COVENANTS

The Debtor hereby unconditionally covenants and agrees with the Secured Party, until the entire Obligations shall have been paid in full as follows:

Section 4.01 Debtor’s Legal Status.

(a) Without providing at least 3 Business Days prior written notice to the Secured Party, the Debtor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one;

(b) if the Debtor does not have an organizational identification number and later obtains one, the Debtor shall forthwith notify the Secured Party of such organizational identification number; and

(c) except as otherwise permitted by the Credit Agreement, including Section 9.11 thereof, the Debtor will not change its type of organization, jurisdiction of organization or other legal structure without the prior written consent of the Secured Party.

Section 4.02 Concerning Collateral, Etc.

(a) [Intentionally omitted]

(b) except for the security interest herein granted and Liens permitted by the Credit Agreement, the Debtor shall be the owner of or have other rights in the Collateral free

Exhibit F-2

7

from any right or claim of any other Person, lien, security interest or other encumbrance, and the Debtor shall defend the security interest and lien created by this Agreement against the claims and demands of all Persons whomsoever;

(c) the Debtor shall not pledge, mortgage or create, or suffer to exist any right of any Person in or claim by any Person to the Collateral, or any security interest, lien or encumbrance in the Collateral in favor of any Person, other than the Secured Party except for Liens permitted by the Credit Agreement;

(d) [Intentionally omitted];

(e) as provided in the Credit Agreement, the Debtor will permit the Secured Party, or its designee, to inspect the Collateral at any reasonable time, wherever located;

(f) [Intentionally omitted];

(g) the Debtor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail;

(h) [Intentionally omitted];

(i) the Debtor will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except sales or other dispositions permitted by the Credit Agreement; and

(j) except as permitted by the Credit Agreement, the Debtor will not take or fail to take any action which would in any manner impair the enforceability or priority of the Secured Party’s security interest in any Collateral, impair the Collateral or the rights, remedies, powers and privileges conferred on the Secured Party or any other Secured Creditor pursuant to this Agreement or by operation of law or otherwise.

Section 4.03 Further Assurances. At any time and from time to time, upon the request of the Secured Party, and at the sole expense of the Debtor, the Debtor will promptly and duly give, execute, deliver, indorse, file or record any and all financing statements, continuation statements, amendments, notices (including, without limitation, notifications to financial institutions and any other Person), contracts, agreements, assignments, certificates, or other instruments, obtain any and all governmental or third party approvals and consents, perform or cause to be performed any and all further acts and provide such further assurances as may be necessary, desirable, advisable or proper, in the Secured Party’s reasonable opinion, to carry out more effectively the purposes and intents of this Agreement or to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of, the security interest granted by this Agreement, or to enable the Secured Party to enforce its rights, remedies, powers and privileges under the Secured Documents or with respect to such security interest or to otherwise obtain or preserve the full benefits of this Agreement and the other Secured Documents and the rights, powers and privileges therein granted. Without limiting the obligations of the Debtor under this Section 4.03 or under any other provision of this Agreement, upon the request of the

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8

Secured Party, the Debtor shall take or cause to be taken all actions reasonably requested by the Secured Party to: (a) correct any defect, error, or omission which may be discovered in the contents of the Secured Documents or in the execution or acknowledgment thereof; (b) comply with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest hereunder; (c) obtain governmental and other third party waivers, consents and approvals in form and substance satisfactory to the Secured Party, including, without limitation, any consent of any licensor, lessor or other Person obligated on the Collateral and (d) take all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Secured Party to be applicable in any relevant Uniform Commercial Code or other jurisdiction. This Section 4.03 and the obligations imposed on the Debtor by this Section 4.03 shall be interpreted as broadly as possible in favor of the Secured Party in order to effectuate the purpose and intent of this Agreement, provided that nothing herein shall require the Debtor to register any securities under state or federal securities laws or enter into any control agreements to perfect the Secured Party’s Lien in any deposit account, securities account or commodities account.

ARTICLE V

RIGHTS AND REMEDIES

Section 5.01 Rights and Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, the Secured Party may exercise, in addition to all other rights and remedies granted to it in the Secured Documents and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law or otherwise available at law or equity. Without limiting the generality of the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, notice of intent to accelerate, notice of acceleration, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Debtor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party and any other Secured Creditor shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral, and any such Person purchasing at any such sale shall have the right to credit upon the amount of the bid made therefor, to the extent necessary to satisfy such bid, the Obligations owing to such Person, or if such Person holds less than all of the Obligations, the pro rata part thereof owing to such Person, accounting to all other Persons not joining in such bid in cash for the portion of such bid or bids apportionable to such non-bidding Persons. It shall not be necessary that the Secured Party take possession of the Collateral or any part thereof, prior to the time that any sale

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9

pursuant to the provisions of this Section 5.01(a) is conducted, and it shall not be necessary that the Collateral or any part thereof be present at the location of such sale. If applicable to any particular item of Collateral, the Debtor further agrees, at the Secured Party’s request, to assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at the Debtor’s premises or elsewhere. Any such sale or transfer by the Secured Party either to itself, any other Secured Creditor or to any other Person shall be absolutely free from any claim of right by the Debtor, including any equity or right of redemption, stay or appraisal which the Debtor has or may have under any rule of law, regulation or statute now existing or hereafter adopted (and, to the extent permitted by applicable law, the Debtor hereby waives any rights it may have in respect thereof). Upon any such sale or transfer, the Secured Party shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred. Any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder, the nonpayment of the Obligations, the occurrence of any Event of Default, the Secured Creditors having declared all or a portion of such Obligations to be due and payable, the notice of time, place, and terms of sale and of the Properties to be sold having been duly given, or any other act or thing having been duly done by the Secured Party, shall be taken as prima facie evidence of the truth of the facts so stated and recited.

(b) The Secured Party shall apply the net proceeds of any action taken by it pursuant to this Section 5.01(a) or elsewhere herein if so specified, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care, retaking, holding, preparing for sale, lease or other disposition, or the sale, lease or other disposition, of the Collateral, or in any way relating to the Collateral, the collection of the Obligations, or the enforcement of the rights of the Secured Party hereunder and under the other Loan Documents, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations in accordance with Section 10.02(c) of the Credit Agreement. To the extent permitted by applicable law, the Debtor waives all claims, damages and demands it may acquire against the Secured Party or any other Secured Creditor arising out of the exercise by any of them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, then the Debtor hereby acknowledges and agrees that ten (10) days prior written notice of such sale or disposition shall be reasonable notice. In addition, the Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

(c) In the event that the Secured Party elects not to sell the Collateral, the Secured Party retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations. To the extent permitted by applicable law, each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner.

Exhibit F-2

10

(d) The Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Secured Party to collect such deficiency.

(e) The Secured Party may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.

Section 5.02 Securities and Deposits. The Secured Party may at any time following and during the continuance of an Event of Default, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional collateral or apply it to the Obligations. The Secured Party may following and during the continuance of an Event of Default demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, if an Event of Default shall have occurred and be continuing, then the Secured Party and the other Secured Creditors are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits or other sums at any time credited or held by or due from, and other obligations (of whatsoever kind) at any time owing by, the Secured Party or the Secured Creditors to or for the credit or the account of the Debtor against any of and all the obligations of the Debtor owed to the Secured Party or the Secured Creditors now or hereafter existing under this Agreement, irrespective of whether or not the Secured Party or any other Secured Creditor shall have made any demand under this Agreement and although such obligations may be unmatured.

Section 5.03 Notification to Account Debtors and Other Persons Obligated on Collateral. If an Event of Default shall have occurred and be continuing, then the Debtor shall, at the request and option of the Secured Party, notify account debtors and other Persons obligated on any of the Collateral of the security interest of the Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Secured Party or to any financial institution designated by the Secured Party as the Secured Party’s agent therefor, and the Secured Party may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon the Debtor, so notify account debtors and other Persons obligated on Collateral. After the making of such a request or the giving of any such notification, the Debtor shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Debtor as trustee for the Secured Party without commingling the same with other funds of the Debtor and shall turn the same over to the Secured Party in the identical form received, together with any necessary endorsements or assignments. The Secured Party shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Secured Party to the Obligations in accordance with Section 5.01(b), such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

Section 5.04 Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, the Debtor acknowledges and agrees that it is not commercially unreasonable for the Secured Party: (a) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to fail to complete raw material or work

Exhibit F-2

11

in process into finished goods or other finished products for disposition; (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (c) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral; (d) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (f) to contact other Persons, whether or not in the same business as the Debtor, for expressions of interest in acquiring all or any portion of the Collateral; (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature; (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets; (i) to dispose of assets in wholesale rather than retail markets; (j) to disclaim disposition warranties; (k) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral or (l) to the extent deemed appropriate by the Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. The Debtor acknowledges that the purpose of this Section 5.04 is to provide non-exhaustive indications of what actions or omissions by the Secured Party would fulfill the Secured Party’s duties under the Uniform Commercial Code or other law or any other relevant jurisdiction in the Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 5.04. Without limitation upon the foregoing, nothing contained in this Section 5.04 shall be construed to grant any rights to the Debtor or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 5.04.

Section 5.05 No Retention in Satisfaction. Except as may be expressly applicable pursuant to Section 9-620 of the Uniform Commercial Code, no action taken or omission to act by the Secured Party or the Secured Creditors hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until the Secured Party and the Secured Creditors shall have applied payments (including, without limitation, collections from Collateral) towards the payment in full of the Obligations.

Section 5.06 Performance by Secured Party. If the Debtor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Secured Party, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement. In addition, in the Secured Party’s discretion, if the Debtor fails to do so, the Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral (other than taxes and Liens permitted by the Credit Agreement), maintain any of the Collateral and make repairs thereto (but

Exhibit F-2

12

only if such Collateral is not maintained or repaired in accordance with the Credit Agreement), and pay any necessary filing fees or insurance premiums. The Debtor agrees to reimburse the Secured Party on demand for all expenditures so made. The Secured Party shall have no obligation to the Debtor to make any such expenditures, nor shall the making thereof be construed as the waiver or cure of any Default or Event of Default.

Section 5.07 Secured Party’s Appointment as Attorney-in-Fact, Etc.

(a) The Debtor hereby irrevocably constitutes and appoints the Secured Party with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Debtor and in the name of the Debtor, or in the Secured Party’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Debtor hereby gives the Secured Party the power and right, on behalf of the Debtor, without notice to or assent by the Debtor, to do any or all of the following:

(i) unless being disputed in accordance with Section 8.04 of the Credit Agreement, pay or discharge taxes and liens levied or placed on or threatened against the Collateral;

(ii) execute, in connection with any sale provided for herein, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iii) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) in the name of the Debtor or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due with respect to any Collateral and commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (D) in the name of the Debtor or in its own name, exercise all rights, powers, privileges and remedies to which the Debtor would be entitled as the owner of the Collateral; (E) defend any suit, action or proceeding brought against the Debtor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Secured Party may deem appropriate; (G) arrange for the transfer of the Collateral on the books of the issuer or any other Person to the name of the Secured Party or to the name of the Secured Party’s nominee; (H) file and prosecute registration and transfer applications with the appropriate federal, state, local or other agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes; (I) exercise voting rights with respect to voting securities; (J) execute, deliver and record in connection with any sale or other disposition of any Collateral, endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral and

Exhibit F-2

13

(K) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and do, at the Secured Party’s option and the Debtor’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Debtor might do.

(b) The Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue and in compliance hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

(c) The expenses of the Secured Party incurred in connection with actions undertaken as provided in this Section 5.07, shall be payable by the Debtor to the Secured Party on demand.

(D) THE POWERS CONFERRED ON THE SECURED PARTY HEREUNDER ARE SOLELY TO PROTECT ITS INTERESTS IN THE COLLATERAL AND SHALL NOT IMPOSE ANY DUTY UPON IT TO EXERCISE ANY SUCH POWERS. THE SECURED PARTY SHALL BE ACCOUNTABLE ONLY FOR THE AMOUNTS THAT IT ACTUALLY RECEIVES AS A RESULT OF THE EXERCISE OF SUCH POWERS, AND NEITHER IT NOR ANY OF ITS EMPLOYEES OR AGENTS SHALL BE RESPONSIBLE TO THE DEBTOR FOR ANY ACT OR FAILURE TO ACT (INCLUDING FOR SUCH PERSON’S OWN ORDINARY NEGLIGENCE), EXCEPT FOR THE SECURED PARTY’S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Anything in this Section 5.07 to the contrary notwithstanding, the Secured Party agrees that it will not exercise any rights under the power of attorney provided for in this Section 5.07 unless an Event of Default shall have occurred and be continuing.

Section 5.08 Waiver. To the fullest extent permitted by law, the Debtor hereby irrevocably and unconditionally waives and releases: (a) all benefits that might accrue to the Debtor by virtue of any present or future moratorium law or other law exempting the Collateral from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment; (b) except as otherwise specifically provided in the Credit Agreement or any other Loan Document, diligence, presentment, protest, demand for payment, notice of intent to accelerate, notice of acceleration and notice of default or nonpayment to or upon the Debtor with respect to the Obligations or notice of the Secured Creditors’ intention to accelerate maturity of obligations or of the Secured Creditors’ election to exercise or their actual exercise of any right, remedy or recourse provided for hereunder or any other Secured Document and any other notice of any kind whatsoever; (c) any rights, legal and equitable, to a marshalling of assets or a sale in inverse order of alienation (the Debtor acknowledges and agrees that in exercising any rights under or with respect to the Collateral, the Secured Party is under no obligation to marshal any Collateral; the Secured Party may, in its absolute discretion, realize upon the Collateral in any order and in any manner it so elects and may, in its absolute discretion, apply the proceeds of any or all the

Exhibit F-2

14

Collateral to the Obligations in accordance with the provisions of the Credit Agreement); (d) any right to require the Secured Party to proceed against any other Person, exhaust any Collateral or other security for the Obligations, or to have any other Person liable on the Obligations joined with the Debtor in any suit arising out of the Obligations or this Agreement, or pursue any other remedy in the Secured Party’s power; (e) until all of the Obligations shall have been paid in full in cash, any right to subrogation and the Debtor waives the right to enforce any remedy which the Secured Party has or may hereafter have against any other Person liable on the Obligations, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by the Secured Party; (f) any and all legal rights which might otherwise require the Secured Party to enforce its rights by judicial process (it being understood that the Secured Party may enforce its rights hereunder without prior judicial process or judicial hearing); (g) the right to plead any and all statutes of limitation as a defense to any demand secured by or made pursuant to this Agreement; (h) any notice of or proof of reliance by the Secured Party or any Person upon the provision of collateral contemplated hereby or acceptance of the provision of collateral contemplated hereby; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the provision of collateral contemplated hereby and no notice of creation of the Obligations or any extension of credit already or hereafter contracted by or extended to the Debtor or any other Person need be given to the Debtor; (i) any and all notice of the creation, accrual, modification, rearrangement, renewal or extension for any period of any of the Obligations of any other Person liable on the Obligations from time to time and (j) any defense arising by reason of any disability or other defense of any other Person or by reason of the cessation from any cause whatsoever of the liability of any other Person. If any law referred to in this Agreement and now in force, of which the Debtor or its successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall thereafter be deemed not to constitute any part of the contract herein contained or to preclude the operation or application of the provisions hereof.

Section 5.09 No Release. Neither the Debtor nor any other Person hereafter obligated for payment of all or any part of the Obligations shall be relieved of such obligation by reason of: (a) the failure of the Secured Party or any other Secured Creditor to comply with any request of the Debtor or any other Person so obligated to foreclose the security interest and lien of the Collateral or to enforce any provision hereunder or under any other Secured Document; (b) the release, regardless of consideration, of the Collateral or any portion thereof or interest therein or the addition of any other Property to the Collateral or the release of any other collateral or credit support arrangement securing the Obligations; (c) the release, regardless of consideration, of any party liable, either directly or indirectly, for the Obligations or for any covenant herein or in any other Secured Document; (d) any agreement or stipulation between any subsequent owner of the Collateral and the Secured Party or any other Secured Creditor extending, renewing, rearranging or in any other way modifying the terms of this Agreement without first having obtained the consent of, given notice to or paid any consideration to the Debtor or such other Person, and in such event the Debtor, all guarantors and all such other Persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged in writing by the Secured Party; or (e) by any other act or occurrence save and except the complete payment of the Obligations and the complete fulfillment of all obligations hereunder and under the Secured Documents. The Debtor authorizes the Secured Party and each other Secured Creditor, without notice or demand and

Exhibit F-2

15

without any reservation of rights against the Debtor and without affecting the Debtor’s liability hereunder or on the Obligations, and without impairing the security interest and lien and rights of the Secured Party or the other Secured Creditors hereunder, from time to time to (i) take or hold any other Property of any type from any other Person as security for the Obligations, and exchange, enforce, waive and release any or all of such other Property; (ii) apply the Collateral or such other Property and direct the order or manner of sale thereof as the Secured Party may in its discretion determine following an Event of Default; (iii) renew, extend for any period, accelerate, modify, compromise, settle or release any of the obligations of any other Person liable on the Obligations in respect to any or all of the Obligations or other security for the Obligations; (iv) waive, enforce, modify, amend or supplement any of the provisions of any Secured Document with any Person other than the Debtor and (v) release or substitute any other Person liable on the Obligations. The security interest and lien and other security rights of the Secured Party hereunder shall not be impaired by any indulgence or moratorium granted by the Secured Party including, but not limited to, any renewal, extension or modification which the Secured Creditors may grant with respect to any of the Obligations, or any surrender, compromise, renewal, extension, exchange or substitution which the Secured Creditors may grant in respect of the Collateral or any part thereof or any interest therein, or any release or indulgence granted to any endorser, guarantor or surety of any of the Obligations. To the maximum extent permitted by law, all rights of the Secured Party and the other Secured Creditors, all security interests hereunder, and all obligations of the Debtor hereunder, shall be absolute and unconditional irrespective of: (A) any lack of validity or enforceability of any of the Obligations or any other agreement or instrument relating thereto, including any of the Secured Documents; (B) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver of or any consent to any departure from any of the Secured Documents, or any other agreement or instrument relating thereto; (C) any exchange, release, or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any Secured Document or any guaranty for all or any of the Obligations or (D) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Debtor (other than the defense of payment). Each successor and assign of the Debtor, including without limitation, a holder of a security interest or lien subordinate to the security interest and lien created hereby (without implying that the Debtor has, except as expressly provided herein, a right to grant an interest in, or a subordinate a security interest or lien on, the Collateral), by acceptance of its interest or lien agrees that it shall be bound by the waivers contained herein, as if it gave the waiver itself.

Section 5.10 Duty of Secured Party. The Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar Property for its own account and shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. The Secured Party shall not be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell, otherwise dispose of, or collect or receive payments upon, any Collateral upon the request of the Debtor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. Anything herein to the contrary notwithstanding, the Debtor shall remain obligated and liable under each contract or agreement comprised in the Collateral to be

Exhibit F-2

16

observed or performed by the Debtor thereunder. The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times. THE POWERS CONFERRED ON THE SECURED PARTY ARE SOLELY TO PROTECT THE SECURED PARTY’S INTERESTS IN THE COLLATERAL AND SHALL NOT IMPOSE ANY DUTY UPON THE SECURED PARTY TO EXERCISE ANY SUCH POWERS. THE SECURED PARTY SHALL BE ACCOUNTABLE ONLY FOR AMOUNTS THAT IT ACTUALLY RECEIVES AS A RESULT OF THE EXERCISE OF SUCH POWERS, AND IT SHALL NOT BE RESPONSIBLE TO THE DEBTOR FOR ANY ACT OR FAILURE TO ACT HEREUNDER, EXCEPT FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Section 5.11 Payment of Expenses, INDEMNITIES, Etc.

(a) The Debtor agrees to pay or reimburse the Secured Party and each other Secured Creditor for all out-of-pocket expenses incurred by such Person, including the fees, charges and disbursements of any counsel for such Person, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including, without limitation, all costs and expenses incurred in connection with (i) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, including the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral; (ii) the exercise or enforcement of any rights or remedies granted hereunder or under any of the other document or agreement executed or delivered in connection herewith or otherwise available to it (whether at law, in equity or otherwise) or (iii) the failure by the Debtor to perform or observe any of the provisions hereof or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents.

(b) The Debtor agrees to pay, and to save the Secured Party and the Secured Creditors harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all Other Taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(C) THE DEBTOR AGREES TO PAY, AND TO INDEMNIFY AND SAVE THE SECURED PARTY AND THE SECURED CREDITORS HARMLESS FROM, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE AND

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17

ADMINISTRATION OF THIS AGREEMENT TO THE EXTENT THE DEBTOR WOULD BE REQUIRED TO DO SO PURSUANT TO SECTION 12.03 OF THE CREDIT AGREEMENT. THE LIABILITIES OF THE DEBTOR AS SET FORTH IN THIS SECTION 5.11 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND THE REPAYMENT OF THE OBLIGATIONS.

(d) All amounts due under this Section 5.11 shall be payable promptly after written demand therefor.

Section 5.12 Overdue Amounts; No Setoff. Until paid, all amounts due and payable by the Debtor hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest from and including the due date to but excluding the date of payment at the Post Default Rate. Interest will be calculated on the basis of daily compounding and the actual number of days elapsed. All payments payable by the Debtor to the Secured Party hereunder shall be made in immediately available funds without set-off, deduction or withholding of any kind.

ARTICLE VI

MISCELLANEOUS

Section 6.01 Notices. All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 12.01 of the Credit Agreement.

Section 6.02 Amendments. No amendment, supplement or modification of this Agreement, and no waiver of any provision of this Agreement or consent to any departure by the Debtor therefrom, shall in any event be effective unless the same shall be effectuated in accordance with Section 12.02 of the Credit Agreement, and then any such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

Section 6.03 No Waiver. No failure on the part of the Secured Party or any other Secured Creditor to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under this Agreement or any other Secured Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Secured Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 6.04 Remedies Cumulative: Non-Exclusive; Etc. All rights, remedies, and recourses of the Secured Party and the other Secured Creditors granted in this Agreement and the other Secured Documents and any other pledge of collateral, or otherwise available at law or equity: (i) shall be cumulative and concurrent; (ii) may be pursued separately, successively, or concurrently against the Debtor or others obligated for payment of the Obligations, or against Collateral or any other collateral, or any one or more of them, at the sole discretion of the Secured Party or the Secured Creditors; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by the Debtor that the exercise or failure to exercise or the beginning, or the abandonment, or the delay of any of same, shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; (iv) are intended to be, and shall be,

Exhibit F-2

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nonexclusive; (v) shall not be conditioned upon the Secured Party or any other Secured Creditor exercising or pursuing any remedy in relation to the Collateral prior to the Secured Party or any other Secured Creditor bringing suit to recover the Obligations and (vi) in the event the Secured Party or any other Secured Creditor elects to bring suit on the Obligations and obtains a judgment against the Debtor prior to the exercise of any remedies in relation to the Collateral, all liens and security interests, including the lien and security interest of this Agreement, shall remain in full force and effect and may be exercised at the Secured Party’s option.

Section 6.05 Successors and Assigns. This Agreement creates a continuing security interest in the Collateral and the provisions of this Agreement shall be binding upon the Debtor and its successors and permitted assigns and shall inure, together with all the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and the Secured Creditors and their respective successors and assigns; provided that, except as otherwise permitted by the Credit Agreement, the Debtor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Secured Party and the Lenders, and any such purported assignment, transfer or delegation shall be null and void.

Section 6.06 Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 6.07 Survival; Revival; Restatement. All covenants, agreements, representations and warranties made by the Debtor herein and in the certificates (including, without limitation, the Perfection Certificate) or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document to which it is a party shall be considered to have been relied upon by the Secured Party and the other Secured Creditors and shall survive the execution and delivery of this Agreement and the making of the Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Secured Party or any Secured Creditor may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest or premium on the Loans or any fee or any other amount payable under the Credit Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not terminated. The provisions of Section 5.11 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the termination of the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof. To the extent that any payments on the Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Secured Party’s and the Secured Creditors’ liens, security interests, rights, powers and remedies under this Agreement and each other Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Debtor shall

Exhibit F-2

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take such action as may be reasonably requested by the Secured Party or the Secured Creditors to effect such reinstatement.

Section 6.08 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. In making proof of this Agreement, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 6.09 Acknowledgments. The Debtor hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Secured Documents to which it is a party; (b) neither the Secured Party nor any Secured Creditor has any fiduciary relationship with or duty to the Debtor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Debtor, on the one hand, and the Secured Party and the Secured Creditors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Creditors or among the Debtor and the Secured Creditors. Each of the parties hereto specifically agrees that it has a duty to read this Agreement, the Security Instruments and the other Loan Documents and agrees that it is charged with notice and knowledge of the terms of this Agreement, the Security Instruments and the other Loan Documents; that it has in fact read this Agreement, the Security Instruments and the other Loan Documents and is fully informed and has full notice and knowledge of the terms, conditions and effects thereof; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Agreement and the Security Instruments; and has received the advice of its attorney in entering into this Agreement and the Security Instruments; and that it recognizes that certain of the terms of this Agreement and the Security Instruments result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE SECURITY INSTRUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

SECTION 6.10 GOVERNING LAW; CONSENT TO JURISDICTION.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION

Exhibit F-2

20

AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(d) EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS Section 6.10.

Section 6.11 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Exhibit F-2

21

Section 6.12 Relation to Other Security Instruments. The provisions of this Agreement supplement the provisions of any mortgage or deed of trust, pledge agreement or other Security Instrument granted by the Debtor to the Secured Party which secures the payment or performance of any of the Obligations. Nothing contained in any such mortgage, deed of trust, pledge agreement or other Security Instrument shall derogate from any of the rights or remedies of the Secured Party hereunder.

Section 6.13 Authority of Secured Party. The Debtor acknowledges that the rights and responsibilities of the Secured Party under this Agreement with respect to any action taken by the Secured Party or the exercise or non-exercise by the Secured Party of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Secured Party and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Secured Party and the Debtor, the Secured Party shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Debtor shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

Section 6.14 Interest Rate Limitation. It is the intention of the parties hereto that each party shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any party under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such party notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Secured Documents or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any party that is contracted for, taken, reserved, charged or received by such party under any of the Secured Documents or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such party on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such party); and (ii) in the event that the maturity of the Obligations is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any party may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such party as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such party on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such party).

Section 6.15 Releases.

(a) At such time as the Obligations shall have been paid in full, all Letters of Credit shall have terminated, and the Commitments have been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those

Exhibit F-2

22

expressly stated to survive such termination) of the Debtor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Debtor. At the request and expense of the Debtor following any such termination, the Secured Party shall deliver to the Debtor any Collateral held by the Secured Party hereunder, and execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by the Debtor in a transaction permitted by the Credit Agreement, then the Secured Party, at the request and sole expense of the Debtor, shall execute and deliver to the Debtor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

[Remainder of page intentionally left blank.]

Exhibit F-2

23

IN WITNESS WHEREOF, intending to be legally bound, the Debtor has caused this Agreement to be duly executed as of the date first above written.

HERCULES OFFSHORE, LLC

By:
Name:
Title:

Accepted:

COMERICA BANK, as Administrative Agent

By:
Name:
Title:

Exhibit F-2

EXHIBIT A

PERFECTION CERTIFICATE

(UCC Financing Statements)

The undersigned, the [            ] of Hercules Offshore, LLC, a Delaware limited liability company (the “Debtor”), hereby certifies, with reference to that certain Security Agreement dated as of June [    ], 2005 (the “Security Agreement”, with terms defined in such Security Agreement having the same meanings herein as specified therein), between the Debtor and Comerica Bank, as administrative agent (in such capacity, the “Secured Party”), to the Secured Party as follows:

Section 1. Name. The exact legal name of the Debtor as that name appears on its Certificate of Formation is as follows:

Section 2. Other Identifying Factors.

(a) The following is a mailing address for the Debtor:

(b) If different from its indicated mailing address, the Debtor’s place of business or, if more than one, its chief executive office is located at the following address:

Address	County	State

(c) The following is the type of organization of the Debtor:

(d) The following is the jurisdiction of the Debtor’s organization:

(e) The following is the Debtor’s state issued organizational identification number [state “None” if the state does not issue such a number]:

Section 3. Other Names, etc.

(a) The following is a list of all other names (including trade names or similar appellations) used by the Debtor, or any other business or organization to which the Debtor became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

(b) Attached hereto as Schedule 3 is the information required in Section 2 for any other business or organization to which the Debtor became the successor by merger, consolidation, acquisition of assets, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

Section 4. Other Current Locations.

(a) The following are all other locations in the United States of America in which the Debtor maintains any books or records relating to any of the Collateral consisting of

Exhibit F-2

accounts, instruments, chattel paper, general intangibles or mobile goods (other than Drilling Rigs and Lift Boats):

Address	County	State

(b) The following are all other places of business of the Debtor in the United States of America:

Address	County	State

(c) The following are all other locations in the United States of America where any of the Collateral consisting of inventory or equipment (other than Drilling Rigs and Lift Boats) is located:

Address	County	State

(d) The following are the names and addresses of all Persons or entities other than the Debtor, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment other than the Drilling Rigs and Lift Boats:

Name	Mailing Address	County	State

Section 5. Unusual Transactions. Except for those purchases, acquisitions and other transactions described on Schedule 3 or on Schedule 5 attached hereto, all of the Collateral has been originated by the Debtor in the ordinary course of the Debtor’s business or consists of goods which have been acquired by the Debtor in the ordinary course from a Person in the business of selling goods of that kind.

IN WITNESS WHEREOF, I have hereunto signed this Certificate on             , 20    .

By:
Name:
Title:

Exhibit F-2

EXHIBIT G

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:	_______________________________________

2. Assignee:	_______________________________________
[and is an Affiliate/Approved Fund of [identify Lender]1]

3. Borrower:	Hercules Offshore, LLC

4. Administrative Agent:	Comerica Bank, as the administrative agent under the Credit Agreement

5. Credit Agreement:	The Credit Agreement dated as of June 29, 2005 among Hercules Offshore, LLC, the Lenders parties thereto, and Comerica Bank, as Administrative Agent

[1]	Select as applicable.

Exhibit G - 1

6.	Assigned Interest:

Commitment Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
	$	$		%
	$	$		%
	$	$		%

Effective Date:                          , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibit G - 2

[Consented to and][3] Accepted:

COMERICA BANK, as Administrative Agent

By
Title:

[Consented to:][4]

[NAME OF RELEVANT PARTY]

By
Title:

[3]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[4]	To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

Exhibit G - 3

ANNEX 1

[                                ]5

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

[5]	Describe Credit Agreement at option of Administrative Agent.

Exhibit G - 4

EXHIBIT H

FORM OF

NOTICE OF COMMITMENT INCREASE

[Date]

Comerica Bank,

910 Louisiana, Suite 410

Houston, Texas 77002

Attention:

Ladies and Gentlemen:

The undersigned, Hercules Offshore, LLC (“Hercules”), refers to the Credit Agreement dated as of June 29, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”, with terms defined in the Credit Agreement and not otherwise defined herein being used herein as therein defined) among Hercules, as Borrower, and Comerica Bank, as Administrative Agent, and the Lenders party thereto. Hercules hereby notifies you, pursuant to Section 2.10 of the Credit Agreement, that Hercules hereby requests that the aggregate amount of the Revolving Commitments under the Credit Agreement be increased and the Revolving CI Lenders and/or certain existing Revolving Lenders agree to provide Revolving Commitments under the Credit Agreement, and in that connection sets forth below the information relating to such proposed Revolving Commitment Increase as required by Section 2.10(b) of the Credit Agreement:

(a) the effective date of such increase of aggregate amount of the Revolving Lenders’ Commitments is                     ;

(b) the amount of the requested increase of the Revolving Commitments is $                    ;

(c) the Revolving CI Lenders and/or certain existing Revolving Lenders that have agreed with Hercules to provide or increase their respective Revolving Commitments, are                                          [INSERT NAMES OF THE REVOLVING CI LENDERS AND/OR EXISTING REVOLVING LENDERS THAT ARE INCREASING THEIR REVOLVING COMMITMENTS];

(d) set forth on Schedule I attached hereto is the New Funds Amount for each Revolving CI Lender and each Revolving Lender that increased its Revolving Commitment and the Reduction Amount of all Reducing Percentage Lenders as of effective date of such Revolving Commitment Increase; and

(e) attached is a new Annex I that replaces the outstanding Annex I to the Credit Agreement, reflecting the Revolving Commitment Increase.

Delivery of an executed counterpart of this Notice of Commitment Increase by telecopier shall be effective as delivery of an original executed counterpart of this Notice of Commitment Increase.

Exhibit H - 1

Very truly yours,

HERCULES OFFSHORE, LLC

By:
Name:
Title:

Approved and Consented to by:

COMERICA BANK,
administrative agent

By:
Name:
Title:

Exhibit H - 2

EXHIBIT I

FORM OF

NOTICE OF JOINDER AGREEMENT

This Joinder Agreement (the “Joinder”) is dated as of                     ,          (the “Effective Date”) and is entered into by and between [Insert name of Lender] (the “Lender”) and Comerica Bank (the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement dated as of June 29, 2005 among the Hercules Offshore, LLC, the Administrative Agent and the lenders party thereto (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Lender.

The Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Joinder and to consummate the transactions contemplated hereby and to become a [Revolving/Term Loan] Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to become a [Revolving/Term Loan] Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a [Revolving/Term Loan] Lender thereunder and shall have the obligations of a [Revolving/Term Loan] Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder and to [commit to its Revolving Commitment/make its Term Loan] on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Joinder is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a [Revolving/Term Loan] Lender.

This Joinder shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Joinder may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Joinder by telecopy shall be effective as delivery of a manually executed counterpart of this Joinder. This Joinder shall be governed by, and construed in accordance with, the law of the State of New York.

LENDER

[NAME OF LENDER]

By:
Name:
Title:

Exhibit I - 1

ADMINISTRATIVE AGENT

COMERICA BANK

By:
Name:
Title:

Consented to

HERCULES OFFSHORE, LLC

By:
Name:
Title:

Exhibit I - 2

EXHIBIT J

FORM OF

NOTICE OF TERM LOAN INCREASE

[Date]

Comerica Bank,

910 Louisiana, Suite 410

Houston, Texas 77002

Attention:

Ladies and Gentlemen:

The undersigned, Hercules Offshore, LLC (“Hercules”), refers to the Credit Agreement dated as of June 29, 2005 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”, with terms defined in the Credit Agreement and not otherwise defined herein being used herein as therein defined) among Hercules, as Borrower, and Comerica Bank, as Administrative Agent, and the Lenders party thereto. Hercules hereby notifies you, pursuant to Section 2.10 of the Credit Agreement, that Hercules hereby requests that the aggregate amount of the Term Credit Exposure under the Credit Agreement be increased and the Term CI Lenders and/or certain existing Term Loan Lenders agree to provide additional Term Loans under the Credit Agreement, and in that connection sets forth below the information relating to such proposed Term Loan Increase as required by Section 2.10(c) of the Credit Agreement:

(a) the effective date of such increase of aggregate amount of the Term Loan Lenders’ Term Credit Exposure is                     ;

(b) the amount of the requested increase of the Term Credit Exposure is $                    ;

(c) the Term CI Lenders and/or the Term Loan Lenders that have agreed with Hercules to provide or increase their respective Term Credit Exposure, are                                                   [INSERT NAMES OF THE TERM CI LENDERS AND/OR THE TERM LOAN LENDERS THAT ARE INCREASING THEIR TERM CREDIT EXPOSURE]; and

(d) attached is a new Annex II that replaces the outstanding Annex II to the Credit Agreement, reflecting the Term Loan Increase.

Exhibit J - 1

Delivery of an executed counterpart of this Notice of Term Loan Increase by telecopier shall be effective as delivery of an original executed counterpart of this Notice of Term Loan Increase.

Very truly yours,

HERCULES OFFSHORE, LLC

By:
Name:
Title:

Approved and Consented to by:

COMERICA BANK,
administrative agent

By:
Name:
Title:

Exhibit J - 2